                                                                      EXHIBIT B

                                                                [EXECUTION COPY]








                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                         CENTEX REAL ESTATE CORPORATION,

                              MFH HOLDING COMPANY,

                            MFH ACQUISITION COMPANY,

                             CAVCO INDUSTRIES, INC.

                                       AND

                    THE SHAREHOLDER PARTIES IDENTIFIED HEREIN



                          DATED AS OF DECEMBER 4, 1996

                                TABLE OF CONTENTS

ARTICLE I - THE MERGER AND RELATED TRANSACTIONS..........................      2
      SECTION 1.1.  The Merger...........................................      2
      SECTION 1.2.  Effective Time.......................................      2
      SECTION 1.3.  Effects of the Merger................................      3
      SECTION 1.4.  Charter and Bylaws...................................      3
      SECTION 1.5.  Directors............................................      3
      SECTION 1.6.  Officers.............................................      3
      SECTION 1.7.  Holding Company Transactions.........................      3
      SECTION 1.8.  Closing..............................................      3

ARTICLE II - CONVERSION OF SECURITIES.....................................     5
      SECTION 2.1.  Conversion of Capital Stock; Company Shares..........      5
      SECTION 2.2.  Conversion of Capital Stock; Merger Subsidiary Shares      5
      SECTION 2.3.  Company Stock Options................................      5
      SECTION 2.4.  Dissenting Company Shares............................      6
      SECTION 2.5.  Payment for Company Shares...........................      7

ARTICLE III - REPRESENTATIONS AND WARRANTIES
      OF THE COMPANY......................................................     8
      SECTION 3.1.  Organization and Qualification......................       8
      SECTION 3.2.  Authority; Binding Effect...........................       9
      SECTION 3.3.  Absence of Conflicts................................       9
      SECTION 3.4.  Governmental Consents and Filings...................      10
      SECTION 3.5.  Proxy Statement; Schedule 13E-3. ...................      10
      SECTION 3.6.  Fairness Opinion; Board Findings and Recommendation.      10
      SECTION 3.7.  Capitalization. ....................................      11
      SECTION 3.8.  Subsidiaries........................................      11
      SECTION 3.9.  Commission Reports..................................      12
      SECTION 3.10. Financial Statements.................................     13
      SECTION 3.11. Absence of Undisclosed Liabilities...................     13
      SECTION 3.12. Absence of Certain Changes or Events.................     14
      SECTION 3.13. Property.............................................     16
      SECTION 3.14. Contracts............................................     17
      SECTION 3.15. Litigation...........................................     20
      SECTION 3.16. Compliance with Laws and Other Requirements..........     20
      SECTION 3.17. Environmental Matters................................     21
      SECTION 3.18. Taxes.................................................    23

      SECTION 3.19.  Employee Benefit Plans................................   25
      SECTION 3.20.  Labor Matters.........................................   27
      SECTION 3.21.  Intellectual Property Rights..........................   27
      SECTION 3.22.  Permits...............................................   28
      SECTION 3.23.  Insurance.............................................   28
      SECTION 3.24.  Transactions with Affiliates..........................   29
      SECTION 3.25.  Absence of Certain Business Practices.................   29
      SECTION 3.26.  Disclosure............................................   29
      SECTION 3.27.  Brokers' or Finders' Fees.............................   30

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
      OF THE SHAREHOLDER PARTIES .........................................    30
      SECTION 4.1.   Organization.........................................    30
      SECTION 4.2.   Authority; Binding Effect............................    31
      SECTION 4.3.   Absence of Conflicts.................................    31
      SECTION 4.4.   Governmental Consents and Filings....................    32
      SECTION 4.5.   Proxy Statement; Schedule 13E-3......................    33
      SECTION 4.6.   Title to Company Shares..............................    33
      SECTION 4.7.   Capitalization; Issuance of Shares. .................    33
      SECTION 4.8.   No Material Operations. .............................    34
      SECTION 4.9.   Brokers' or Finders' Fees............................    34

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF CREC........................    34
      SECTION 5.1.   Organization.........................................    34
      SECTION 5.2.   Authority; Binding Effect............................    34
      SECTION 5.3.   Absence of Conflicts.................................    35
      SECTION 5.4.   Governmental Consents and Filings....................    35
      SECTION 5.5.   Financing. ..........................................    35
      SECTION 5.6.   Brokers' or Finders' Fees............................    35

ARTICLE VI - CERTAIN COVENANTS............................................    36
      SECTION 6.1.   Conduct of Business.................................     36
      SECTION 6.2.   Other Proposals.....................................     39
      SECTION 6.3.   Access to Information...............................     40
      SECTION 6.4.   Best Efforts........................................     41
      SECTION 6.5.   Certain Actions by the Shareholder Parties..........     41
      SECTION 6.6.   HSR Act.............................................     41
      SECTION 6.7.   Special Meeting.....................................     42

      SECTION 6.8.   Proxy Statement; Schedule 13E-3......................    42
      SECTION 6.9.   Company Stock Options................................    43
      SECTION 6.10.  Indemnification of Directors and Officers............    43
      SECTION 6.11.  Notification of Certain Other Matters................    44
      SECTION 6.12.  Convertible Note.....................................    45
      SECTION 6.13.  Arizona Takeover Statute Matters.....................    45
      SECTION 6.14.  Post-Termination Proposal............................    46
      SECTION 6.15.  Supplemental Disclosure..............................    47

ARTICLE VII - CONDITIONS TO CLOSING.......................................    47
      SECTION 7.1.   Conditions to the Obligations of Each of the Parties.    47
      SECTION 7.2.   Conditions to the Obligations of CREC................    48
      SECTION 7.3.   Conditions to the Obligations of the Company and the
            Shareholder Parties. .........................................    49

ARTICLE VIII - INDEMNIFICATION............................................    49
      SECTION 8.1.   Indemnification by the Shareholder Parties...........    49
      SECTION 8.2.   Indemnification by CREC..............................    50
      SECTION 8.3.   Third-Party Claims; Procedures.......................    50

ARTICLE IX - TERMINATION..................................................    51
      SECTION 9.1.   Termination..........................................    51
      SECTION 9.2.   Effect of Termination................................    53
      SECTION 9.3.   Termination Payments.................................    54

ARTICLE X - DEFINITIONS...................................................    54
      SECTION 10.1.  Definitions..........................................    54

ARTICLE XI - MISCELLANEOUS................................................    67
      SECTION 11.1.  Survival of Representation and Warranties............    67
      SECTION 11.2.  Fees and Expenses....................................    67
      SECTION 11.3.  Notices..............................................    67
      SECTION 11.4.  Public Announcements.................................    69
      SECTION 11.5.  Amendment; Waivers...................................    69
      SECTION 11.6.  Entire Agreement.....................................    70
      SECTION 11.7.  No Additional Representations and Warranties.........    70
      SECTION 11.8.  Parties in Interest; Assignment......................    70
      SECTION 11.9.  Governing Law........................................    71
      SECTION 11.10. Severability.........................................    71

      SECTION 11.11.  Specific Performance................................    71
      SECTION 11.12.  Interpretation......................................    71
      SECTION 11.13.  Counterparts........................................    71

LIST OF EXHIBITS

Exhibit A   --     Initial Directors of the Surviving Corporation
Exhibit B   --     Initial Officers of the Surviving Corporation
Exhibit C   --     Ownership of Shares by Shareholder Parties
Exhibit D   --     Shareholders' Agreement
Exhibit E   --     Opinion of Osborn Maledon
Exhibit F   --     Opinion of Raymond G. Smerge

                          AGREEMENT AND PLAN OF MERGER


            This AGREEMENT AND PLAN OF MERGER, entered into as of December 4, 1996 (the "Agreement"), among CENTEX REAL ESTATE CORPORATION, a Nevada corporation ("CREC"), MFH HOLDING COMPANY, a Nevada corporation (the "Holding Company"), MFH ACQUISITION COMPANY, an Arizona corporation and a wholly owned subsidiary of the Holding Company (the "Merger Subsidiary"), CAVCO INDUSTRIES, INC., an Arizona corporation (the "Company"), AL R. GHELFI and JANET M. GHELFI (the "Principal Shareholders") and JANAL LIMITED PARTNERSHIP, an Arizona limited partnership ("Janal Partnership" and, together with the Principal Shareholders, the "Shareholder Parties"),

            WHEREAS, the Board of Directors of each of CREC, the Holding Company, the Merger Subsidiary and the Company deem it advisable and in the best interests of their respective shareholders to consummate the merger of the Merger Subsidiary with and into the Company (the "Merger") and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

            WHEREAS, the Board of Directors of the Company has (i) determined that the consideration to be paid to the shareholders of the Company other than the Shareholder Parties (the "Independent Shareholders") in the Merger in exchange for each share ("Company Share") of Common Stock, par value $.05 per share ("Company Common Stock"), held by them is fair to, and in the best interests of, the Independent Shareholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) resolved to recommend the approval and adoption of this Agreement to the shareholders of the Company;

            WHEREAS, the Boards of Directors of CREC, the Holding Company and the Merger Subsidiary have approved this Agreement and the Merger and the other transactions contemplated hereby and the sole shareholder of the Merger Subsidiary has approved and adopted this Agreement;

            WHEREAS, concurrently with the execution and delivery hereof, and as an inducement to CREC to enter into this Agreement, the Shareholder Parties have entered into (i) a Voting Agreement, dated the date hereof, with CREC (the "Voting Agreement"), pursuant to which such Shareholder Parties have agreed to vote all Company Shares owned by them in favor of this Agreement and (ii) a Stock Purchase Agreement, dated the date hereof, with CREC (the "Stock Purchase Agreement"), pursuant to which such Shareholder Parties have agreed to sell an aggregate of 1,047,288 Company Shares owned by them (the

"Aggregate Subject Shares") to CREC (the "Subject Share Purchase") in the event that this Agreement is terminated under the circumstances described therein;

            WHEREAS, immediately prior to the Effective Time, it is contemplated that (i) CREC will contribute cash in the amount of the CREC Purchase Price to the Holding Company in exchange for certain Holding Company Shares, (ii) the Shareholder Parties will contribute a total of 783,441 Company Shares owned by them to the Holding Company in exchange for certain Holding Company Shares and
(iii) CREC and the Shareholder Parties will enter into certain arrangements with respect to the Holding Company; and

            WHEREAS, capitalized terms used in any provision of this Agreement but not defined in such provision have the respective meanings set forth in
Section 10.1;

            NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                                   THE MERGER
                            AND RELATED TRANSACTIONS

            SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the Arizona Act, the Merger Subsidiary shall be merged with and into the Company (the "Merger") as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Merger Subsidiary shall cease.

            SECTION 1.2. Effective Time. The Merger shall be effected through the filing of this Agreement (or a plan of merger summarizing certain of the principal terms hereof) and the articles of merger with the Arizona Commission pursuant to Section 1105 of the Arizona Act (the "Articles of Merger"), and shall be effective at the time of filing of the Articles of Merger, or at such later time as may be agreed upon by the Merger Subsidiary and the Company and set forth in the Articles of Merger in accordance with applicable law (the "Effective Time").

            SECTION 1.3. Effects of the Merger. The Merger shall have the effects set forth in Section 1106 of the Arizona Act.

            SECTION 1.4. Charter and Bylaws. The Charter and Bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Corporation.

            SECTION 1.5. Directors. The persons identified in Exhibit A shall be the initial directors of the Surviving Corporation.

            SECTION 1.6. Officers. The persons identified in Exhibit B shall be the initial officers of the Surviving Corporation and shall hold the offices set forth opposite their respective names in such exhibit.

            SECTION 1.7. Holding Company Transactions. Upon the terms and subject to the conditions set forth herein, immediately prior to or concurrently with the consummation of the Merger, (i) CREC shall contribute to the Holding Company an amount in cash equal to the CREC Purchase Price in exchange for the issuance by the Holding Company of the CREC Holding Company Shares (the "CREC Stock Purchase"), (ii) each Shareholder Party shall transfer and contribute to the Holding Company the number of Contributed Company Shares set forth opposite the name of such Shareholder Party (under the caption "Contributed Company Shares") on Exhibit C in exchange for the issuance by the Holding Company of the number of Holding Company Shares set forth opposite the name of such Shareholder Party (under the caption "Additional Holding Company Shares") on such exhibit (the "Shareholder Party Contribution") and (iii) the Holding Company, CREC and the Shareholder Parties shall enter into the Shareholders' Agreement, in the form attached as Exhibit D (the "Shareholders' Agreement") in order to evidence their agreement with respect to certain matters in relation to the Holding Company and their respective holdings of Holding Company Shares.

            SECTION 1.8. Closing.

            (a) Upon the terms and subject to the conditions set forth herein, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the Merger Subsidiary and the Company shall execute the Articles of Merger and deliver the Articles of Merger and this Agreement (or a plan of merger summarizing certain of the principal terms hereof) to the Arizona Commission, and the parties hereto shall take all such other and further actions as may be required by law to make effective the Merger and the other transactions contemplated hereby. Concurrently with the filing of the

Articles of Merger in accordance with this Section 1.8(a), a closing (the "Closing") shall be held at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Suite 700, Dallas, Texas 75201 (or such other place as the parties may agree) for the purpose of confirming the consummation of the Merger and the other transactions contemplated by this Agreement.

            (b) At the Closing, the parties hereto shall take each of the following actions to make effective the CREC Stock Purchase and the Shareholder Party Contribution:

            (i) CREC shall deliver to the Holding Company immediately available funds in an amount equal to the CREC Purchase Price (by wire transfer to such account as shall have been designated in writing by the Holding Company);

            (ii) The Holding Company shall deliver to CREC a certificate, in definitive form, dated the Closing Date and registered in the name of CREC, evidencing the CREC Holding Company Shares;

            (iii) Each Shareholder Party shall deliver to the Holding Company the certificates evidencing the number of Contributed Company Shares set forth opposite the name of such Shareholder Party (under the caption "Contributed Company Shares") on Exhibit C, duly endorsed in blank or accompanied by stock powers duly executed by such Shareholder Party in blank, in proper form for transfer;

            (iv) The Holding Company shall deliver to each Shareholder Party a certificate, in definitive form, dated the Closing Date and registered in the name of such Shareholder Party, evidencing the number of Holding Company Shares set forth opposite the name of such Shareholder Party (under the caption "Additional Holding Company Shares") on Exhibit C; and

            (v) The Holding Company, CREC and the Shareholder Parties shall execute and deliver the Shareholders' Agreement.

                                   ARTICLE II.

                            CONVERSION OF SECURITIES

            SECTION 2.1.   Conversion of Capital Stock; Company Shares.

            (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of Company Shares, each Company Share that is issued and outstanding immediately prior to such time (other than the Contributed Company Shares and any Dissenting Company Shares) shall be converted into the right to receive $26.75 in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly evidencing such Company Share. The Company Shares so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the provisions set forth herein.

            (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of Company Shares, each Company Share that is held by the Company in its treasury and each Contributed Company Share shall automatically be canceled and retired and shall cease to exist, and no payment shall be made in respect thereof (it being understood that the Holding Company hereby expressly consents to the cancellation of such shares without the payment of any consideration therefor).

            SECTION 2.2. Conversion of Capital Stock; Merger Subsidiary Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the Holding Company (as the sole holder of Merger Subsidiary Shares) each Merger Subsidiary Share that is issued and outstanding immediately prior to such time shall be converted into the right to receive one share of common stock of the Surviving Corporation, which consideration shall be issuable to the Holding Company upon the surrender of the certificate formerly evidencing the Merger Subsidiary Shares. The Merger Subsidiary Shares so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the Holding Company shall cease to have any rights with respect thereto, except the right to receive the consideration provided for in this Section 2.2.

            SECTION 2.3. Company Stock Options. At the Effective Time, all outstanding Company Stock Options (whether or not exercisable) shall be canceled. The Company shall take all action necessary to ensure that all of the outstanding Company

Stock Options are canceled as provided in this Section 2.3, including, but not limited to, obtaining the written consent to the cancellation thereof from each holder of a Company Stock Option who does not exercise the same prior to the Effective Time for any reason.

            SECTION 2.4.   Dissenting Company Shares.

            (a) Notwithstanding anything to the contrary contained in this Agreement, Company Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders of the Company who have not voted such Company Shares in favor of this Agreement and who have delivered a written demand for payment for their Company Shares in accordance with Section 1321 of the Arizona Act and have complied with all other applicable provisions of the Arizona Act concerning the right to demand appraisal of their Company Shares in connection with the Merger (the "Dissenting Company Shares") shall not be converted into the right to receive the Merger Consideration as provided in
Section 2.1(a), but shall instead become the right to receive such cash consideration as may be determined to be due to such shareholders in accordance with the applicable provisions of the Arizona Act, unless and until any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment thereunder. If a shareholder of the Company shall have so failed to perfect or shall have effectively withdrawn or lost such right, the Company Shares held by such shareholder shall thereupon be deemed to have been converted into the right to receive the Merger Consideration, without any interest thereon, as of the Effective Time.

            (b) If the CREC Purchase Price is not sufficient to enable the Holding Company to pay (in addition to the Merger Consideration payable pursuant to Section 2.1(a)) the cash consideration, if any, due to the holders of Dissenting Company Shares in accordance with the applicable provisions of the Arizona Act, then CREC shall provide to the Surviving Corporation, as additional consideration for the issuance of the CREC Holding Company Shares, the funds necessary to pay such consideration on a timely basis.

            (c) Each of the Shareholder Parties hereby irrevocably waives any right that it may have in connection with the Merger to demand payment for the Company Shares held by such Shareholder Party in accordance with Section 1321 of the Arizona Act.

            (d) The Company shall give CREC prompt notice of any written demand for payment received by the Company in accordance with Section 1321 of the Arizona Act and shall permit CREC to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not make any payment in respect of, or settle, offer to settle or otherwise negotiate, any such demands without the prior written consent of CREC.

            SECTION 2.5.   Payment for Company Shares.

            (a) Prior to the Effective Time, the Holding Company shall (with the consent of CREC) designate an agent to act as Paying Agent in connection with the Merger (the "Paying Agent"). From time to time after the Effective Time, the Holding Company shall provide to the Surviving Corporation, and shall take all steps necessary to enable the Surviving Corporation to provide to the Paying Agent, the funds necessary to make the payments contemplated by Section 2.1(a) on a timely basis.

            (b) Promptly after the Effective Time, the Paying Agent shall mail to each Person who was a record holder as of the Effective Time of an outstanding certificate or certificates (the "Certificates") which immediately prior to the Effective Time evidenced any Company Shares to be converted into the Merger Consideration in accordance with Section 2.1(a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall receive the Merger Consideration in exchange for each Company Share formerly evidenced thereby, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. At any time after the expiration of 90 days following the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect thereto) which has been made available to the Paying Agent and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the cash payable upon due surrender of their Certificates. The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the distribution of the Merger Consideration upon conversion of the Company Shares.

            (c) From and after the Effective Time, until surrendered in accordance with the provisions of Section 2.5(b), each Certificate shall represent for all purposes only the right to receive, in full satisfaction of all rights in respect of any Company Shares evidenced by such Certificate, consideration equal to the Merger Consideration multiplied by the number of Company Shares evidenced thereby, without any interest thereon. From and after the Effective Time, holders of Certificates shall have no right to vote or to receive any dividends or other distributions with respect to any Company Shares which were theretofore represented by such Certificates, other than any dividends or other distributions payable to holders of record as of a date prior to the Effective Time, and shall have no other rights other than as provided herein or by law.

            (d) From and after the Effective Time, there shall be no transfers of the Company Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Section 2.5.

            (e) The right of any holder of Company Shares to receive the Merger Consideration shall be subject to and reduced by the amount of any required tax withholding obligation.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            The Company represents and warrants to CREC as follows:

            SECTION 3.1. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities or the character of the properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
Schedule 3.1 sets forth a correct and complete list of all jurisdictions in which the Company is duly qualified to transact business as a foreign corporation. Schedule 3.1 also contains a correct and complete copy of the Charter and Bylaws of the Company.

            SECTION 3.2. Authority; Binding Effect. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or shareholder actions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the Company Shares) on the part of or with respect to the Company are necessary to authorize this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

            SECTION 3.3. Absence of Conflicts. The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the Merger and the other transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Company or any of its Subsidiaries,
(ii) except as set forth in Schedule 3.3, conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the Company or any of its Subsidiaries is a party or by which their respective properties or assets are bound, (iii) assuming that the filings and Consents referred to in Section 3.4 are made or obtained, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iv) result in the creation of, or impose on the Company or any of its Subsidiaries the obligation to create, any Lien upon the properties or assets of the Company or any of its Subsidiaries (other than Permitted Encumbrances).

            SECTION 3.4. Governmental Consents and Filings. There is no requirement applicable to the Company to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Company of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the Merger and the other transactions contemplated hereby, except for (i) the filing by the Principal Shareholders (as the ultimate parent entities of the Company) of a premerger notification with the FTC and the Antitrust Division under the HSR Act, (ii) the filing by the Company of the Proxy Statement and the filing by the Company, the Holding Company and the Principal Shareholders of the
Schedule 13E-3 under the Exchange Act, (iii) the filing of the Articles of Merger and this Agreement (or a plan of merger summarizing certain of the principal terms hereof) under the Arizona Act and (iv) the filings and Consents set forth in Schedule 3.4. Except as set forth in Schedule 3.4, no state takeover, business combination or control share acquisition statute or other similar statute or regulation prohibits, restrains or restricts the Merger or the Subject Share Purchase.

            SECTION 3.5. Proxy Statement; Schedule 13E-3. The Proxy Statement and the Schedule 13E-3 will comply in all material respects at all relevant times with the applicable requirements of the Exchange Act and any other provisions of applicable law. The Proxy Statement and the Schedule 13E-3 will not (i) at the time the Proxy Statement (or any supplements thereto) or the
Schedule 13E-3 (or any amendments thereto) is filed with the Commission, (ii) at the time the Proxy Statement (or any supplements thereto) is mailed to the holders of Company Shares, (iii) on the date of the Special Meeting or (iv) on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 3.6. Fairness Opinion; Board Findings and Recommendation. The Board of Directors of the Company has received an opinion (the "Fairness Opinion") of Goldman, Sachs & Co. (the "Fairness Advisor") to the effect that the consideration to be paid to the Independent Shareholders in the Merger is fair to such shareholders. The Board of Directors of the Company has (i) determined that the consideration to be paid to the Independent Shareholders in the Merger in exchange for each Company Share is fair to, and in the best interests of, the Independent Shareholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) resolved to recommend the adoption and approval of this Agreement to the shareholders of the Company.

            SECTION 3.7. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 8,000,000 shares of Company Common Stock, of which 3,387,968 shares are issued and outstanding and no shares are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company have been issued in violation of, or subject to, any preemptive rights or rights of subscription. All offers, issuances and sales by the Company of any shares of its capital stock or other equity securities have been made in compliance in all material respects with the registration and qualification requirements of all applicable federal and state securities laws. Except as set forth above, there are no outstanding shares of capital stock or other equity securities of the Company. Except as set forth in Schedule 3.7, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose. Schedule 3.7 contains a true and correct copy of all agreements, instruments or other documents evidencing or otherwise relating to the outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments referred to in such schedule, including, but not limited to, (i) the Convertible Note and (ii) all outstanding Company Stock Options.

            SECTION 3.8.   Subsidiaries.

            (a) Schedule 3.8(a) sets forth (i) the name of each Subsidiary of the Company, (ii) the jurisdiction of incorporation or formation of each Subsidiary of the Company, (iii) the authorized, issued and outstanding capital stock or equity securities of, or other ownership interests in, each Subsidiary of the Company and (iv) the names of the shareholders, equity holders or other owners of each Subsidiary of the Company. Except as set forth in Schedule 3.8(a), the Company does not own, directly or indirectly, or have any voting rights with respect to, any capital stock or equity securities of, or other ownership interests in, any corporation, partnership or other Person or have any direct or indirect interest in any business.

            (b) Each Subsidiary of the Company that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each Subsidiary of the

Company that is a limited liability company is duly formed, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority as a limited liability company to own, lease and operate its properties and to carry on its business as presently conducted. Each Subsidiary of the Company is duly qualified to transact business as a foreign corporation or foreign limited liability company and (if applicable) is in good standing in each jurisdiction in which the nature of its activities or the character of the properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Schedule 3.8(b) contains a correct and complete copy of Charter and Bylaws or other constitutive instruments of each of the Subsidiaries of the Company.

            (c) Except as set forth in Schedule 3.8(c), all of the issued and outstanding shares of capital stock or equity interests of, or other ownership interests in, each Subsidiary of the Company (i) have been duly authorized, (ii) are validly issued, (iii) are (in the case of shares of capital stock) fully paid and nonassessable or (in the case of limited liability company interests and other ownership interests) not subject to any current or future capital calls or similar obligations and (iv) are owned by the Company, directly or indirectly, free and clear of all Encumbrances. None of the issued and outstanding shares of capital stock or equity securities of, or other ownership interests in, any Subsidiary of the Company has been issued in violation of, or subject to, any preemptive rights or rights of subscription. All offers, issuances and sales by the Company or any of its Subsidiary of any shares of the capital stock or equity securities of, or ownership interests in, any Subsidiary of the Company have been made in compliance in all material respects with the registration and qualification requirements of all applicable federal and state securities laws. Except as set forth on Schedule 3.8(c), there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company or any of its Subsidiaries is or may be obligated to issue or sell any issued or unissued shares of capital stock or equity securities of, or other ownership interests in, any Subsidiary of the Company or to purchase or redeem any shares of capital stock or equity securities of, or other ownership interests in, any Subsidiary of the Company or make any other payments in respect thereof, and there are no shares of capital stock or equity securities of, or other ownership interests in, any Subsidiary of the Company reserved for issuance for any purpose.

            SECTION 3.9. Commission Reports. The Company has filed all reports, statements, forms and other documents required to be filed with the Commission since September 30, 1993 (collectively, the "Commission Reports"), all of which complied as of the filing date (or, in the case of any Commission Report that has been amended, as of the date of amendment) in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and of all applicable rules and regulations thereunder. None of the Commission Reports contained as of the filing date (or, in the case of any Commission Report that has been amended, as of the date of amendment) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 3.10. Financial Statements. Each of (i) the consolidated financial statements (including the notes thereto) contained in the Commission Reports and (ii) the consolidated financial statements as of and for the year ended September 30, 1996 furnished by the Company to CREC, which consist of a balance sheet as of such date (the "Latest Balance Sheet") and a statement of operations and a statement of cash flows for the year then ended (collectively, the "Company Financial Statements"), was prepared in accordance with GAAP (subject to, in the case of the financial statements as of and for the year ended September 30, 1996, the absence of notes thereto) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in any notes thereto), is in accordance with and accurately based upon the books and records of the Company and its Subsidiaries in all material respects and fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in cash flows of the Company and its Subsidiaries for the periods indicated. The Company Financial Statements provide fully for all fixed and non-contingent liabilities of the Company and its Subsidiaries and disclose or provide for all contingent liabilities of the Company and its Subsidiaries of a type required to be disclosed or provided for in financial statements prepared in accordance with GAAP.

            SECTION 3.11. Absence of Undisclosed Liabilities. As of September 30, 1996, there were no debts, liabilities or obligations (whether absolute, contingent, accrued, unliquidated or otherwise) of the Company or any of its Subsidiaries, except as set forth on the Latest Balance Sheet (including the notes thereto) or as described in Schedule 3.11. Since the date of the Latest Balance Sheet, the Company has not incurred any debts, liabilities or obligations (whether absolute, contingent, accrued, unliquidated or otherwise), except as described in Schedule 3.11 and except for (i) debts, liabilities and obligations incurred in the ordinary course of business after the date of the Latest Balance Sheet and (ii) other debts, liabilities and obligations which in the aggregate do not and will not exceed $250,000.

            SECTION 3.12. Absence of Certain Changes or Events. Since September 30, 1996, except as set forth in Schedule 3.12 or in any Commission Reports filed during the period after that date and prior to the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner that is consistent in all material respects with past practice, and there has not been any Material Adverse Change or any event, occurrence of development that will result in or is reasonably likely to result in a Material Adverse Change. In addition, since September 30, 1996, except as set forth in Schedule 3.12 or in any Commission Reports filed during the period after that date and prior to the date hereof (and except for actions to be taken by the Company after the date hereof in accordance with the express terms of this Agreement), there has not occurred any of the following events, occurrences or developments:

            (a) any damage, destruction or loss with respect to any properties or assets which are material to the Company or any of its Subsidiaries, taken as a whole (except for any such damage, destruction or loss which is fully covered by insurance and which, after the application of the proceeds of such insurance, has not had and will not have a Material Adverse Effect);

            (b) the creation or imposition of any Lien or other Encumbrance (other than any Permitted Encumbrance) with respect to any properties or assets which are material to the Company and its Subsidiaries, taken as a whole;

            (c) the revocation or termination, or any notice of revocation or termination, of any Consents held by or benefitting the Company or any of its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole;

            (d) any adverse change in the relationships between the Company or any of its Subsidiaries on the one hand and any dealers, retailers, suppliers, insurers or other Persons with whom they have business relationships that are material to the Company and its Subsidiaries, taken as a whole, on the other hand;

            (e) the declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any redemption, purchase or other acquisition of any of the capital stock or other securities of the Company;

            (f) the sale, lease, transfer or other disposition of any properties or assets which are material to the Company and its Subsidiaries, taken as a whole, other than in ordinary course of business;

            (g) except as contemplated by this Agreement, the entry into any material Contract or transaction by the Company or any of its Subsidiaries (including, but not limited to, any borrowing, issuance of notes or other securities, capital expenditure or sale of assets), other than in the ordinary course of business;

            (h) the entry into any Contract between the Company or any of its Subsidiaries on the one hand and any of their respective directors, officers or employees on the other hand providing for the employment of any director, officer or employee or any increase in the compensation, severance or termination benefits payable or to become payable by the Company or any of its Subsidiaries to any such director, officer or employee (except for (i) the entry into "at will" employment Contracts, (ii) increases in compensation payable to employees who are not directors or officers and (iii) the payment of severance benefits to former employees, in each case in the ordinary course of business and consistent with past practice) or the making of any loan to or entry into any other material transaction or arrangement with any such director, officer or employee;

            (i) any increase in the benefits payable by the Company or any of its Subsidiaries under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Company or any of its Subsidiaries, other than any scheduled increase pursuant to the existing terms thereof;

            (j) any material labor dispute involving any employees of the Company or any of its Subsidiaries;

            (k) any significant change by the Company in its accounting principles, methods or practices;

            (l) any waiver of any material rights or write off of any material notes or accounts receivable not fully reserved for in the Company Financial Statements;

            (m) any action or omission on the part of the Company or any of its Subsidiaries that, if taken or omitted to be taken after the date hereof (without the prior written consent of CREC), would cause a breach or violation of the covenants set forth in Section 6.1; or

            (n) any agreement or commitment to do any of the foregoing.

            SECTION 3.13. Property.

            (a) The Company and its Subsidiaries have good, valid and marketable title to all Real Property and Personal Property owned by them and valid leasehold interests in all Real Property and Personal Property leased by them, in each case free of all Encumbrances other than Permitted Encumbrances. The Company and its Subsidiaries enjoy peaceful possession of all Real Property or Personal Property owned or leased by them.

            (b) Schedule 3.13(a) hereto identifies each lot, parcel and tract of Real Property owned or leased by the Company or its Subsidiaries, together with (except in the case of any Real Property leased by the Company or its Subsidiaries that is not material to the Company and its Subsidiaries, taken as a whole) a legal description thereof which is accurate in all material respects.

            (c) The operation of the Real Property owned or leased by the Company and its Subsidiaries in the manner in which they are currently being utilized does not violate any applicable zoning ordinances or other applicable code or regulations, with such exceptions as are not reasonably likely to have a Material Adverse Effect. No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the Real Property owned or leased by the Company or its Subsidiaries are reasonably likely to have a Material Adverse Effect or to materially detract from the use, value or marketability of any such Real Property.

            (d) All buildings, improvements and other facilities located on any Real Property owned or leased by the Company or its Subsidiaries are structurally sound and in good operating condition and repair, normal wear and tear excepted, in each case with such exceptions as would not materially detract from the continued use of any such Real Property in the conduct of the normal business of the Company and its Subsidiaries during the remaining useful lives of such buildings, improvements and other facilities.

            (e) The existing water, sewer, gas and electricity lines, storm sewers and other utility systems on or in the Real Property owned or leased by the Company or its Subsidiaries are adequate in all material respects to serve the utility needs of such Real Property. All of such utilities are installed and operating and all installation and connection charges have been paid in full.

            (f) Since January 1, 1996, the Company has not received any written appraisals, reports or other similar data relating to the value or condition of the Real

Property or Personal Property owned or leased by the Company or its Subsidiaries which have not been specifically disclosed and delivered to CREC (except appraisals received in connection with the sales of homes to customers).

            SECTION 3.14. Contracts.

            (a) Schedule 3.14(a) contains a correct and complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound:

            (i) all employment, agency, consultation or representation Contracts or other Contracts of any type with any present officer, director, employee or other Representative of the Company or any of its Subsidiaries (or any former officer, director, employee or other Representative of the Company or any of its Subsidiaries, if there exists any present or future liability with respect to such Contract, whether now existing or contingent), other than (A) "at will" employment Contracts and (B) Contracts with consultants and similar Representatives which provide for aggregate payments by the Company and its Subsidiaries of less than $50,000 per annum and are terminable by the Company or any of its Subsidiaries without penalty on not more than 90 days' notice;

            (ii) all Contracts containing any provision or covenant limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with or to obtain products or services from any Person;

            (iii) all partnership, joint venture or similar Contracts;

            (iv) all credit agreements, indentures or other Contracts relating to the borrowing of money by the Company or any of its Subsidiaries or providing for any direct or indirect guarantee by the Company or any of its Subsidiaries of any indebtedness of any other Person;

            (v) all Contracts which by their terms provide for the creation, existence or maintenance of a material Lien or other Encumbrance on any properties or assets of the Company or any of its Subsidiaries (except for Permitted Encumbrances);

            (vi) all leases or subleases of Real Property and all other leases, subleases or rental Contracts under which the Company or any of its Subsidiaries is lessee or is permitted to hold or operate any Real Property which either provide for aggregate payments by the Company and its Subsidiaries of more than $50,000 in any year or are otherwise material to the Company and its Subsidiaries, taken as a whole, other than any of such leases, subleases or other such Contracts that are terminable by the Company without penalty on not more than 60 days' notice;

            (vii) all leases or subleases of Real Property and all other leases, subleases or rental or use Contracts under which the Company or any of its Subsidiaries is lessor or permits any other Person to hold or operate any Real Property which either provide for aggregate payments to the Company and its Subsidiaries of more than $50,000 in any year or are otherwise material to the Company and its Subsidiaries, taken as a whole;

            (viii) all Contracts that involve the disposition or acquisition by the Company or any of its Subsidiaries after the date hereof of any material properties or assets not in the ordinary course of business and in a manner consistent with past practice;

            (ix) all Contracts (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities) between or among the Company or any of its Subsidiaries on the one hand and any of their respective Affiliates (other than direct or indirect wholly owned Subsidiaries of the Company) on the other hand;

            (x) all material proxies, powers of attorney or similar delegations of authority of the Company or any of its Subsidiaries;

            (xi) all material Contracts containing any "change of control" provision or agreement;

            (xii) all sales, distribution or franchise Contracts not entered into in the ordinary course of business;

            (xiii) all warranty Contracts with respect to services rendered or products sold by the Company not entered into in the ordinary course of business;

            (xiv) all Contracts that involve the payment or potential payment by or to the Company or any of its Subsidiaries of amounts exceeding $50,000 in any year, other than Contracts between or among the Company or any of its wholly owned Subsidiaries and Contracts which are terminable by the Company or such Subsidiary without penalty on not more than 60 days' notice; and

            (xv) all other Contracts that are material to the Company and its Subsidiaries, taken as a whole, or that could prevent, impede or otherwise adversely affect the consummation of the Merger or the other transactions contemplated by this Agreement.

            (b) The Company has heretofore provided to CREC correct and complete copies of each of the following documents:

            (i) all of the Contracts identified or required to be identified in
      Schedule 3.14(a) (the "Identified Contracts") or (in the case of any Identified Contracts which are not in writing) written descriptions of all of the material terms thereof;

            (ii) the standard forms of all Contracts (including, but not limited to, warranty Contracts) entered into by the Company or any of its Subsidiaries with any manufactured housing dealers or retailers to which the Company or any of its Subsidiaries sells manufactured housing units; and

            (iii) the standard forms of all agreements entered into by the Company or any of its Subsidiaries, with any banks or financing sources under which the Company or any of its Subsidiaries is obligated to repurchase or otherwise acquire any manufactured housing units the sale of which is financed by such bank or other financing source.

            (c) All of the Identified Contracts are valid and legally binding obligations of the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, each the other parties thereto, enforceable in accordance with the terms thereof, in each case with such exceptions as are not reasonably likely to have a Material Adverse Effect. The Company and its Subsidiaries have performed in all material respects all obligations required to be performed by them under each of the Identified Contracts and are not in breach in any material respect of, or in default in any material respect under, any term or provision of any Identified Contract or in receipt of any claim of such default or breach. No event has occurred which (with the passage of time or the giving of notice or both) would result in any default, breach or event of noncompliance by the Company or any of its Subsidiaries under any Identified Contract, with such exceptions as are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all its obligations under any Identified Contract. Except as set forth in Schedule 3.14(c), neither the Company nor any of its Subsidiaries has knowledge of any breach or anticipated breach by the other parties to any Identified Contract or has received any notice or other communication to the effect that any such other parties intends to terminate an Identified Contract prior to the expiration of the maximum stated term thereof. Except as set forth in Schedule 3.14(c), no Identified Contract contains any provision which prohibits or restricts, or provides that the other party thereto may terminate such Contract in the event or by reason of, the Merger or the other transactions contemplated by this Agreement, or contains any other provision that would be altered or otherwise become applicable by reason of such transactions.

            SECTION 3.15. Litigation. Schedule 3.15 sets forth a list of all actions, suits, inquiries, investigations or other proceedings which are pending against the Company or any of its Subsidiaries, or to which any of their respective properties or assets is subject, in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority. To the knowledge of the Company, except as set forth on Schedule 3.15, there are no actions, suits, inquiries, investigations or other proceedings threatened against the Company or any of its Subsidiaries or their respective properties or assets which are reasonably likely to have a Material Adverse Effect. None of the actions, suits, inquiries, investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which any of their respective assets are subject, could prevent, impede or otherwise adversely affect the Merger or the other transactions contemplated by this Agreement.

            SECTION 3.16. Compliance with Laws and Other Requirements. Except as set forth on Schedule 3.16, neither the Company nor any of its Subsidiaries is in breach or violation of, or default under, any provision of its Charter or Bylaws, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which it is a party or by which its properties or assets are or may be bound or, any term of any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to it or its properties or assets, except for any breach, violation or default which (i) is not reasonably likely to have a Material Adverse Effect and (ii) could not prevent, impede or otherwise adversely affect the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has violated any federal, state, local or foreign statute, law, regulation or rule relating to the design, construction or installation of manufactured housing, including the national construction standards of the United States Department of Housing and Urban Development, except for any violation which is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with or submit to the applicable Governmental Authorities any statement, report, information or form required by any applicable statute, law, regulation or rule, except where the failure to file or submit such report is not reasonably likely to have a Material Adverse Effect. All such filings or submissions made by the Company or any of the Subsidiaries with Governmental Authorities were in compliance in all material respects with all applicable laws when filed, and no material deficiencies have been asserted by any Governmental Authority with respect to such filings or submissions. The Company does not know of any proposed law, ordinance, statute, rule or regulation of any Governmental Authority relating to the design, construction or installation of manufactured housing which, if enacted or promulgated, would have a Material Adverse Effect.

            SECTION 3.17.    Environmental Matters.

            (a) Except as set forth in Schedule 3.17(a), the facilities and property presently owned or leased by the Company and its Subsidiaries have been (to the knowledge of the Company) prior to the date hereof, and continue to be, owned and operated by the Company and its Subsidiaries in compliance in all material respects with all applicable Environmental Laws.

            (b) Except as set forth in Schedule 3.17(b), neither the Company nor any of its Subsidiaries has received notice from any Person of any Environmental Claim that is currently pending or threatened against the Company or any of its Subsidiaries.

            (c) Except as set forth in Schedule 3.17(c), there are no past or present actions, activities, circumstances, conditions, events or incidents (including, but not limited to, the release, emission, discharge, presence, or disposal of any Hazardous Material) that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, any Person whose liability for such an Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

            (d) Schedule 3.17(d) identifies all material permits, licenses, certifications, consents, exemptions, approval and other authorizations currently held by the Company or any of its Subsidiaries pursuant to applicable Environmental Laws and the Company and its Subsidiaries are in compliance in all material respects with the terms thereof.

            (e) Except as set forth in Schedule 3.17(e), neither the Company nor any of its Subsidiaries has received notice or otherwise has knowledge that property presently owned or leased, or previously owned or leased, by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List created pursuant to CERCLA, or on the CERCLIS or any similar state, local or other list of sites potentially requiring investigation or cleanup.

            (f) Except as set forth in Schedule 3.17(f), neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location which is listed on the National Priorities List, the CERCLIS or any similar state list, nor has any of them received notice or otherwise has knowledge of pending or threatened claims as a result of transporting, disposing or arranging to transport or dispose Hazardous Materials to any location.

            (g) Schedule 3.17(g) identifies all underground and aboveground storage tanks, and the capacity and contents of such tanks, located on property that is owned or, to the knowledge of the Company, on property that is leased by the Company or any of its Subsidiaries.

            (h) Except as set forth in Schedule 3.17(h), there is no asbestos containing material located in any building, building component, structure or office space that is owned or, to the knowledge of the Company, that is leased by the Company or any of its Subsidiaries, nor is there any asbestos containing material stored, disposed of or otherwise present at any property that is owned or, to the knowledge of the Company, that is leased by the Company or any of its Subsidiaries, in each case with such exceptions as are not reasonably likely to give rise to any liability under an Environmental Law that is material to the Company and its Subsidiaries, taken as a whole.

            (i) Except as set forth in Schedule 3.17(i), no polychlorinated biphenyls (PCBs) are used, disposed of, stored or otherwise present at any property that is owned or, to the knowledge of the Company, that is leased by the Company or any of its Subsidiaries and no formaldehyde containing material is contained in any of the products manufactured by the Company or any of its Subsidiaries, in each case with such exceptions as are not reasonably likely to give rise to any liability under an Environmental Law that is material to the Company and its Subsidiaries, taken as a whole.

            (j) All written reports and studies (including, but not limited to, any site assessments or environmental, health or safety audit report) obtained by or in the possession of the Company or any of its Subsidiaries with respect to any of the matters referred to in paragraphs (a) through (i) above are identified in Schedule 3.17(j). The Company has heretofore provided to CREC correct and complete copies of all such reports and studies in the possession of or otherwise available to the Company.

            (k) The Company has not owned, operated, or used any underground storage tanks at the Litchfield facility and has not engaged in or permitted any activities or incidents at the Litchfield facility, the Durango facility, or the Durango storage yard that have caused or contributed to the release of any Hazardous Material into the groundwater underlying those properties.

            SECTION 3.18.   Taxes.

            (a) All Tax Returns required to be filed on or before the Closing Date by or on behalf of, or in which is required to be reported the income or other items of, the Company or any of its Subsidiaries have been or will be filed within the time prescribed by law (including extensions of time approved by the appropriate taxing authority). Such Tax Returns accurately and completely set forth, or will set forth, in all material respects all liabilities for Taxes (if any) and any other items (including, but not limited to, items of income, gain, loss, deduction or credit) required (under applicable tax law) to be reflected or included in such Tax Returns.

            (b) The Company and each of its Subsidiaries has paid or will pay, on a timely basis, all Taxes of the Company and each such Subsidiary that are due on or before the Closing Date (including, but not limited to, Taxes shown to be due on the Tax Returns described in the preceding paragraph), except those Taxes that are being disputed in good faith and for which adequate provision has been made in the Company Financial Statements.

            (c) Adequate provision has been made by the Company and each of its Subsidiaries on the Latest Balance Sheet for the payment of Taxes due after the Closing Date, including but not limited to, Taxes attributable to the taxable period (if any) ending on, or within which occurs, the Closing Date.

            (d) There are no material Liens for Taxes upon any of the properties or assets of the Company or any of its Subsidiaries (except for Permitted Encumbrances).

            (e) Except as set forth in Schedule 3.18(e), there are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted against the Company or any of its Subsidiaries and, to the knowledge of the Company, there is no basis on which any claim for material Taxes can be asserted with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received notice from any taxing authority of its intent to examine or audit any Tax Returns of the Company or any of its Subsidiaries.

            (f) The taxable year or periods for the assessment of federal income Tax of the Company and its Subsidiaries are closed either by agreement with the Internal Revenue Service or by operation of the applicable statute of limitations for all taxable periods through the taxable period ended September 30, 1992. The taxable years or periods for the assessment of state and local income or franchise Tax of the Company and its Subsidiaries are closed either by agreement with the appropriate taxing authority or by application of the applicable statute of limitations for all periods specified in Schedule 3.18(f). Neither the Company nor any of its Subsidiaries (i) has given or been requested to give waivers of any statute of limitations relating to the payment of Taxes for taxable periods for which the applicable statutes of limitations have not expired or (ii) has made any election which would result or has resulted in an adjustment under Section 481 of the Internal Revenue Code.

             (g) The Company and its Subsidiaries are not and have not been subject to tax in any jurisdiction outside the United States.

             (h) No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist (i) among the Company and any of the Subsidiaries or (ii) among the Company and any of its present or former shareholders or Affiliates.

             (i) All material Taxes required to be withheld, collected or deposited by the Company or any of its Subsidiaries (including, but not limited to, amounts paid or owing to any employee, creditor, independent contractor or other Person) have been timely withheld, collected or deposited and, to the extent required, have been timely paid to the relevant taxing authority.

            (j) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or agreed to have Section 341(f)(2) of the Internal Revenue Code apply to any disposition of a Section 341(f) asset (as such term is defined in Section 341(f)(4) of the Internal Revenue Code).

            (k) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code.

            (l) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Internal Revenue Code), other than the group of which the Company is the Common Parent.

            SECTION 3.19.   Employee Benefit Plans.

            (a) Schedule 3.19(a) sets forth a true, complete and correct list of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and any other employee benefit arrangements or payroll practices (including, but not limited to, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation and stock purchase arrangements or policies) maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or is obligated to contribute (collectively, the "Employee Benefit Plans"). Schedule 3.19(a) also sets forth the name, current annual compensation rate (including bonus and commissions), title and current base salary rate of the ten most highly compensated present employees of the Company or any ERISA Affiliate. No Employee Benefit Plans cover persons employed outside of the United States. No Employee Benefit Plan is subject to Section 4063 or 4064 of ERISA. No Employee Benefit Plans are "multiemployer plans" as defined in Section 3(37) of ERISA. No Employee Benefit Plans that are welfare plans as defined in
Section 3(1) of ERISA provide benefits after termination of employment (other than as required by Section 4980B of the Internal Revenue Code and at the former employee's own expense). Neither the Company nor any ERISA Affiliate maintains or contributes to, or ever maintained or contributed to, a "defined benefit plan" as defined in Section 3(35) of ERISA.

            (b) Each of the Employee Benefit Plans intended to qualify under
Section 401 of the Internal Revenue Code (collectively, the "Qualified Plans") so qualifies, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Internal Revenue Code. The Company has delivered to CREC a copy of the most recent favorable determination letter received from the Internal Revenue Service with respect to each Qualified Plan. Any entity maintained or contributed to by the Company or any of its Subsidiaries and which is intended to be an association described in Section 501(c)(9) of the Internal Revenue Code is exempt from federal income Tax under Section 501(a) of the Internal Revenue Code and a copy of the determination letter received from the Internal Revenue Service with respect to the exemption of such association has been furnished to CREC.

            (c) All contributions and premiums required by law or by the terms of each Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

            (d) There has been no violation of ERISA that could result in a material liability with respect to the filing of applicable returns, reports, documents or notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

            (e) Correct and complete copies of the following documents with respect to each of the Employee Benefit Plans (as applicable) have been delivered by the Company to CREC: (i) any plans and related trust documents, and all amendments thereto, (ii) the most recent Forms 5500 and schedules thereto,
(iii) the most recent summary plan description, and (iv) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

            (f) Except as set forth in Schedule 3.19(f), there are no pending actions, suits or proceedings which have been asserted, instituted or threatened against any Employee Benefit Plan, the assets of any such plan or the Company, or the plan administrator or fiduciary of any Employee Benefit Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which are reasonably likely to form the basis for any such action, suit or proceeding. Neither the Company nor any of its Subsidiaries nor any fiduciary of any Employee Benefit Plan has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code.

            (g) Each of the Employee Benefit Plans has been maintained and administered in all material respects in accordance with its terms and all provisions of applicable laws, statutes, rules or regulations of any Governmental Authorities. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws, statutes rules or regulations of any Governmental Authorities have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date or are disclosed on
Schedule 3.19(h).

            (h) As to each Employee Benefit Plan, the Company and its Subsidiaries comply in all material respects with all applicable requirements of
(i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; (iii) the health care continuation provisions of ERISA and the Internal Revenue Code; and (iv) the Medicare Secondary Payor Provisions of Section 1862(b) of the Social Security Act.

            (i) Except as set forth in Schedule 3.19(j) , the Company will not have, by reason of the Merger or the other transactions contemplated by this Agreement, any obligation to make any payment to any employee pursuant to any Employee Benefit Plan, contract or employment agreement.

            SECTION 3.20. Labor Matters. Except as set forth on Schedule 3.20,
(i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them and the Company does not know of any activities or proceedings of any labor union to organize any such employees and (ii) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board.

            SECTION 3.21.   Intellectual Property Rights.

            (a) Schedule 3.21(a) contains a true, correct and complete list of all (i) registered Intellectual Property Rights owned or used by the Company or any of its Subsidiaries, (ii) applications for registrations of Intellectual Property Rights filed by the Company or any of its Subsidiaries, (iii) unregistered trade names and corporate names owned or used by the Company or any of its Subsidiaries and (iv) unregistered trademarks and service marks owned or used by the Company or any of its Subsidiaries. Schedule 3.21(a) also contains a true, correct and complete list of all licenses granted by the Company or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses granted by any third party to the Company or any of its Subsidiaries with respect to any Intellectual Property Rights (other than standard form licenses with respect to commercial software that is generally available from third parties), in each case, identifying the Intellectual Property Rights covered thereby. Except as set forth on Schedule 3.21(a), the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights identified on such schedule. The Company and its Subsidiaries have taken all actions which are reasonably necessary to maintain and protect their Intellectual Property Rights, except to the extent the failure to take such actions would not have a Material Adverse Effect.

            (b) Except as set forth on Schedule 3.21(b), (i) there have been no claims made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property Rights listed on Schedule 3.21(a), (ii) neither the Company nor any of its Subsidiaries has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, but not limited to, any demand or request that the Company or any of its Subsidiaries license any rights from a third party), (iii) to the knowledge of the Company, the conduct of the businesses conducted by the Company and its Subsidiaries does not infringe or misappropriate in any material respect, and is not in conflict in any material respect with, any Intellectual Property Rights of other Persons, and (iv) to the knowledge of the Company, the Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries are not being infringed or misappropriated in any material respect by any other Persons. Except as set forth in Schedule 3.21(b), the Merger and the other transactions contemplated by this Agreement will not adversely affect in any material respect the Intellectual Property Rights of the Company or any of its Subsidiaries.

            SECTION 3.22. Permits. Except as set forth in Schedule 3.22, the Company and its Subsidiaries own or validly hold all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments (collectively, "Permits") that are required in connection with the conduct of their respective businesses, except where the failure to do so would not have a Material Adverse Effect. All such Permits owned or held by the Company or any of its Subsidiaries are valid and in full force and effect. No proceeding is pending or, to the knowledge of the Company, threatened which could result in the revocation or termination of any such Permits, and the Company knows of no basis on which any such proceeding could be commenced. Except as set forth in Schedule 3.22, the consummation of the Merger and the other transactions contemplated by this Agreement will not affect the continued validity or effectiveness or alter the terms and conditions of any such Permits owned or held by the Company.

            SECTION 3.23. Insurance. Schedule 3.23 sets forth true and correct summaries of all liability and other insurance policies maintained by the Company and its Subsidiaries, and accurately states the coverages, deductible amounts and carriers of each such insurance policy. All such insurance policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. There are no circumstances known to the Company that would enable any insurance company or association to avoid liability under any of the insurance policies maintained by the Company or any of its Subsidiaries. Except as set forth in Schedule 3.23, the coverage provided by such insurance policies with respect to events occurring prior to the Closing Date will not be affected in any manner by, and will not terminate or lapse by reason of, any of the Merger or the other transactions contemplated by this Agreement. At no time since September 30, 1995 has any insurance company or association canceled or reduced any coverage maintained by the Company or any of its Subsidiaries, or given any notice or other indication of its intention to cancel or reduce any such coverage. The loss, damage or destruction of any properties and assets of the Company or its Subsidiaries which are not fully covered by insurance would not have a Material Adverse Effect.

            SECTION 3.24. Transactions with Affiliates. Except as set forth in
Schedule 3.24, since September 30, 1996, neither the Company nor any of its Subsidiaries has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, or entered into or consummated any other material transaction, agreement or arrangement with or for the benefit of, any officer, director or Key Employee of the Company or any of its Affiliates, other than (i) compensation and benefits provided to any such officer, director or Key Employee in the ordinary course of business and consistent with past practice and (ii) any such transactions between or among the Company and its direct or indirect wholly owned Subsidiaries.

            SECTION 3.25. Absence of Certain Business Practices. Neither the Company nor any of its Subsidiaries, Affiliates, directors, officers, employees or agents has, directly or indirectly, given or agreed to give any gift or similar benefit to any supplier, property developer, competitor or governmental employee or official (domestic or foreign) which is reasonably likely to subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

            SECTION 3.26. Disclosure. The representations and warranties by the Company contained in this Agreement, and the statements contained in any Schedule required hereby or any other document, certificate or other writing delivered or to be delivered or made available by or on behalf of the Company pursuant to the provisions of this Agreement or in connection with the Merger or the other transactions contemplated hereby, taken as an entirety, do not and will not contain any untrue statement of a material fact, and do not and will not omit to state any material fact required in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

            SECTION 3.27. Brokers' or Finders' Fees. Except as set forth in
Schedule 3.27, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other fees or commissions in connection with this Agreement or the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SHAREHOLDER PARTIES

            The Shareholder Parties jointly and severally represent and warrant to CREC as follows:

            SECTION 4.1. Organization. Each of the Holding Company and the Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

            SECTION 4.2.   Authority; Binding Effect.

            (a) Each of the Holding Company and the Merger Subsidiary has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Holding Company and the Merger Subsidiary of this Agreement, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Merger Subsidiary and all necessary action, if any, on the part of their shareholders. This Agreement has been duly executed and delivered by each of the Holding Company and the Merger Subsidiary and constitutes a legal, valid and binding agreement of each of them, enforceable against each of them in accordance with the terms hereof.

            (b) Each Shareholder Party has all necessary power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. In the case of any Shareholder Party that is a partnership, the execution and delivery of this Agreement by such Shareholder Party have been duly and validly authorized by all necessary partnership action on the part of such Shareholder Party and all necessary action on the part of its partners, and no other proceedings or actions on the part of or with respect to such Shareholder Party or its partners are necessary to authorize this Agreement, the performance by such Shareholder Party of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Shareholder Parties and constitutes a legal, valid and binding obligation of each of them, enforceable against each of the Shareholder Parties in accordance with the terms hereof.

            SECTION 4.3.    Absence of Conflicts.

            (a) The execution and delivery by the Holding Company and the Merger Subsidiary of this Agreement, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Holding Company or the Merger Subsidiary, (ii) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the Holding Company or the Merger Subsidiary is a party or by which their respective properties or assets are bound or (iii) assuming that the filings and Consents referred to in Section 3.4 are made or obtained, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Holding Company or the Merger Subsidiary or their respective properties or assets.

            (b) The execution and delivery by the Shareholder Parties of this Agreement, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby will not (i) in the case of any Shareholder Party that is a partnership, result in any violation or breach of any provision of the partnership agreement of such Shareholder Party or the Charter, Bylaws or other constitutive instruments of any of its partners,
(ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any material term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the any of the Shareholder Parties is a party or by which its properties or assets are bound or (iii) assuming that any waiting period under the HSR Act applicable to the transactions to be consummated by the Shareholder Parties pursuant to this Agreement shall have expired or been terminated, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Shareholder Parties or their respective properties or assets.

            SECTION 4.4.   Governmental Consents and Filings.

            (a) There is no requirement applicable to the Holding Company or the Merger Subsidiary to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Holding Company or the Merger Subsidiary of this Agreement, the due performance by them of their obligations hereunder or the lawful consummation by them of the transactions contemplated hereby, except for the filings and Consents on the part of the Holding Company and the Merger Subsidiary referred to in Section 3.4.

            (b) There is no requirement applicable to any of the Shareholder Parties to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Shareholder Parties of this Agreement, the due performance by them of their obligations hereunder or the lawful consummation by them of the Merger or the other transactions contemplated hereby, except for (i) the filings and consents on the part of the Shareholder Parties referred to in

Section 3.4 and (ii) any filings required to be made by the Shareholder Parties in connection with such transactions pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

            SECTION 4.5. Proxy Statement; Schedule 13E-3. None of the information supplied in writing by the Shareholder Parties or the Holding Company for inclusion in the Proxy Statement or the Schedule 13E-3 will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 4.6. Title to Company Shares. As of the date hereof, each Shareholder Party is the record and beneficial owner of the number of Company Shares set forth opposite the name of such Shareholder Party (under the caption "Company Shares") on Exhibit C. The Company Shares set forth opposite the name of each Shareholder Party (under the caption "Company Shares") on Exhibit C are the only Company Shares owned by such Shareholder Party. Such Company Shares are owned by the Shareholder Parties free and clear of all Encumbrances, except for those provided for under the express terms of this Agreement, the Voting Agreement and the Stock Purchase Agreement.

            SECTION 4.7.   Capitalization; Issuance of Shares.

            (a) Immediately prior to giving effect to the CREC Stock Purchase and the Shareholder Party Contribution, the authorized capital stock of the Holding Company will consist of 100,000 shares of Holding Company Common Stock, of which 10 shares will be issued and outstanding and owned by Janal Partnership and no shares will be held in the treasury of the Holding Company. The CREC Holding Company Shares will, upon the issuance thereof in accordance with the terms of this Agreement, be validly issued, fully paid and nonassessable, and none of such shares will have been issued in violation of, or subject to, any preemptive rights or rights of subscription. Except as expressly provided in this Agreement, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Holding Company is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose.

            (b) Immediately prior to the Effective Time, the authorized capital stock of the Merger Subsidiary will consist of 1,000 shares of Merger Subsidiary Common Stock, all of which will be issued and outstanding and owned by the Holding Company. There are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Merger Subsidiary is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose

            SECTION 4.8. No Material Operations. Prior to the Effective Time, neither the Holding Company nor the Merger Subsidiary will have any material assets or liabilities or will be engaged in any material business or operations, other than as expressly contemplated by this Agreement.

            SECTION 4.9. Brokers' or Finders' Fees. Except as set forth on
Schedule 3.27, none of the Shareholder Parties, the Holding Company or the Merger Subsidiary has authorized any broker, finder or investment banker to act on their behalf or on behalf of the Company in connection with this Agreement or the Merger or the other transactions contemplated hereby in such a manner as to give rise to a valid claim against CREC, the Holding Company, the Merger Subsidiary or the Company for any brokerage or finder's fee or other fees or commissions.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                                     OF CREC

            CREC hereby represents and warrants to the Company and the Shareholder Parties as follows:

            SECTION 5.1. Organization. CREC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

            SECTION 5.2. Authority; Binding Effect. CREC has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by CREC of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CREC. This Agreement has been duly executed and delivered by CREC and constitutes a legal, valid and binding agreement of CREC, enforceable against CREC in accordance with the terms hereof.

            SECTION 5.3. Absence of Conflicts. The execution and delivery by CREC of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of CREC, (ii) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which CREC is a party or by which its properties or assets are bound or (iii) assuming that any waiting period under the HSR Act applicable to the transactions to be consummated by CREC pursuant to this Agreement shall have expired or been terminated, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to CREC or its properties or assets.

            SECTION 5.4. Governmental Consents and Filings. There is no requirement applicable to CREC to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by CREC of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except for any filing required to be made by CREC under the HSR Act in connection with the transactions to be consummated by CREC pursuant to this Agreement .

            SECTION 5.5. Financing. CREC has, or will have at the Closing Date, the funds necessary to pay the CREC Purchase Price.

            SECTION 5.6. Brokers' or Finders' Fees. CREC has not authorized any broker, finder or investment banker to act on its behalf in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against the Company or any of the Shareholder Parties for any brokerage or finder's fee or other fees or commissions.

                                   ARTICLE VI.

                                CERTAIN COVENANTS

            SECTION 6.1. Conduct of Business. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course of business and in a manner that is consistent in all material respects with past practice and the Company and its Subsidiaries shall preserve intact their business organizations, and use their best efforts to keep available the employees identified in Schedule 6.1 (the "Key Employees") and maintain their present relationships with material dealers, retailers, suppliers, insurers, lessors and licensees (except that the Company and its Subsidiaries may terminate or replace, or modify the terms of their contractual relationships with, dealers, retailers, suppliers, insurers, lessors and licensees to the extent that such terminations, replacements and changes are effected in the ordinary course of business and are not reasonably likely to have a Material Adverse Effect) and with all Governmental Authorities and other Persons having material business relationships with the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, neither the Company nor any of its Subsidiaries shall do, or propose or commit to do, directly or indirectly, any of the following without the prior written consent of CREC, except for actions to be taken in accordance with the express terms of this Agreement and except as set forth in Schedule 6.1:

            (a) amend or make any other change in its Charter or Bylaws;

            (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other equity securities of, or ownership interests in, the Company or any of its Subsidiaries (except in connection with the exercise of any outstanding Company Stock Options), or any options, warrants, calls or other rights to acquire any shares of capital stock or other equity securities of, or ownership interests in, the Company or any of its Subsidiaries;

            (c) sell, lease, transfer or otherwise dispose of any material properties or assets of the Company or any of its Subsidiaries (whether or not reflected on the books of the Company or any of its Subsidiaries and whether real, personal or mixed, tangible or intangible), other than in the ordinary course of business;

            (d) consolidate with, or merge with or into, any Person, except as contemplated by this Agreement;

             (e) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or redeem, purchase or otherwise acquire any capital stock or other equity interests of, or ownership interests in, the Company or any of its Subsidiaries, except in connection with the exercise of any outstanding Company Stock Options;

            (f) reclassify, combine, split or subdivide any shares of the capital stock of the Company or any of its Subsidiaries;

            (g) incur or assume any indebtedness for borrowed money or issue any debentures, notes or other debt securities or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business (provided, however, that the aggregate amount of indebtedness to be incurred or assumed by the Company and its Subsidiaries after the date hereof as permitted by this paragraph (g) shall not exceed $2,000,000);

            (h) make any loans, advances or capital contributions to, or investments in, any other Person (other than any of direct or indirect wholly owned Subsidiary), except for (i) investments to be made in accordance with existing financial and operating plans disclosed by the Company to CREC prior to the date hereof and (ii) temporary cash investments made in the ordinary course of business and consistent with past practice;

            (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

            (j) create or incur any Liens upon any material properties or assets of the Company or any of its Subsidiaries (except for Permitted Encumbrances);

            (k) enter into any material Contracts or commitments or engage in any material transactions (other than this Agreement and the Merger and the other transactions contemplated hereby) not in the ordinary course of business and consistent with past practice;

            (l) engage in any transactions with any Affiliate (other than (i) the Merger and the other transactions contemplated by this Agreement or (ii) transactions between the Company and any of its direct or indirect wholly owned Subsidiaries), except on terms and conditions at least as favorable to the Company as those that would apply in the case of a similar arms'-length transaction;

            (m) enter into any agreement, arrangement or understanding with any director, officer or employee of the Company or any of its Subsidiaries providing for the employment of any such director, officer or employee or any increase in the compensation, severance or termination benefits payable or to become payable by the Company or any of its Subsidiaries to any such director, officer or employee (except that the Company shall not be prohibited from (i) entering into "at will" employment Contracts, (ii) increasing compensation payable to employees who are not directors or officers or (iii) paying severance benefits to former employees, in each case in the ordinary course of business and consistent with past practice) or make any loan to or enter into any other material transaction or arrangement with any such director, officer or employee;

            (n) increase the benefits payable by the Company or any of its Subsidiaries under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Company or any of its Subsidiaries, other than any scheduled increase pursuant to the existing terms thereof;

            (o) fail to keep all of the material properties and assets of insurable character of the Company or any of its Subsidiaries insured at least to the extent described in or pursuant to the provisions of this Agreement, or take any action that would enable any insurance company or association to avoid liability under any insurance policy for claims arising out of occurrences prior to the Closing Date;

            (p) cancel or compromise any material claim, waive or release any material rights or change in any material respect or terminate any material Contract (except that the Company and its Subsidiaries may terminate or replace, or modify the terms of their contractual relationships with, dealers, retailers, suppliers, insurers, lessors and licensees to the extent that such terminations, replacements and changes are effected in the ordinary course of business and are not reasonably likely to have a Material Adverse Effect) of the Company or any of its Subsidiaries;

            (q) fail to maintain in full force and effect all material Permits that are required in connection with the conduct of the businesses of the Company or any of its Subsidiaries or sell, transfer, license or otherwise dispose of any material rights or interests under any such Permits;

            (r) change any significant accounting principles, methods or practices of the Company or any of its Subsidiaries, except as required as a result of any mandatory change in accounting standards;

            (s) fail to maintain the books and records of the Company or any of its Subsidiaries in all material respects in the usual, regular and ordinary manner on a basis consistently applied;

            (t) make any tax elections or settle or compromise any income tax liability, except in the ordinary course of business and consistent with past practice; and

            (u) take any action which would cause any representation or warranty of the Company contained in this Agreement (as qualified by the Schedules delivered to CREC hereunder, as the same have been supplemented from time to time pursuant to Section 6.15 with the consent of CREC) to be untrue or incorrect in any material respect as of the date when made or as of a future date.

            SECTION 6.2.   Other Proposals.

            (a) From the date hereof until the Closing Date, the Company and its Subsidiaries shall not, and shall not permit any of their respective Representatives to, initiate any contact with, solicit, encourage or enter into or continue any discussions, negotiations, understandings or agreements with any Third Party with respect to, or furnish or disclose any non-public information regarding the Company or any of its Subsidiaries or their respective businesses to any Third Party in connection with, any Acquisition Proposal. Notwithstanding the foregoing, to the extent that the Board of Directors of the Company or the Special Committee reasonably determines based on the advice of its counsel that it is required to do so by virtue of its fiduciary obligations under applicable law, the Company may (i) in response to an unsolicited request therefor, furnish non-public information with respect to the Company or its Subsidiaries or their respective businesses to any Qualified Third Party pursuant to a customary confidentiality agreement and discuss such information (but not any non-public information relating to the structure of the Merger or the other transactions contemplated hereby, other than any such information which the Company demonstrates was independently developed solely by the Company and its Representatives) with such Qualified Third Party, (ii) upon receipt of a Qualified Acquisition Proposal from a Qualified Third Party, participate in discussions and negotiations with such Qualified Third Party regarding such Qualified Acquisition Proposal (but not enter into any agreements with respect thereto except as permitted pursuant to the express terms of clause (iii) below) if each of the Overbid Negotiation Conditions is satisfied and (iii) enter into an agreement with a Qualified Third Party with respect to an Overbid Transaction if each of the Overbid Transaction Conditions is satisfied. Unless each of the Overbid Transaction Conditions is satisfied, neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to CREC, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to authorize or commit to enter into any agreement with respect to an Acquisition Proposal.

            (b) In the event that either the Company or any of the Shareholder Parties shall directly or indirectly receive any offer, proposal or inquiry relating to an Acquisition Proposal, such party shall notify CREC within one Business Day after the receipt of such offer, proposal or inquiry and shall, in any such notice to CREC, indicate the identity of the offeror and set forth all of the material terms of such offer, proposal or inquiry. The Company and the Shareholder Parties shall keep CREC fully informed of the status and details of any such offer, proposal or inquiry.

            (c) Without the prior written consent of CREC, the Company shall not modify or release any Third Party from any confidentiality or standstill agreement to which the Company is a party if such action would have the purpose or effect of permitting or facilitating the submission of an Acquisition Proposal by such Third Party.

            SECTION 6.3. Access to Information. From the date hereof until the Closing Date, the Company shall permit CREC and its Representatives (including, but not limited to, any attorney or environmental consulting firm) to make a full investigation of the business, prospects, properties, financial condition and results of operations of the Company and its Subsidiaries including, but not limited to, an environmental investigation of the Real Property owned or leased by them, and shall afford CREC and its Representatives full access to the offices, buildings, properties, records, files, books of account, tax returns, agreements and commitments, record books and stock books of the Company and its Subsidiaries and to their directors, officers, independent accountants and other Representatives, at such reasonable times during regular business hours and as often as CREC may reasonably request. Upon request by CREC, the Company shall request their present and former independent accountants to afford to CREC and its Representatives access to all accountants' working papers for all audits and reviews of the financial statements of the Company and its Subsidiaries. The Company shall furnish CREC and its Representatives with all such other information relating to the business, prospects, properties, financial condition and results of operations as CREC or its Representatives may reasonably request. No investigation pursuant to this Section 6.3 shall affect any representations or warranties made by the Company in this Agreement or the conditions to the obligations of any party hereto to consummate the Merger and the other transactions contemplated hereby. The provisions of the Confidentiality Agreement shall apply to any information provided to CREC or its Representatives pursuant to this Section 6.3; provided, however, that as of the Closing Date, the Confidentiality Agreement shall terminate and be of no further force and effect.

            SECTION 6.4. Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things which are necessary, proper or advisable under applicable laws and regulations or otherwise in order to consummate and make effective the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all reasonable agreements, certificates and other instruments and shall use its reasonable best efforts promptly to obtain all waivers, permits, consents, approvals and other authorizations from, and to effect all registrations, filings and notices with or to, any Governmental Authorities or other Persons which are necessary or appropriate in connection with said transactions or in order to fulfill all conditions to obligations of the parties under this Agreement.

            SECTION 6.5. Certain Actions by the Shareholder Parties. Each of the Shareholder Parties shall use its reasonable best efforts to cause each of the Company, the Holding Company and the Merger Subsidiary to perform all of its agreements, covenants and obligations set forth in this Agreement and to consummate the Merger and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

            SECTION 6.6. HSR Act. Each of CREC and the Principal Shareholders (as the ultimate parent entities of the Company) will promptly file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") notification and report forms pursuant to the HSR Act relating to the Merger and the other transactions contemplated by this Agreement. CREC and the Principal Shareholders shall promptly respond to any request for additional information or documentary material by the FTC or the Antitrust Division and shall cooperate with each other in order to ensure that all waiting periods (and any extension thereof) applicable to the consummation of the Merger and the other transactions contemplated by this Agreement under the HSR Act expire or are terminated as promptly as practicable.

            SECTION 6.7. Special Meeting. As promptly as practicable following the date hereof, the Company, acting through its Board of Directors, shall, in accordance with the provisions of the Arizona Act, the Exchange Act and any other provisions of applicable law, call, give notice of, convene and hold a special meeting (the "Special Meeting") of the shareholders of the Company and submit this Agreement to a vote of such shareholders. The Company, acting through its Board of Directors, shall recommend to its shareholders approval of this Agreement and the Merger and shall use its best efforts to obtain the necessary approval of this Agreement by its shareholders. Unless the Company enters into an agreement with respect to an Overbid Transaction as permitted pursuant to Section 6.2, the Company and the Shareholder Parties shall use their best efforts to obtain the vote of the shareholders of the Company required under the Arizona Act to approve this Agreement.

            SECTION 6.8. Proxy Statement; Schedule 13E-3.

            (a) As promptly as practicable following the date hereof, the Company shall prepare and file with the Commission the Proxy Statement pursuant to the Exchange Act and the Company and the Principal Shareholders shall prepare and file with the Commission the Schedule 13E-3 pursuant to the Exchange Act. The Company shall include in the Proxy Statement the recommendation of the Board of Directors with respect to the approval of the Merger Agreement referred to in the recitals to this Agreement and the written opinion of the Financial Advisor that the Merger is fair to the shareholders of the Company from a financial point of view. The Proxy Statement and Schedule 13E-3 shall comply as to form with the applicable requirements of the Exchange Act and any other provisions of applicable law.

            (b) In preparing the Proxy Statement and the Schedule 13E-3, the Company shall use its best efforts (i) to obtain and furnish all material information required to be included therein pursuant to the Exchange Act and any other provisions of applicable law, (ii) file with the Commission pursuant to the Exchange Act preliminary copies of the Proxy Statement and the Schedule 13E-3 for review and comment, (iii) respond promptly to any comments made by the Commission with respect to the preliminary copies of the Proxy Statement and the
Schedule 13E-3 and (iv) to have the Proxy Statement cleared by the Commission and mailed to the shareholders of the Company at the earliest practicable date. CREC and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement (and any supplements thereto) and the Schedule 13E-3 (and any amendments thereto) prior to the time they are filed with the Commission. The Company and the Principal Shareholders shall provide CREC and its counsel with a copy of any written comments or telephonic notification of any verbal comments that are received by the Company, the Principal Shareholders or their counsel from the Commission or its staff with respect to the Proxy Statement or the Schedule 13E-3 and shall further provide CREC and its counsel with a copy of any written responses and telephonic notification of any verbal responses by the Company, the Principal Shareholders or their counsel.

            (c) If at any time prior to the Closing Date any fact, event or development is discovered by the Company or the Principal Shareholders which is required under applicable law to be set forth in a supplement to the Proxy Statement or an amendment to the Schedule 13E-3, the Company shall prepare and file with the Commission any such supplements and amendments and shall disseminate the same to the Shareholders of the Company in the manner required by applicable law.

            SECTION 6.9. Company Stock Options. The Company shall take all action necessary to terminate the Company Stock Plan and any other employee stock option or similar plans prior to the Effective Time and will use its reasonable best efforts to obtain the written consent of each holder of a Company Stock Option to the transactions contemplated by Section 2.3.

            SECTION 6.10. Indemnification of Directors and Officers.

            (a) The Company shall indemnify and hold harmless each person that is a director or officer of the Company (each, an "Individual Indemnified Party") to the fullest extent permitted under applicable law, the provisions of its Charter and Bylaws as in effect on the date hereof and any indemnification agreement to which the Company and any Individual Indemnified Party are parties from and against all claims, demands, actions, causes of action, suits, proceedings and investigations that are asserted against such Individual Indemnified Party and all losses, claims, damages, liabilities, costs, expenses (including fees and disbursements of counsel), judgments, assessments, fines, penalties and amounts paid in settlement with the consent of the Company that are incurred by or imposed on such Individual Indemnified Party in connection therewith which arise out of or are based upon any actual or alleged acts or omissions on the part of such Individual Indemnified Party prior to the Effective Time, including, but not limited to, acts or omissions arising from or relating to the Merger or any other transactions contemplated by this Agreement. In connection with any such claim, demand, action, cause of action, suit, proceeding or investigation, the Company shall advance the reasonable expenses incurred by each Individual Indemnified Party promptly upon request and delivery of any undertaking required by law.

            (b) In the event that the Company shall fail to comply with any of its obligations set forth in paragraph (a) above for any reason, including as a result of any determination or claim that compliance with such obligations by the Company would be illegal, contrary to public policy or beyond the power of, or otherwise unenforceable against, the Company, CREC shall be responsible therefor and, to the fullest extent permitted by law, shall perform such obligations unconditionally without regard to any defense or other basis for nonperformance which the Company may be entitled to assert (it being understood that CREC hereby expressly waives any such determination or claim as a basis for nonperformance of such obligations to the extent that it may lawfully do so).


            (c) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each Individual Indemnified Party (each of whom shall be an express third-party beneficiary of this Section 6.10). The obligations of the Company and CREC under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any of the Individual Indemnified Parties without the prior written consent of each Individual Indemnified Party affected thereby.

            SECTION 6.11. Notification of Certain Other Matters. The Company and the Shareholder Parties shall promptly notify CREC of:

            (a) any action, suit, inquiry, investigation or proceeding commenced or threatened against or affecting the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been set forth or described in any Schedule required hereby or which relate to the Merger or the other transactions contemplated by this Agreement;

            (b) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement;

            (c) any notice or other communication from any Governmental Authority in connection with the Merger or the other transactions contemplated by this Agreement; and

            (d) any fact, development or occurrence that constitutes a Material Adverse Change or, so far as reasonably can be foreseen at the time of its occurrence, is likely to have a Material Adverse Effect.

            SECTION 6.12. Convertible Note. Prior to the Effective Time, the Company shall (i) prepay in cash one-half of the outstanding principal amount of the Convertible Note and (ii) cause the remainder of the outstanding principal amount of the Convertible Note to be converted into Company Shares in accordance with the terms thereof (which Company Shares will, in accordance with and subject to the provisions of Article II, be converted into the Merger Consideration and canceled as of the Effective Time). The Company represents and warrants that, as of the date hereof, the outstanding principal amount of the Convertible Note is $4,100,000 and that the number of Company Shares issuable upon the conversion of one-half of the principal amount thereof is 128,125 and agrees that it shall not take any action which would require the Company to issue a greater number of Company Shares upon the conversion of the Convertible Note.

            SECTION 6.13. Arizona Takeover Statute Matters.

            (a) The Company has taken and shall take all action required in order to ensure that the provisions of the Arizona Business Combination Statute do not prohibit or restrict the Merger or any of the other transactions contemplated hereby.

            (b) The Company hereby represents and warrants to CREC that a committee of disinterested directors of the Company has approved the Subject Share Purchase, which approval satisfies the applicable requirements of Section 2741A.2 of the Arizona Business Combination Statute.

            (c) To the fullest extent permitted by law, the Company hereby irrevocably waives any right that it may have under the Arizona Control Share Acquisition Statute to redeem or repurchase any of the Aggregate Subject Shares at any time after the consummation of the Subject Share Purchase. Unless prohibited by law, the Shareholder Parties shall take all reasonable action within their control necessary to ensure that the Company does not exercise or attempt to exercise any such right.

            (d) If the Subject Share Purchase is consummated, the Company and the Shareholder Parties shall take all reasonable action within their control (including any action required or contemplated by the Arizona Control Share Acquisition Statute) to ensure that the Aggregate Subject Shares will at all times have the same voting rights as any other outstanding Company Shares, unless prohibited by law. Without limiting the generality of the foregoing, if CREC so requests and provides any undertaking required by law (it being expressly understood and agreed that, to the fullest extent permitted by law, the Company hereby irrevocably waives the requirement that any such undertaking be provided by CREC), the Company and the Shareholder Parties shall take all reasonable action within their control necessary (including the preparation, filing and mailing of a proxy statement) in accordance with the applicable provisions of the Arizona Act, the Arizona Control Share Acquisition Statute, the Exchange Act and any other provision of applicable law to convene a meeting of the shareholders of Company as promptly as practicable to consider and vote upon the approval of a resolution providing that the Aggregate Subject Shares will at all times have the same voting rights as any other outstanding Company Shares. Any solicitation by the Company in connection with the approval of the foregoing resolution shall be made in accordance with Regulation 14A under the Exchange Act. The Board of Directors of the Company shall, subject to its fiduciary duties under applicable law, recommend approval of such resolution and the Company and, unless prohibited by law, the Shareholder Parties shall use their reasonable best efforts to obtain such approval.

            SECTION 6.14. Post-Termination Proposal. In consideration of the waivers, representations, warranties, covenants and agreements on the part of the Company and the Shareholder Parties set forth in Section 6.13(b), (c) and
(d), CREC hereby agrees that, if this Agreement is terminated and the Subject Share Purchase is consummated in accordance with the Stock Purchase Agreement, within 30 days after the consummation of the Subject Share Purchase (or, if at the time of the consummation of the Subject Share Purchase, the Company is a party to an agreement with a Third Party with respect to an Overbid Transaction, within 30 days after the termination of such agreement within the time period specified in the last sentence of this Section 6.14), CREC shall make a written proposal (a "Post-Termination Proposal") to the Board of Directors of the Company with respect to a transaction or transactions (a "Post-Termination Transaction") pursuant to which CREC or one or more of its Affiliates would acquire all of the outstanding Company Shares which are held by the Independent Shareholders at a price of $26.75 per share. It is understood and agreed that the form and structure of any Post-Termination Transaction to be proposed by CREC pursuant to this Section 6.14 shall be determined by CREC in its reasonable judgment based upon such regulatory, tax and other considerations as it considers to be relevant; provided, however, that the proposed terms of such transaction, when taken in their entirety, shall be, in the reasonable judgement of the Board of Directors of CREC, no less favorable to the Independent Shareholders than the terms and conditions set forth in this Agreement. Until such time as the Company, the Shareholder Parties and CREC enter into a definitive written agreement with respect to a Post-Termination Transaction, a Post-Termination Proposal shall not give rise to a binding obligation on the part of any of the parties hereto; provided, however, that if the Company notifies CREC within ten days after receipt of such a proposal that it is willing to enter into a Post-Termination Transaction on substantially the terms described in the Post-Termination Proposal, the Company, Shareholder Parties and CREC shall negotiate in good faith with a view toward entering into a definitive written agreement with respect thereto as soon as reasonably practicable. Notwithstanding the foregoing, CREC shall not be obligated to submit a Post-Termination Proposal to the Board of Directors of the Company if, at the time such proposal would otherwise be required to be submitted hereunder, (i) the Company is a party to an agreement with a Third Party with respect to an Overbid Transaction (and such agreement is not terminated within a period of 60 days), (ii) the Company or the Shareholder Parties are in breach in any material respect of their obligations under Section 6.13(b), (c) or (d) or (iii) there shall be issued and in effect any order, writ, injunction, judgment or decree of any federal or state court or other Governmental Authority which has the effect of making illegal, impeding, restraining or prohibiting CREC from making a Post-Termination Proposal, entering into an agreement with respect to such a proposal or consummating a Post-Termination Transaction.

            SECTION 6.15. Supplemental Disclosure. After the date hereof, the Company shall have the continuing obligation promptly to supplement or amend the Schedules required hereby or any writing previously delivered to CREC with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in a Schedule required hereby or in any writing delivered to CREC; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless otherwise agreed to in writing by CREC.


                                  ARTICLE VII.

                              CONDITIONS TO CLOSING

            SECTION 7.1. Conditions to the Obligations of Each of the Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions:

            (a) This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding Company Shares;

            (b) Any waiting period applicable to such transactions under the HSR Act shall have expired or been terminated; and

            (c) No statute, rule, regulation, order, writ, injunction, judgment or decree shall have been enacted, promulgated, entered or enforced by any federal or state court or other Governmental Authority which has the effect of making illegal, impeding or otherwise restraining or prohibiting such transactions.

            SECTION 7.2. Conditions to the Obligations of CREC. The obligations of CREC to consummate the CREC Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions (any one or more of which may be waived, in whole or in part, by CREC):

            (a) Each of the representations and warranties of the Company contained in this Agreement (as qualified by the Schedules delivered to CREC hereunder, as the same are supplemented from time to time pursuant to Section
6.15 with the consent of CREC), shall be true and correct as of the Closing Date as if made on such date and each of the representations and warranties of the Shareholder Parties contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date; provided, however, that the failure of any such representations or warranties of the Company to be true and correct shall not be a condition to the obligations of CREC unless the Claims Reserve is less than or equal to zero;

            (b) The Company, the Holding Company and the Shareholder Parties shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date;

            (c) There shall be no Company Stock Options outstanding immediately prior to the Effective Date;

            (d) The Company and the Shareholder Parties shall have delivered to CREC certificates, dated as of the Closing Date, which in the case of the certificate delivered by the Company, shall be executed by the chief executive officer and chief financial officer of the Company, certifying that, to the best of their knowledge, the conditions specified in paragraphs (a) and (b) above have been fulfilled; and

            (e) CREC shall have received an opinion, dated as of the Closing Date, of Osborn Maledon, counsel for the Company, in the form attached as Exhibit E hereto.

            SECTION 7.3. Conditions to the Obligations of the Company and the Shareholder Parties. The obligations of the Company and the Shareholder Parties to consummate the Merger, the Shareholder Party Contribution and the other transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or concurrently with the Closing, of the following conditions (any one or more of which may be waived, in whole or in part, by the Company and the Shareholder Parties jointly):

            (a) Each of the representations and warranties of CREC contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date;

            (b) CREC shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date;

            (c) CREC shall have delivered to the Company and the Shareholder Parties a certificate, dated as of the Closing Date, which shall be executed by the chief executive officer and chief financial officer of CREC, certifying that, to the best of their knowledge, the conditions specified in paragraphs (a) and (b) above have been fulfilled;

            (d) The Company shall have received an opinion, dated as of the Closing Date, of Raymond G. Smerge, Vice President and Chief Legal Officer of CREC, in the form attached as Exhibit F.


                                  ARTICLE VIII.

                                 INDEMNIFICATION

            SECTION 8.1. Indemnification by the Shareholder Parties. In accordance with the terms and subject to the conditions of this Article VIII, the Shareholder Parties shall jointly and severally indemnify and hold harmless CREC and its Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Person as a result of or in connection with the breach or alleged breach by the Shareholder Parties of any of their representations, warranties, covenants or agreements contained in this Agreement (the "CREC Claims"); provided, however, that the Shareholder Parties shall only be obligated to indemnify CREC and its Representatives pursuant to this Section 8.1 if and to the extent that the aggregate of all CREC Claims for which any Persons have sought or are seeking indemnification hereunder exceeds $50,000.

            SECTION 8.2. Indemnification by CREC. In accordance with the terms and subject to the conditions of this Article VIII, CREC shall indemnify and hold harmless the Shareholder Parties and their Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Person as a result of or in connection with the breach or alleged breach by CREC of any of its representations, warranties, covenants or agreements contained in this Agreement (the "Shareholder Party Claims"); provided, however, that CREC shall only be obligated to indemnify the Shareholder Parties and their Representatives pursuant to this Section 8.2 if and to the extent that the aggregate of all Shareholder Party Claims for which any Persons have sought or are seeking indemnification hereunder exceeds $50,000.

            SECTION 8.3. Third-Party Claims; Procedures. The obligations of the parties provided for under Sections 8.1 and 8.2 hereof in respect of any CREC Claims or Shareholder Party Claims, as the case may be ("Claims"), made or asserted by a third party ("Third-Party Claims") shall be performed in accordance with the following procedures:

            (a) Each Person entitled to indemnification under Section 8.1 or 8.2 hereof (each, an "Indemnified Party") shall give the party or parties from whom it is seeking indemnification hereunder (collectively, the "Indemnifying Party") written notice as promptly as reasonably practicable after the written assertion of any Third-Party Claim or commencement of any action, suit or proceeding in respect thereof; provided, however, that, if an Indemnified Party fails to give Indemnifying Party written notice as provided herein, Indemnifying Party shall only be relieved of its obligations under this Article VIII in respect of such Third-Party Claim if and to the extent that the Indemnifying Party is materially prejudiced thereby (whether as a result of the forfeiture of substantive defenses or otherwise).

            (b) Promptly after receipt of written notice of a Third-Party Claim as contemplated by Section 8.3(a), the Indemnifying Party shall (or, in the case of the Shareholder Parties, may in their sole discretion elect to) assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) if the Indemnifying Party fails, within a reasonable time after receipt of written notice of such Third-Party Claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party (upon notifying the Indemnified Party of its election to do so) to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise, judgment or other final determination thereof, (ii) if in the reasonable judgment of the Indemnified Party a direct or indirect conflict of interest exists between the Indemnified Party and the Indemnifying Party in respect of the Third-Party Claim or any other fact, condition or circumstance exists such that the assumption of the defense of such Third Party Claim by the Indemnifying Party would materially and adversely affect the Indemnified Party, the Indemnified Party shall (upon written notice to the Indemnifying Party of its election to do so) have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party (it being understood and agreed that the Indemnifying Party shall not be entitled to assume the defense of such Third-Party Claim), (iii) if the Indemnified Party in its sole discretion so elects, it shall be entitled to employ separate counsel and to participate in the defense of such Third-Party Claim (and the Indemnifying Party shall cooperate with the Indemnified Party so as to allow it to participate in the defense thereof), but the fees and expenses of counsel so employed shall (except as otherwise contemplated by clauses (i) and (ii) above) be borne solely by the Indemnified Party and (iv) the Indemnifying Party shall not (A) settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnified Party of a release from any and all liability in respect thereof or (B) settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that would materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments to be fully paid by the Indemnifying Party, without the prior written consent of the Indemnified Party.


                                   ARTICLE IX.

                                   TERMINATION

            SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the approval of this Agreement by the shareholders of the Company, as follows:

            (a) by mutual written consent of CREC and the Company;

            (b) by either CREC or the Company if:

            (i) any federal or state court or other Governmental Authority shall have issued an order, writ, injunction, judgment or decree which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting the transactions contemplated hereby and such order, writ, injunction, judgment or decree shall have become final and nonappealable; or

            (ii) the condition to the obligations of the parties set forth in
      Section 7.1(a) shall not have been satisfied by reason of the failure to obtain the required vote of the shareholders of the Company at the Special Meeting or any adjournment thereof;

            (c) by CREC if:

            (i) the Overbid Transaction Conditions shall have been satisfied;

            (ii) there shall have been any violation or breach in any material respect on the part of the Company or any of the Shareholder Parties of any covenant or agreement contained in Sections 6.2 through 6.8, inclusive, and Section 6.12;

            (iii) there shall have been any violation or breach in any material respect on the part of the Company or any of the Shareholder Parties of any covenant or agreement (other than the covenants and agreements referred to in clause (ii) above) contained in this Agreement which shall not have been cured within 30 days after receipt of notice of such violation or breach from CREC;

            (iv) there shall have been any violation or breach on the part of the Company or any violation or breach in any material respect on the part of the Shareholder Parties of any representation or warranty contained in this Agreement (except that CREC may not terminate this Agreement pursuant to this clause (iv) as a result of any violation or breach on the part of the Company of any such representation or warranty unless the Claims Reserve is less than or equal to zero); or

            (v) the Merger shall not have been consummated prior to or on December 31, 1997;

provided, however, that, in the case of any termination pursuant to clause
(iii), (iv), or (v) above, CREC has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder; or

            (d) by the Company and the Shareholder Parties jointly if

            (i) the Board of Directors of the Company shall have modified or withdrawn, in a manner adverse to CREC, the approval or recommendation by such Board of Directors of this Agreement or the Merger and shall have authorized the Company to enter into an agreement with a Third Party with respect to an Acquisition Proposal as permitted pursuant to Section 6.2;

            (ii) there shall have been any violation or breach in any material respect on the part of CREC of any covenant or agreement contained in this Agreement which shall not have been cured within 30 days after receipt of notice of such violation or breach from the Company;

            (iii) there shall have been any violation or breach in any material respect on the part of CREC of any representation or warranty contained in this Agreement; or

            (iv) the Merger shall not have been consummated prior to or on December 31, 1997;

provided, however, that, in the case of any termination pursuant to clause (ii),
(iii) or (iv) above, the Company and the Shareholder Parties have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by them hereunder.

            SECTION 9.2. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1 hereof, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability hereunder on the part of any party or its Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that
(i) this Section 9.2 and Sections 6.13, 6.14, 9.3, 11.2, 11.4, 11.8, 11.9 and
11.10 shall survive any termination of this Agreement and (ii) nothing contained herein shall relieve any party from liability for any breach of this Agreement.

            SECTION 9.3. Termination Payments.

            (a) If this Agreement is terminated for any reason (other than pursuant to the provisions of Section 9.1(a), (b)(i) (solely by reason of an order, writ, injunction, judgment or decree issued in an action brought by a plaintiff that is a Governmental Authority), (c)(v), (d)(ii) or (d)(iii)), the Company shall pay to CREC the Termination Payments, which payments shall be made in immediately available funds no later than one Business Day after the date of termination hereof.

            (b) If this Agreement is terminated pursuant to the provisions of
Section 9(c)(v), (d)(ii) or (d)(iii), CREC shall pay to the Company the Termination Payments, which payments shall be made in immediately available funds no later than one Business Day after the date of termination hereof.

            (c) Any amounts payable pursuant to this Section 9.3 shall be paid without set-off or deduction.


                                   ARTICLE X.

                                   DEFINITIONS

            SECTION 10.1. Definitions.

            (a) As used in this Agreement, the terms set forth below shall have the following meanings:

            "Acquisition Proposal" means a proposal by a Third Party relating to an acquisition (whether by merger, consolidation, purchase of assets, purchase of stock or otherwise) of the Company or any of its capital stock (other than an acquisition of capital stock in connection with the prepayment or conversion of the outstanding principal amount of the Convertible Note in accordance with
Section 6.12 or the exercise of any outstanding Company Stock Options) or any substantial part of its assets or any other business combination or transaction of a similar nature that is inconsistent with the Merger or the other transactions contemplated by this Agreement; provided, however, that the term

"Acquisition Proposal" shall not include any proposal relating to a Permitted Sale Transaction.

            "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise.

            "Arizona Act" means the Arizona Business Corporation Act as set forth in Sections 120 et seq. of Title 10 of the Arizona Revised Statutes, as amended (including any successor statute).

            "Arizona Business Combination Statute" means the provisions of the Arizona Corporate Takeovers Statute with respect to certain business combinations set forth in Sections 2741 et seq. of Title 10 of the Arizona Revised Statutes, as amended (including any successor statute).

            "Arizona Commission" means the Arizona Corporation Commission.

            "Arizona Corporate Takeovers Act" means the act relating to Corporate Takeovers set forth in Sections 2701 et seq. of Title 10 of the Arizona Revised Statutes, as amended (including any successor statute).

            "Arizona Control Share Acquisition Statute" means the provisions of the Arizona Corporate Takeovers Statute with respect to certain control share acquisitions set forth in Section 2721 et seq. of Title 10 of the Arizona Revised Statutes, as amended (including any successor statute).

            "Business Day" means any day except a Saturday, Sunday or federal holiday.

            "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect from time to time.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.

            "Charter" means, with respect to any corporation, the certificate or articles of incorporation (or similar governing document) of such corporation, as in effect from time to time.

            "Claims Adjusted Consolidated Net Worth" means as of any date the excess of (i) the Consolidated Net Worth of the Company as of the end of the most recently completed calendar month over (ii) the aggregate amount of all assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which have been or are reasonably likely to be imposed upon or incurred by either the Company or CREC as a result of or in connection with the violation or breach by the Company of any of its representations and warranties contained in this Agreement (it being understood and agreed that, for purposes for this definition, all such representations and warranties shall be construed as if they were not qualified in any manner as to materiality).

            "Claims Reserve" means as of any date the excess, if any, of (i) the Claims Adjusted Consolidated Net Worth of the Company over (ii) $26,170,656 (which represents the Consolidated Net Worth of the Company as of September 30, 1996, less $2,500,000).

            "Closing Date" means the date upon which the Closing occurs in accordance with Section 1.8.

            "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Company Stock Options" means options to purchase Company Common Stock under the Company Stock Plan.

            "Company Stock Plan" means the 1985 Stock Option Plan of the
Company.

            "Confidentiality Agreement" means the letter agreement, dated as of September 20, 1996, between the Company and CREC.

            "Consent" means any consent, approval, permit, notice, action or other authorization of any Person not a party to this Agreement.

            "Consolidated Net Worth" means, with respect to the Company, the consolidated shareholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP, applied on a basis consistent with the Company Financial Statements.

            "Contributed Company Shares" means the Company Shares owned as of the date hereof by the Shareholder Parties which are set forth on Exhibit C under the caption "Contributed Company Shares."

            "Contract" means any contract, subcontract, letter contract, agreement, purchase order, delivery order, arrangement, understanding or other instrument, obligation or commitment of any kind or character (whether oral or written).

            "Convertible Note" means the promissory note, dated as of April 28, 1994, in the aggregate principal amount of $4,100,000 issued by the Company to Carl H. Osterman, as trustee of the CAVCO Convertible Note Trust, in accordance with the Loan Agreement, dated as of April 28, 1994, by and among the Company and such trustee.

            "CREC Holding Company Shares" means a number of Holding Company Shares which bears the same ratio to the number of Holding Company Shares to be held by the Shareholder Parties after giving effect to the Shareholder Party Contribution as the number of Company Shares that are converted into the Merger Consideration pursuant to Section 2.1(a) (plus any Dissenting Company Shares) bears to the total number of Contributed Company Shares.

            "CREC Purchase Price" means an amount equal to the product of (i) the number of Company Shares that are outstanding immediately prior to the Effective Time (other than the Contributed Company Shares) and (ii) $26.75.

            "Encumbrance" means (i) with respect to any capital stock or other equity securities of any corporation, partnership or other Person, any Lien, charge, claim, encumbrance, limitation or restriction applicable to or affecting such capital stock, equity securities or ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, equity securities or other ownership interest) and (ii) with respect to any Real Property or Personal Property (other than any capital stock or other equity securities of any corporation, partnership or other Person), any Lien, defect in title, easement, covenant, restriction, claim, charge, levy or assessment against or relating to any portion of such Real Property or Personal Property.

            "Environmental Claim" means any claim (including, but not limited to, any claim under CERCLA), action, cause of action, investigation or notice by any Person alleging potential liability (including, but not limited to, potential liability for investigatory costs, assessment costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the release by the Company into the environment of any Hazardous Materials at any location, whether or not owned by the Company, (b) the presence of any Hazardous Materials at any location owned or leased by the Company or (c) circumstances forming the basis of any liability under or any violation of any Environmental Law.

            "Environmental Laws" means all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules and regulations relating to pollution or protection of human health or the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, statutes, codes, ordinances, rules and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (including any successor statute).

            "ERISA Affiliate" means, with respect to the Company, any corporation or other trade or business under common control with the Company (within the meaning of Section 414 of the Internal Revenue Code or Section 4001(a)(14) or 4001(b) of ERISA).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended (including any successor statute).

            "GAAP" means United States generally accepted accounting principles as in effect at the time of the application thereof as described in or contemplated by this Agreement.

            "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hazardous Materials" means (i) any substance, material or waste defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of any Environmental Law, (ii) any substance, material or waste classified as a contaminant or pollutant under any Environmental Law or
(iii) any other substance (including, but not limited to, petroleum), material or waste, the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is subject to regulation under any Environmental Law.

            "Holding Company Common Stock" means the common stock, par value $.01 per share, of the Holding Company.

            "Holding Company Shares" means shares of Holding Company Common
Stock.

            "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

            "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (including, but not limited to, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) other intellectual property rights and (vii) all goodwill associated with any of the foregoing intellectual property rights.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time (including any successor statute).

            "Leasing Business" means the business conducted by the Company and its Subsidiaries which relates to the sale and leasing of temporary security storage containers and trailer vans, as described in the Company's most recent Annual Report on Form 10-K filed with the Commission.

            "Lien" means (i) any mortgage, pledge, hypothecation, assignment, security interest, option, lien or any preference, priority or other right or interest granted pursuant to a security agreement or preferential arrangement of any kind or character whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) and (ii) any other lien, charge, levy or encumbrance, whether arising by operation of law or otherwise.

            "Material Adverse Change" means a material adverse change in the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" means a material adverse effect on the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            "Merger Subsidiary Common Stock" means the common stock, without par value, of the Merger Subsidiary.

            "Merger Subsidiary Shares" means shares of Merger Subsidiary Common Stock.

            "Overbid Negotiation Conditions" means, in the case of any Qualified Acquisition Proposal, each of the following conditions:

            (i) the Company has complied fully and in a timely manner with its obligations to notify CREC of the receipt of such Qualified Acquisition Proposal (and the identity of the offeror and the material terms of such proposal) in accordance with Section 6.2(b);

            (ii) the Company has delivered an Overbid Notice to CREC with respect to such Qualified Acquisition Proposal; and

            (iii) CREC has not delivered to the Company a Topping Offer with respect to such Qualified Acquisition Proposal.

            "Overbid Notice" means a written notice from the Company to CREC stating that the Board of Directors of the Company or the Special Committee has determined that an Acquisition Proposal received by the Company from a Qualified Third Party constitutes a Qualified Acquisition Proposal (which notice shall be accompanied by copies of the documentation received by the Company from such Qualified Third Party setting forth the material terms of such Qualified Acquisition Proposal).

            "Overbid Transaction" means a transaction contemplated by an Acquisition Proposal received from a Qualified Third Party (i) which would provide for consideration attributable to the Company Shares held by the Independent Shareholders having a fair market value, as reasonably determined by the Board of Directors of the Company after consultation with its financial advisors, that is at least $1,000,000 greater than the product of (A) $26.75 and
(b) the total number of Company Shares held by the Independent Shareholders,
(ii) the terms and conditions of which, when taken in their entirety, are no less favorable to the Independent Shareholders than the terms and conditions set forth in this Agreement and (iii) which is not subject to any conditions or other limitations as a result of which such transaction is not reasonably likely to be consummated on the terms proposed by the Qualified Third Party.

            "Overbid Transaction Conditions" means, in the case of a Qualified Acquisition Proposal, each of the following conditions:

            (i) each of the Overbid Negotiation Conditions shall have been satisfied with respect to such Qualified Acquisition Proposal;

            (ii) at least ten days shall have expired from the date upon which the Company delivered to CREC an Overbid Notice with respect to such Qualified Acquisition Proposal and CREC shall not have delivered a Topping Offer to the Company;

            (iii) the terms of the Qualified Acquisition Proposal shall not have been modified in any manner materially adverse to the Company or the Independent Shareholders since the date of the Overbid Notice (it being understood and agreed that, if the terms of the Qualified Acquisition Proposal shall have been so materially modified, the Company shall be required to deliver a new Overbid Notice to CREC in order for the conditions set forth in this definition to be satisfied); and

            (iv) the Company shall have paid to CREC the full amount of the Termination Payments.

            "Permitted Encumbrances" means:

            (i) tax liens with respect to taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, consistently applied;

            (ii) interests or title of a lessor as lessor under any lease disclosed in writing to CREC;

            (iii) mechanics' or materialmen's liens or encumbrances arising in the ordinary course of business, if the underlying obligations are not overdue for a period of more than 90 days;

            (iv) deposits made in the ordinary course of business to secure contractual or other obligations of the Company or any of its Subsidiaries, if the underlying obligations are not overdue for a period of more than 90 days;

            (v) easements, rights-of-way, restrictions and other similar charges and encumbrances on Real Property not materially interfering with the conduct of the business of the Company and its Subsidiaries or materially detracting from the use, value or marketability of such Real Property; and

            (vi) other Liens in existence on the date hereof which are described in the Schedules to this Agreement.

            "Permitted Sale Transaction" means any sale or disposition by the Company or its Subsidiaries (whether through a stock sale, asset sale, joint venture or otherwise) of the Leasing Business or the Real Estate Development Business, in whole or in part, if such sale or disposition does not have the purpose or effect of hindering, preventing or delaying the consummation of the Merger or the other transactions contemplated by this Agreement.

            "Person" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

            "Personal Property" means all furniture, fixtures, machinery, equipment, supplies and other tangible personal property.

            "Proxy Statement" means a letter to shareholders, notice of meeting, proxy statement and form of proxy to the shareholders of the Company to be distributed by the

Company to its shareholders in connection with the approval and adoption of this Agreement.

            "Qualified Centex Subsidiary" means a Subsidiary of Centex Corporation of which at least 80% of the outstanding capital stock and other equity securities are owned, directly or indirectly, by Centex Corporation.

            "Qualified Acquisition Proposal" means a bona fide, unsolicited Acquisition Proposal received by the Company from a Qualified Third Party which the Board of Directors of the Company or the Special Committee has reasonably determined would, if consummated, constitute an Overbid Transaction.

            "Qualified Third Party" means a Third Party who the Board of Directors of the Company or the Special Committee has reasonably determined is financially able to consummate an Overbid Transaction.

            "Real Property" means all real property or real estate, all buildings and improvements thereon and all rights under any contracts, options, easements, declarations or other agreements and instruments affecting or relating to any of the foregoing.

            "Real Estate Development Business" means the business conducted by the Company and its Subsidiaries which relates to the development of housing subdivisions and the sale of manufactured, modular and conventional housing units or lots located therein, as described in the Company's most recent Annual Report on Form 10-K filed with the Commission.

            "Representatives" means, with respect to any of the parties hereto, the Affiliates, directors, officers, agents or other representatives of such party, including, but not limited to, any investment banker, financial advisor, attorney or accountant.

            "Securities Act" means the Securities Act of 1933, as amended (including any successor statute).

            "Schedule 13E-3" means a transaction statement on Schedule 13E-3 to be filed by the Company and the Principal Shareholders with the Commission pursuant to Section 13(e)(3) of the Exchange Act and Rule 13e-3 thereunder in connection with the Merger or the other transactions contemplated by this Agreement.

            "Special Committee" means the special committee of the Board of Directors of Company established in connection with the negotiation and consideration of the Merger and the other transactions contemplated hereby from the perspective of the Independent Shareholders.

            "Subsidiary" means, with respect to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person or
(ii) any partnership, limited liability company or other unincorporated entity of which such Person or any of its Subsidiaries is a general partner or manager or of which such Person directly or indirectly owns partnership interests or limited liability company interests which entitle it to receive more than 50% of the distributions made by such partnership or limited liability company.

            "Tax Returns" means any returns, declarations, reports, claims for refund and informational returns or statements relating to Taxes, including any schedules or attachments thereto.

            "Taxes" means all taxes, charges, fees, levies or other assessments (including, but not limited to, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges) imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, penalties and additions to any Tax.

            "Termination Payments" means the following amounts:

            (i) a fee of $2,500,000 in cash;

            (ii) reimbursement of all Transaction Expenses incurred by the party entitled to receive the Termination Payments (the "Recipient") in an amount of up to $300,000 in the aggregate; and

            (iii) in the event that the Company or CREC, as the case may be, shall fail to pay the Recipient any of the foregoing payments when due, the costs and expenses actually incurred or accrued by the Recipient (including, but not limited to, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of Section 9.3, together with interest on such unpaid Termination Payments, commencing on the date that such payments became due, at a rate of 10% per annum.

            "Third Party" means any Person other than CREC and its respective Affiliates.

            "Topping Offer" means, with respect to any Qualified Acquisition Proposal, a written offer by CREC to amend this Agreement in order to provide for consideration attributable to the Company Shares held by the Independent Shareholders having a value at least $1,000,000 greater than the value of the consideration provided to the Independent Shareholders under such Qualified Acquisition Proposal, which offer shall state that it may not be withdrawn or revoked by CREC unless the parties hereto do not enter into an amendment to this Agreement to reflect the acceptance of the Topping Offer by the Company and the Shareholder Parties within ten calendar days after receipt thereof by the Company.

            "Transaction Expenses" means, with respect to any party, all expenses and fees (including, but not limited to, fees and expenses payable to all investment banking firms and all fees of counsel, accountants, experts and consultants) actually incurred or accrued by such party or on its behalf in connection with the Merger or the other transactions contemplated by this Agreement, including, but not limited to, all expenses and fees in connection with the negotiation, preparation, execution and performance of this Agreement and the structuring, consummation or implementation of the Merger or the other transactions contemplated thereby.

            (b) Each of the terms set forth below has the meaning specified in the provision set forth opposite such term in the following table:

      Term                              Provision
      ----                              ---------
      Aggregate Subject Shares          Recitals
      Antitrust Division                Section 6.6
      Articles of Merger                Section 1.2
      Certificates                      Section 2.5(b)
      Claims                            Section 8.3
      Closing                           Section 1.8(a)
      Commission Reports                Section 3.9
      Company                           Introductory paragraph
      Company Common Stock              Recitals
      Company Financial Statements      Section 3.10
      Company Share                     Recitals
      Commission Reports                Section 3.9

      CREC                              Introductory paragraph
      CREC Claims                       Section 8.1
      CREC Stock Purchase               Section 1.7
      Dissenting Company Shares         Section 2.4(a)
      Effective Time                    Section 1.2
      Employee Benefit Plans            Section 3.19(a)
      Fairness Advisor                  Section 3.6
      Fairness Opinion                  Section 3.6
      FTC                               Section 6.6
      Holding Company                   Introductory paragraph
      Indemnified Party                 Section 8.3(a)
      Indemnifying Party                Section 8.3(a)
      Individual Indemnified Party      Section 6.10(a)
      Identified Contracts              Section 3.14(b)(i)
      Independent Shareholders          Recitals
      Key Employees                     Section 6.1
      Latest Balance Sheet              Section 3.10
      Merger                            Recitals
      Merger Consideration              Section 2.1(a)
      Merger Subsidiary                 Introductory paragraph
      Paying Agent                      Section 2.5(a)
      Permits                           Section 3.22
      Principal Shareholders            Introductory paragraph
      Qualified Plans                   Section 3.19(b)
      Shareholder Parties               Introductory paragraph
      Shareholder Party Claims          Section 8.2
      Shareholder Party Contribution    Section 1.7
      Shareholders' Agreement           Section 1.7
      Special Meeting                   Section 6.7
      Stock Purchase Agreement          Recitals
      Subject Share Purchase            Recitals
      Surviving Corporation             Section 1.1
      Third-Party Claims                Section 8.3
      Voting Agreement                  Recitals

                                   ARTICLE XI.

                                  MISCELLANEOUS

            SECTION 11.1. Survival of Representation and Warranties. The representations and warranties made by the Company in this Agreement shall not survive the Merger. The representations and warranties made by CREC and the Shareholder Parties in this Agreement shall survive the Merger and the other transactions contemplated hereby and shall continue in effect after the Closing Date.

            SECTION 11.2. Fees and Expenses. Except as expressly provided herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or the Merger or the other transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.

            SECTION 11.3. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 11.3):

            if to CREC:

            Centex Real Estate Corporation
            2728  North Harwood
            Dallas, Texas 75201-1516
            Facs: (214) 981-6859
            Attention: David W. Quinn

            with copies to (which shall not constitute notice to CREC):

            Centex Corporation
            2728  North Harwood
            Dallas, Texas 75201-1516
            Facs: (214) 981-6859
            Attention: Laurence E. Hirsch and Raymond G. Smerge

            and

            Baker & Botts, L.L.P.
            2001 Ross Avenue
            Dallas, Texas  75201
            Facs: (214) 953-6503
            Attention: Geoffrey L. Newton

            if to the Company:

            Cavco Industries, Inc.
            1001 N. Central Avenue
            Eighth Floor
            Phoenix, Arizona 85004
            Facs: (602) 256-6189
            Attention: Al R. Ghelfi

            with copies to (which shall not constitute notice to the Company):

            Osborn Maledon
            2929 North Central Avenue
            Phoenix, Arizona 85012
            Facs: (602) 235-9444
            Attention: William M. Hardin
            if to any of the Shareholder Parties:

            Al R. and Janet M. Ghelfi
            c/o Cavco Industries, Inc.
            1001 N. Central Avenue
            Eighth Floor
            Phoenix, Arizona 85004
            Facs: (602) 256-6189

            with copies to (which shall not constitute notice to the Shareholder Parties):

            Osborn Maledon
            2929 North Central Avenue
            Phoenix, Arizona 85012
            Facs: (602) 235-9444
            Attention: William M. Hardin

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 11.3 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

            SECTION 11.4. Public Announcements. The timing and content of any public announcement by any party with respect to this Agreement will be mutually agreed upon by the Company and CREC, except as otherwise required by applicable law, stock exchange requirements or Nasdaq designation requirements. If either the Company or CREC determines that a public announcement is required by applicable law, stock exchange requirements or Nasdaq designation requirements, prior to making such announcement, it will consult with the other party regarding the substance thereof.

            SECTION 11.5. Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

            SECTION 11.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and the certificates, opinions and documents delivered in accordance with the provisions hereof) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof. All Exhibits and Schedules hereto and certificates, opinions and other documents delivered in accordance with the provisions hereof are expressly made a part of this Agreement.

            SECTION 11.7. No Additional Representations and Warranties. Each of the parties hereto expressly disclaims any and all representations and warranties in connection with this Agreement, the Merger and the other transactions contemplated hereby, other than the representations and warranties expressly made by such party in this Agreement (including the Exhibits hereto and other documents referred to herein.) Without limiting the generality of the foregoing, none of the Shareholder Parties shall have any liability to CREC, whether in their capacities as controlling shareholders or otherwise, as a result of any failure of the representations and warranties made by the Company pursuant to this Agreement to be true and correct.

            SECTION 11.8. Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer any rights, benefits or remedies of any kind or character on the holders of Company Shares or any other Person under or by reason of this Agreement). No party may assign this Agreement without the prior written consent of each of the other parties hereto; provided, however, that (i) any Shareholder Party may assign its rights and delegate its duties under this Agreement to any other Shareholder Party and (ii) CREC may assign its rights and delegate its duties under this Agreement to any Qualified Centex Subsidiary, in each case without the consent of any other party; provided, however, that no such assignment or delegation by a Shareholder Party or CREC shall relieve such party of any of its obligations hereunder to the extent that such obligations are not performed by the assignee. It is expressly understood and agreed that any attempted or purported assignment by any party of this Agreement in violation of this Section
11.8 shall be null and void.

            SECTION 11.9. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

            SECTION 11.10. Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not be in any way impaired thereby.

            SECTION 11.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and to specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

            SECTION 11.12. Interpretation.

            (a) The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof.

            (b) It is expressly understood and agreed that, in interpreting the provisions of this Agreement, time is of the essence in the performance of the obligations of the parties.

            (c) As used herein, the phrase "to the knowledge" of a party or any phrases of like import shall be deemed to refer to the knowledge, after reasonable inquiry, of the officers of such party.

            SECTION 11.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

                              CENTEX REAL ESTATE CORPORATION


                              By: /s/ LAURENCE E. HIRSCH
                                  ______________________________________________

                              Name: Laurence E. Hirsch
                                  ______________________________________________

                              Title: Chairman of the Board
                                  ______________________________________________


                              MFH HOLDING COMPANY


                              By: /s/ AL GHELFI
                                  ______________________________________________

                              Name: Al Ghelfi
                                  ______________________________________________

                              Title:Chairman
                                  ______________________________________________



                              MFH ACQUISITION COMPANY


                              By: /s/ AL GHELFI
                                  ______________________________________________

                              Name: Al Ghelfi
                                  ______________________________________________

                              Title: President
                                  ______________________________________________



                              CAVCO INDUSTRIES, INC.


                              By: /s/ AL R. GHELFI
                                  ______________________________________________

                              Name: Al R. Ghelfi
                                  ______________________________________________

                              Title: Chairman of the Board
                                  ______________________________________________




                              /s/ AL R. GHELFI
                              __________________________________________________
                                  Al R. Ghelfi

                                  /s/ JANET M. GHELFI
                                  ______________________________________________
                                  Janet M. Ghelfi


                              JANAL LIMITED PARTNERSHIP

                              By:    THE 1994 ALSONS TRUST, created
                                     February 9, 1994, general partner



                              By: /s/ JANET M. GHELFI
                                  ______________________________________________
                                  Janet M. Ghelfi,
                                  Independent Trustee


                              By: /s/ AL R. GHELFI
                                  ______________________________________________
                                  Al R. Ghelfi,
                                  Family Trustee

                              By:   ALFRED AND JANET GHELFI TRUST,
                                    created August 24, 1989, general partner


                              By: /s/ AL R. GHELFI
                                  ______________________________________________
                                  Al R. Ghelfi,
                                  Trustee


                              By: /s/ JANET M. GHELFI
                                  ______________________________________________
                                  Janet M. Ghelfi,
                                  Trustee

                                                                       EXHIBIT A

                            INITIAL DIRECTORS OF THE      (to AGREEMENT
                              SURVIVING CORPORATION     and PLAN OF MERGER)


Al R. Ghelfi

Brent M. Ghelfi

Laurence E. Hirsch

David W. Quinn

William J Gillilan III

                                                                       EXHIBIT B
                                                               (to AGREEMENT and
                                                                PLAN OF MERGER)
                             INITIAL OFFICERS OF THE
                              SURVIVING CORPORATION


            NAME                                OFFICE
            ----                                ------
            Al R. Ghelfi                  Chairman of the Board of Directors

            Brent M. Ghelfi               President and Chief Executive Officer

            Robert Ward                   Vice President and Chief Financial
                                          Officer

            David Blank                   Vice President of Operations

            Wendall Hargis                Executive Vice President of Plant
                                          Development

            Sam Parlette                  Vice President - Sales and Marketing

            Raymond G. Smerge             Vice President and Secretary

            Richard C. Harvey             Assistant Vice President

            Betty L. Newman               Assistant Secretary

                                                                      EXHIBIT C
                                                              (to AGREEMENT and
                                                                PLAN OF MERGER)

                               OWNERSHIP OF SHARES
                             BY SHAREHOLDER PARTIES



                                                                    ADDITIONAL
  SHAREHOLDER            COMPANY         CONTRIBUTED             HOLDING COMPANY
    PARTIES              SHARES         COMPANY SHARES                SHARES
  -----------            -------        --------------           ---------------
Al R. Ghelfi and
Janet M. Ghelfi           180,729           77,340                     773.40


Janal Limited           1,650,000          706,101                   7,051.01
Partnership             ---------          -------                   --------




       Total            1,830,729          783,441                   7,824.41
                        =========          =======                   ========

                                                                       EXHIBIT D
                                                               [to AGREEMENT and
                                                                 PLAN OF MERGER]






                             SHAREHOLDERS' AGREEMENT

                                      AMONG

                               MFH HOLDING COMPANY

                                       AND

                       THE SHAREHOLDERS IDENTIFIED HEREIN



                       DATED AS OF_________________, 1997

                                TABLE OF CONTENTS

                                                                                  PAGE

ARTICLE I - CORPORATE GOVERNANCE ........................................           2
         SECTION 1.1.  Board of Directors ...............................           2
         SECTION 1.2.  Dividends ........................................           3
         SECTION 1.3.  Intercompany Indebtedness ........................           3
         SECTION 1.4.  Actions Requiring Supermajority Board Vote .......           4
         SECTION 1.5.  Sale of Leasing Business .........................           6
         SECTION 1.6.  Fiscal Year ......................................           7
         SECTION 1.7.  Certain Restrictions .............................           7

ARTICLE II - TRANSFER OF SHARES; RIGHTS OF PURCHASE AND SALE ............           8
         SECTION 2.1.  General Restrictions on Transfer .................           8
         SECTION 2.2.  Pledge of Shares .................................           9
         SECTION 2.3.  Voluntary Transfer; Right of Participation .......           9
         SECTION 2.4.  Involuntary Transfer .............................          11
         SECTION 2.5.  Put Option .......................................          11
         SECTION 2.6.  Call Option ......................................          12
         SECTION 2.7.  Appraisal of Additional Businesses ...............          12
         SECTION 2.8.  Purchase Price ...................................          13
         SECTION 2.9.  Closing ..........................................          14
         SECTION 2.10. HSR Act ..........................................          14
         SECTION 2.11. Effect of Prohibited  Transfer ...................          15

ARTICLE III - CERTAIN CAPITAL PROJECTS ..................................          15
         SECTION 3.1.  Election as to Capital Projects ..................          15
         SECTION 3.2.  Excluded Projects ................................          16
         SECTION 3.3.  Excluded Project Payments ........................          16

ARTICLE IV - REPRESENTATIONS AND WARRANTIES .............................          17
         SECTION 4.1.  Representations and Warranties of the Company ....          17
         SECTION 4.2.  Representations and Warranties of the Shareholders          18

ARTICLE V - DEFINITIONS; ACCOUNTING MATTERS .............................          20
         SECTION 5.1.  Certain Definitions ..............................          20
         SECTION 5.2.  Certain Accounting Matters .......................          29

ARTICLE VI - MISCELLANEOUS ..............................................          30

SECTION 6.1.  Legend ....................................................          30
SECTION 6.2.  Termination ...............................................          30
SECTION 6.3.  Further Assurances; Frustration of Purposes ...............          31
SECTION 6.4.  Fees and Expenses .........................................          31
SECTION 6.5.  Certain Reports ...........................................          31
SECTION 6.6.  Determination of Certain Amounts; Dispute Resolution ......          32
SECTION 6.7.  Notices ...................................................          33
SECTION 6.8.  Amendment; Waivers ........................................          35
SECTION 6.9.  Entire Agreement ..........................................          35
SECTION 6.10. Parties in Interest; Assignment ...........................          35
SECTION 6.11. Governing Law .............................................          35
SECTION 6.12. Severability ..............................................          35
SECTION 6.13. Specific Performance ......................................          36
SECTION 6.14. Default Interest ..........................................          36
SECTION 6.15. Counterparts ..............................................          36

                             SHAREHOLDERS' AGREEMENT

                  This SHAREHOLDERS' AGREEMENT, entered into as of _________, 1997 (the "Agreement"), by and among MFH HOLDING COMPANY, a Nevada corporation (the "Company"), CENTEX REAL ESTATE CORPORATION, a Nevada corporation ("CREC"), AL R. GHELFI, JANET M. GHELFI and JANAL LIMITED PARTNERSHIP, an Arizona limited partnership ("Janal Partnership"),


                              W I T N E S S E T H:


                  WHEREAS, as of December 4, 1996, CREC, the Company, MFH Acquisition Company, an Arizona corporation ("MFH Acquisition"), Cavco Industries, Inc., an Arizona corporation ("Cavco"), Al R. Ghelfi, Janet M. Ghelfi and Janal Limited Partnership entered into an Agreement and Plan of Merger (the "Merger Agreement");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the parties to the Merger Agreement are consummating the transactions contemplated thereby, including, but not limited to, the merger (the "Merger") of MFH Acquisition with and into Cavco;

                  WHEREAS, upon consummation of the Merger, the Company will own all of the issued and outstanding shares of common stock, par value $.05 per share, of Cavco;

                  WHEREAS, the parties hereto other than the Company (the "Shareholders") own all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company;

                  WHEREAS, the Merger Agreement provides that the parties hereto will execute and deliver this Agreement concurrently with the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

                  WHEREAS, the Company and the Shareholders deem it to be in their best interests to provide for consistent and uniform management of the Company;

                  WHEREAS, the Company and the Shareholders desire to restrict the Transfer (as hereinafter defined) of shares of Common Stock, whether issued and outstanding on the date hereof or issued from time to time hereafter, by the Shareholders and to provide for certain rights and obligations of the Shareholders in respect of the purchase and sale of such shares;

                  WHEREAS, the Company and the Shareholders desire to evidence their agreement with respect to certain other matters in relation to the Company and the issued and outstanding shares of Common Stock; and

                  WHEREAS, capitalized terms used in any provision of this Agreement but not defined in such provision have the respective meanings set forth in Section 5.1;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                              CORPORATE GOVERNANCE

                  SECTION 1.1. Board of Directors. Each Shareholder shall use its best efforts and take all actions within its power (including, but not limited to, the voting of shares of Common Stock owned by such Shareholder at any annual or special meeting of the shareholders of the Company, or in any action by written consent in lieu of a meeting) to effectuate and carry out the following provisions:

                  (a) The Company shall at all times be managed by or under the direction of a Board of Directors consisting of five persons.

                  (b) The members of the Board of Directors of the Company shall at all times be designated and elected as follows: (i) so long as the Ghelfi Shareholders own the Option Shares, two members of the Board of Directors shall be designated by the Ghelfi Shareholder Representative; and (ii) all of the remaining members of the Board of Directors shall be designated by CREC. The directors initially designated by the Ghelfi Shareholder Representative are Al
R. Ghelfi and Brent M. Ghelfi. The directors initially designated by CREC are Laurence E. Hirsch, David W. Quinn and William J Gillilan III.

                  (c) In the event that any vacancy is created on the Board of Directors of the Company by reason of the death, resignation or removal of any director, such vacancy shall be filled by a substitute director designated by the party or parties entitled to designate the director whose death, resignation or removal created such vacancy.

                  (d) A director shall be removed if, and only if, the party or parties entitled to designate such director deliver a written notice to the Company stating that such director shall be removed and replaced with a substitute director designated in such notice.

                  (e) The Board of Directors of the Company shall meet no less frequently than once each calendar quarter.

                  SECTION 1.2. Dividends. The Company shall (and each Shareholder shall use its best efforts and take all actions within its power to cause the Company to) declare and pay to the holders of its Common Stock (i) cash dividends in an amount equal to 20% of the Adjusted Consolidated Net Income of the Company for each Dividend Period, which dividends shall be paid within 120 days after the end of such Dividend Period to the holders of record of shares of Common Stock as of the opening of business on the last day thereof, and (ii) dividends in an amount equal to (and in the same form as) the net proceeds received by the Company or any of its Subsidiaries from the sale or other disposition of the Leasing Business, which dividends shall be paid within 30 days after the receipt of such proceeds to the holders of record of shares of Common Stock as of the date of consummation of the sale or other disposition of the Leasing Business.

                  SECTION 1.3. Intercompany Indebtedness. Each Shareholder shall use its best efforts and take all actions within its power to cause all Intercompany Indebtedness to bear interest at the Intercompany Rate; provided, however, that if the directors designated by the Ghelfi Shareholder Representative shall have proposed an Eligible Capital Project for consideration by the Board of Directors of the Company but, notwithstanding the affirmative vote in favor of such Eligible Capital Project by the directors so designated, the Board of Directors shall have rejected such project or deferred consideration thereof (it being understood and agreed that each Shareholder shall use its best efforts and take all actions within its power to cause the directors designated by it to consider in good faith any Eligible Capital Project proposed by the directors designated by the Ghelfi Shareholder Representative), then the Eligible Capital Project Deficit Amount shall bear interest at a rate of 12.5% per annum.

                  SECTION 1.4. Actions Requiring Supermajority Board Vote. The Company shall not (and each Shareholder shall use its best efforts and take all actions within its power to cause the Company not to) take any of the following actions unless approved by a Supermajority Board Vote:

                  (a) an amendment to the Charter or Bylaws of the Company that abolishes or alters in any material respect the rights, privileges or preferences of the holders of Common Stock or the rights, privileges or immunities of directors or officers of the Company;

                  (b) a consolidation of the Company with, or merger of the Company or Cavco with or into, any Person;

                  (c) a sale, lease, pledge, transfer or other disposition to any Person (other than a wholly owned Subsidiary of the Company) of (i) all or substantially all of the properties and assets of the Company or Cavco or (ii) any properties or assets of the Company or any of its Subsidiaries (other than (A) properties or assets used in connection with the Additional Businesses or
(B) manufactured housing units or other products sold, leased, transferred or otherwise disposed of in the ordinary course of business) with a fair market value in excess of $2,000,000;

                  (d) a sale, transfer, pledge or other disposition to any Person (other than a wholly owned Subsidiary of the Company) of any Capital Stock of Cavco;

                  (e) a change in the general nature of the Principal Businesses as conducted by the Company and its Subsidiaries as of the date hereof;

                  (f) the issuance or transfer to any Person (other than a wholly owned Subsidiary of the Company) of any shares of Common Stock or other Capital Stock of the Company or any of its Subsidiaries;

                  (g) the acquisition of any shares of Common Stock or other Capital Stock of the Company or any of its Subsidiaries;

                  (h) the approval of the Annual Budget for any fiscal year of the Company;

                  (i) an acquisition of a business (whether in the form of a stock purchase, asset purchase, merger or otherwise) or operating properties or assets from any Person (A) not related to or for use in the Principal Businesses or (B) for a purchase price in excess of $5,000,000, other than as contemplated by the Annual Budget for the fiscal year of the Company in which such acquisition is consummated;

                  (j) a determination not to have the consolidated financial statements for any fiscal year of the Company and its consolidated subsidiaries audited by a firm of independent public accountants or to have such consolidated financial statements audited by any firm other than Arthur Andersen, LLP;

                  (k) a change in the fiscal year of the Company, other than as contemplated by Section 1.6;

                  (l) the payment of any dividend in respect of the Common Stock or other Capital Stock of the Company not required to be declared and paid pursuant to Section 1.2;

                  (m) any payment or reimbursement by the Company or any of its Subsidiaries to CREC or any of its Affiliates of any Prohibited Intercompany Charges;

                  (n) any sale or lease of goods by CREC or any of its Affiliates (other than the Company or any of its Subsidiaries) to the Company or any of its Subsidiaries, or by the Company or any of its Subsidiaries to CREC or any of its Affiliates (other than the Company or any of its Subsidiaries), except on terms that are at least as favorable to the Company and its Subsidiaries as could be obtained in an arm's-length transaction with an unaffiliated third party;

                  (o) any amendment to, or change in the terms of, the Tax Agreement that is material and adverse to the Company;

                  (p) the appointment or dismissal of the chief executive officer or the chief financial officer of the Company or Cavco;

                  (q) the filing of any petition seeking to reorganize the Company or Cavco pursuant to, or to obtain relief under, any federal or state bankruptcy or insolvency law; and

                  (r) the dissolution, liquidation or winding-up of the affairs of the Company or Cavco.

                  Each party hereto acknowledges and agrees that, to the fullest extent permitted by law, with respect to the approval of the matters specified in this Section 1.4 only, (i) the members of the Board of Directors designated by the Ghelfi Shareholders shall have the right to act and vote as directors of the Company in a manner determined by them as necessary or advisable to preserve and protect the rights and interests of the Ghelfi Shareholders, and except as expressly provided herein, shall have no duty or obligation to give any consideration to any interest of CREC and (ii) the members of the Board of

Directors designated by CREC shall have the right to act and vote as directors of the Company in a manner determined by them as necessary or advisable to preserve and protect the rights and interests of CREC, and except as expressly provided herein, shall have no duty or obligation to give any consideration to any interest of the Ghelfi Shareholders.

                  SECTION 1.5. Sale of Leasing Business.

                  (a) If the Board of Directors of the Company determines that it is advisable and in the best interests of the Company to effect a sale or other disposition of the Leasing Business (whether in the form of a stock sale, asset sale, merger or otherwise), the Company shall notify the Ghelfi Shareholder Representative promptly after making such a determination. Within 30 days after such notification, the Ghelfi Shareholder Representative shall submit to the Company a written notice (the "Leasing Business Acquisition Notice") stating whether it has an interest in negotiating and consummating a transaction (a "Leasing Business Acquisition") pursuant to which one or more Ghelfi Shareholders and any other Persons designated by the Ghelfi Shareholder Representative (collectively, the "Ghelfi Purchasers") would acquire the Leasing Business (including all or substantially all of the properties and assets of the Company and its Subsidiaries used in connection therewith and all or substantially all of the debts, liabilities and obligations arising therefrom). If the Ghelfi Shareholder Representative submits a Leasing Business Acquisition Notice to the Company, the Company and the Ghelfi Shareholder Representative shall negotiate in good faith for a period of up to 90 days with respect to the terms of a Leasing Business Acquisition. If the Company and the Ghelfi Purchasers do not enter into a definitive agreement with respect to a Leasing Business Acquisition within such 90-day period (or if any definitive agreement entered into by them is terminated), the Company shall, subject to the provisions of paragraph (b) below, be entitled to negotiate and consummate a sale or other disposition of the Leasing Business to a Person other than the Ghelfi Purchasers.

                  (b) Notwithstanding the last sentence of paragraph (a) above (and regardless of whether the Ghelfi Shareholder Representative submits a Leasing Business Acquisition Notice to the Company stating that it has an interest in negotiating and consummating a Leasing Business Acquisition), the Company shall, prior to consummating a sale or other disposition of the Leasing Business to any Person other than a Ghelfi Purchaser, make a written offer to the Ghelfi Shareholder Representative to sell or otherwise dispose of the Leasing Business to any Ghelfi Purchasers designated by the Ghelfi Shareholder Representative on the same terms and conditions as proposed by such other Person. The Ghelfi Shareholder Representative shall then have a period of 30 days within which to accept such offer on behalf of the Ghelfi Purchasers by notifying the

Company that the Ghelfi Purchasers irrevocably agree to consummate a Leasing Business Acquisition on the proposed terms and conditions. If the Ghelfi Shareholder Representative elects to accept such offer on behalf of the Ghelfi Purchasers, the Company and the Ghelfi Purchasers shall cooperate and use their reasonable best efforts to enter into a definitive agreement setting forth, and to consummate the Leasing Business Acquisition in accordance with, the proposed terms and conditions.

                  SECTION 1.6. Fiscal Year. The Company shall (and each Shareholder shall use its best efforts and take all actions within its power to cause the Company to) cause the fiscal year of each of the Company and Cavco to be the 12-month period commencing on the first day of April in each year and ending on the last day of March in the next succeeding year, with the first such fiscal year to commence on April 1, 1997 and end on March 31, 1998.

                  SECTION 1.7. Certain Restrictions. No Shareholder shall grant any proxy, other than to an officer of the Company designated by the Board of Directors (or, in the case of a Ghelfi Shareholder, the Ghelfi Shareholder Representative), or enter into or agree to be bound by any voting trust agreement or arrangement of any kind with respect to any shares of Common Stock, nor shall any Shareholder enter into any shareholder agreement or arrangement of any kind with respect to any shares of Common Stock inconsistent with the provisions of this Agreement, including, but not limited to, any agreement or arrangement with respect to the voting of shares of Common Stock, or act as a member of a group or in concert with any other Person in connection with the acquisition of shares of Common Stock in any manner inconsistent with the provisions of this Article I.


                                   ARTICLE II

                               TRANSFER OF SHARES;
                           RIGHTS OF PURCHASE AND SALE

                  SECTION 2.1. General Restrictions on Transfer.

                  (a) No Shareholder shall effect a Transfer of any shares of Common Stock owned or held by such Shareholder unless (i) the certificate or certificates representing such shares bear a legend as provided in Section 6.1 hereof to the effect that such shares have not been registered under the Securities Act and that the Transfer thereof is subject to the terms of this Agreement, (ii) the Transferee shall have executed, as a condition to obtaining ownership of the shares of Common Stock, an appropriate document

(a "Supplemental Agreement") in which the Transferee agrees that its ownership of such shares shall be subject to, and that the Transferee shall comply with, all of the terms and conditions of this Agreement (including, but not limited to, the restrictions on Transfer set forth in this Section 2.1) and that the Transferee shall not effect any Transfer of such shares except in compliance with the provisions hereof and in which the Transferee confirms that the representations and warranties contained in Section 4.2 are true and correct with respect to such Transferee as of the date of the Supplemental Agreement and
(iii) the Supplemental Agreement shall have been promptly delivered to the Company and approved (as to its conformity with the requirements of this Section 2.1) by it in its reasonable discretion prior to the acquisition by such Transferee of the shares of Common Stock. The Company shall not unreasonably withhold or delay its approval of any Supplemental Agreement. A Transferee that is not already a party to this Agreement, by executing a Supplemental Agreement approved by the Company as hereinabove provided, shall become a Shareholder for all purposes of this Agreement and shall have the same rights and shall be subject to the same restrictions as the Shareholder effecting the Transfer.

                  (b) No Shareholder shall effect a Transfer of any shares of Common Stock owned or held by such Shareholder if such action would constitute a violation of any applicable registration or qualification requirements of the Securities Act or any state securities or blue sky laws. In the event of any disagreement between a Shareholder and the Company as to whether or not a proposed Transfer would result in a violation of the applicable registration or qualification requirements of the Securities Act or any state securities or blue sky laws, such Shareholder shall deliver to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such proposed Transfer would not result in such a violation, which opinion shall state the basis of the legal conclusions expressed therein. The delivery of such opinion shall be deemed to constitute compliance with the provisions of this Section 2.1(b) unless, within ten days after receipt thereof, the Company notifies the Shareholder in writing that, in the judgment of the Company based upon the advice of its counsel, the proposed Transfer would result in such a violation.

                  (c) During the period commencing on the date hereof and ending on the fifth anniversary of the date hereof, except as expressly contemplated by this Article II, no Shareholder shall effect a Transfer of any shares of Common Stock owned or held by such Shareholder to any Person other than a Permitted Transferee unless (i) in the case of any Transfer by a Ghelfi Shareholder, such Transfer shall have been approved in writing by CREC or (ii) in the case of any Transfer by CREC, such Transfer shall have been approved in writing by the Ghelfi Shareholder Representative. CREC or the Ghelfi Shareholder Representative, as the case may be, shall have the right to grant or withhold any approval required under this paragraph (c) in its or his sole discretion and, in doing so, shall be entitled to consider only such interests and factors as it or he deems appropriate and shall have no duty or obligation to give any consideration to any other interest of, or factor affecting, any other party to this Agreement.

                  SECTION 2.2. Pledge of Shares. A Shareholder shall have the right to pledge any shares of Common Stock owned or held by such Shareholder to a commercial bank, savings and loan association or other lending or financial institution or to a Permitted Transferee as security for any bona fide Indebtedness of such Shareholder; provided, however, that no such pledge shall be made unless (i) the Person to which such pledge is made shall have executed an appropriate document (a "Pledgee Agreement") in which such Person agrees that, in the event of foreclosure or other realization upon such shares, such shares shall continue to be subject to the terms and conditions of this Agreement (including, but not limited to, the restrictions on Transfer set forth in Section 2.1) and that such Person shall not effect any Transfer of such shares except in compliance with the provisions hereof and (ii) the Pledgee Agreement shall have been promptly delivered to the Company and approved (as to its conformity with the requirements of this Section 2.2) by it in its reasonable discretion prior to the pledge of such shares. The Company shall not unreasonably withhold or delay its approval of any Pledgee Agreement.

                  SECTION 2.3. Voluntary Transfer; Right of Participation.

                  (a) If either a Ghelfi Shareholder or CREC (an "Offeror") desires to make a voluntary Transfer of any shares of Common Stock owned or held by such Offeror (other than a pledge permitted pursuant to Section 2.2) at any time after the fifth anniversary of the date of this Agreement to any Person other than a Permitted Transferee, such Offeror shall first submit to (i) in the case of a proposed Transfer by a Ghelfi Shareholder, CREC or (ii) in the case of a proposed Transfer by CREC, the Ghelfi Shareholder Representative (the "Offeree") a written notice (an "Offering Notice") pursuant to which such Offeror shall irrevocably offer to sell such shares of Common Stock (the "Offered Stock") to the Offeree. The Offering Notice shall specify (i) the number of shares of Offered Stock involved in the proposed Transfer, (ii) the proposed Offering Price (or, if the transaction involves the payment of consideration other than cash, a good faith estimate thereof), in the case of a sale or other Transfer for value, or a description of the proposed Transfer, in the case of a transaction other than a sale or other Transfer for value, (iii) the name and address of the prospective Transferee, (iv) the other terms of the proposed Transfer, if any, and (v) if applicable, the Participation Offer required to be included therein pursuant to paragraph (b) below. Within 30 days (or, if the Offeree is the Ghelfi Shareholder Representative, 180 days) after the receipt of an Offering Notice from the Offeror, the Offeree shall give written notice (a "First Refusal Response Notice") to the Offeror stating whether it elects to purchase the Offered Stock. If the Offered Stock is not purchased by the Offeree, the Offeror may make a Transfer of the Offered Stock to the Transferee named in the Offering Notice, but only in strict compliance with the terms therein stated and subject to the provisions of Section 2.1. If the Offeror shall fail to complete such a Transfer of the Offered Stock within 30 days after the delivery of the First Refusal Response Notice, the Offeror shall be required to submit another Offering Notice in order to make a Transfer of the Offered Stock in accordance with this Section 2.3(a).

                  (b) If CREC delivers an Offering Notice to the Ghelfi Shareholder Representative pursuant to paragraph (a) above with respect to a voluntary sale or other Transfer of shares of Common Stock for value (a "CREC Sale Transaction"), CREC shall include in such notice an offer (a "Participation Offer") to include in such CREC Sale Transaction a number of shares owned by the Ghelfi Shareholders (which may be allocated among the Ghelfi Shareholders in such manner as is determined by the Ghelfi Shareholder Representative) equal to the product of (i) the aggregate number of shares of Common Stock proposed to be sold or otherwise transferred for value by CREC and (ii) a fraction the numerator of which is equal to the number of shares of Common Stock held by the Ghelfi Shareholders and denominator of which is equal to the number of shares of Common Stock held by all of the parties hereto. The Ghelfi Shareholder Representative shall deliver a written notice (a "Participation Offer Response Notice") to CREC within 30 days after the delivery of such Offering Notice stating whether the Ghelfi Shareholders elect to accept the Participation Offer and the number of shares to be sold by each Ghelfi Shareholder in connection therewith. Any Participation Offer made by CREC shall be conditioned upon the consummation of the sale by CREC of the shares of Common Stock specified in the Offering Notice pursuant to the CREC Sale Transaction. If the Ghelfi Shareholder Representative has accepted the Participation Offer on behalf of the Ghelfi Shareholders, CREC shall reduce the number of shares of Common Stock that it would otherwise have sold in the CREC Sale Transaction to the extent necessary to permit the Ghelfi Shareholders to sell the number of shares specified pursuant to this paragraph (b), and each of the Ghelfi Shareholders shall be obligated to sell the number of shares specified in the Participation Offer Response Notice to the proposed Transferee in accordance with the terms of such sale set forth in the Offering Notice.

                  (c) Notwithstanding anything to the contrary contained herein, it is understood and agreed that any Transfer of shares of Common Stock contemplated by this Section 2.3 shall be subject to, and shall be effected in compliance with, the provisions of Section 2.1(a) and (b), including, but not limited to, the requirement that the Transferee execute a Supplemental Agreement in accordance with Section 2.1(a).

                  SECTION 2.4. Involuntary Transfer. A Transfer of shares of Common Stock in connection with any bankruptcy, insolvency or similar proceedings involving a

Shareholder or pursuant to any judicial order, legal process, execution or attachment with respect to a Shareholder or any other involuntary Transfer (other than a Transfer by will, trust or pursuant to the laws of intestate succession) shall be subject to the restrictions set forth in this Agreement, and in any such case, the Person seeking to effect such Transfer (the "Involuntary Transferor") shall be required to effect the same in compliance with the provisions set forth in Section 2.3 in all respects as if such Involuntary Transferor were an Offeror desiring to make a voluntary Transfer of such shares; provided, however, that, in the case of any such involuntary Transfer, if the Involuntary Transferor is not a Shareholder, in addition to the other information required to be set forth in the Offering Notice pursuant to
Section 2.3, the Offering Notice shall specify the address of the Involuntary Transferor that is to be its location for notices and other communications hereunder.

                  SECTION 2.5. Put Option. At any time during a Put Option Window Period, the Ghelfi Shareholders shall have the option (the "Put Option") to sell all, but not less than all, of the shares of Common Stock specified in Exhibit A hereto (the "Option Shares") to CREC at the applicable Purchase Price. The Ghelfi Shareholders shall be entitled to exercise the Put Option by delivering a written notice to CREC, executed by the Ghelfi Shareholder Representative on behalf of each of the Ghelfi Shareholders, at any time during a Put Option Window Period stating that the Ghelfi Shareholders irrevocably elect to exercise the Put Option. If the Ghelfi Shareholders exercise the Put Option, the Ghelfi Shareholders shall be obligated to sell to CREC, and CREC shall be obligated to purchase from the Ghelfi Shareholders, the Option Shares, upon the terms and subject to the conditions set forth herein.

                  SECTION 2.6. Call Option. At any time during a Call Option Window Period, if the Put Option has not been exercised by the Ghelfi Shareholders, CREC shall have the option (the "Call Option") to purchase all, but not less than all, of the Option Shares from the Ghelfi Shareholders at the applicable Purchase Price. CREC shall be entitled to exercise the Call Option by delivering a written notice to the Ghelfi Shareholder Representative, executed by CREC, at any time during a Call Option Window Period stating that CREC irrevocably elects to exercise the Call Option. If CREC exercises the Call Option, the Ghelfi Shareholders shall be obligated to sell to CREC, and CREC shall be obligated to purchase from the Ghelfi Shareholders, the Option Shares, upon the terms and subject to the conditions set forth herein.

                  SECTION 2.7. Appraisal of Additional Businesses. Within 30 days after the exercise of the Put Option or the Call Option, if the Company has not sold or otherwise disposed of or discontinued the Additional Businesses in their entirety, CREC and the Ghelfi Shareholder Representative shall jointly engage an Independent Appraiser for the purpose of determining the fair market value of all remaining portions of the Additional Businesses. The Independent Appraiser shall determine the fair market value of all remaining portions of the Additional Businesses based on such factors as it considers to be relevant, including, but not limited to, (i) the financial condition and results of operations of such businesses, (ii) the prospects for future growth of such businesses, (iii) if applicable, amounts paid in recent transactions involving companies engaged in businesses considered to be comparable to such businesses and (iv) if applicable, trading prices and values of comparable publicly traded companies. Upon reaching its determination, the Independent Appraiser shall prepare and deliver to CREC and the Ghelfi Shareholder Representative a report (the "Appraisal Report") stating its determination of the fair market value of all remaining portions of the Additional Businesses and setting forth in reasonable detail the method by which the same was determined. The determination of the fair market value of all remaining portions of the Additional Businesses set forth in the Appraisal Report shall be final, conclusive and binding on the parties. CREC and the Ghelfi Shareholders shall cooperate with each other and with the Independent Appraiser and shall provide the Independent Appraiser with such information as it may reasonably require. The fees and expenses of the Independent Appraiser shall be borne equally by CREC and the Ghelfi Shareholders.

                  SECTION 2.8. Purchase Price. The purchase price (the "Purchase Price") to be paid for the purchase of shares of Common Stock by the parties hereto pursuant to this Article II shall be as follows:

                  (a) in the case of a purchase of the Offered Stock by any party pursuant to Section 2.3 or 2.4, the applicable Purchase Price shall be (i) in the case of a voluntary sale or other Transfer for value, the Offering Price or (ii) in the case of any other Transfer, the Base Price;

                  (b) in the case of a purchase by CREC of the Option Shares upon the exercise of the Put Option pursuant to Section 2.5, the applicable Purchase Price shall be the product of (i) the Formula Price and (ii) the Retained Interest Fraction; or

                  (c) in the case of a purchase by CREC of the Option Shares upon the exercise of the Call Option pursuant to Section 2.6, the applicable Purchase Price shall be the product of (i) the Formula Price and (ii) the Retained Interest Fraction (provided, however, that the Purchase Price determined pursuant to this paragraph (c) shall in no event be less than the Base Price).

                  SECTION 2.9. Closing. The closing (the "Closing") of any purchase and sale of shares of Common Stock by a party hereto pursuant to this
Article II (a "Share Purchase") shall take place at the principal office of the Company or at such other location as may be mutually agreed upon by the party purchasing such shares (the "Purchaser") and the party selling such shares (the "Seller") on such date and at such time as shall be specified by the Purchaser in a written notice (the "Closing Notice") delivered to the Seller as promptly as practicable after the Purchaser becomes entitled to purchase such shares in accordance with the provisions of this Agreement (or, if applicable, the date upon which the applicable Purchase Price for such shares is determined in accordance with the terms of this Agreement), which date shall be not less than ten nor more than 30 days after the date of such notice; provided, however, that if the condition to the obligations of the Purchaser and the Seller to consummate such Share Purchase set forth in Section 2.10 shall not have been satisfied as of the date specified in the Closing Notice, the date and time of the Closing shall be postponed until the first Business Day on which such condition shall have been satisfied. At the Closing, (i) the Seller shall deliver to Purchaser a certificate or certificates evidencing the shares of Common Stock to be sold by the Seller, duly endorsed in blank or accompanied by stock powers duly executed in blank or otherwise in a form acceptable for transfer on the books of the Company, and (ii) the Purchaser shall deliver to the Seller a certified or official bank check payable to the order of the Seller in an amount equal to the applicable Purchase Price, whereupon all right, title and interest in and to such shares of Common Stock will pass to the Purchaser. If the Seller fails to tender for transfer certificates evidencing the shares of Common Stock to be sold at the Closing, the Company will treat the Share Purchase as having been completed if the Purchaser delivers to the Company the aforementioned certified or official bank check (which the Company will hold in trust for the Seller), and the Seller thereafter will have no rights as a holder of such shares of Common Stock (including, but not limited to, any rights to vote such shares or receive dividends with respect thereto).

                  SECTION 2.10. HSR Act. The respective obligations of the Purchaser and the Seller to consummate any Share Purchase pursuant to this
Article II shall be subject to the condition that any waiting period applicable to such Share Purchase under the HSR Act shall have expired or been terminated. Each of the Purchaser and the Company (or, if applicable, their ultimate parent entities) shall promptly file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") notification and report forms pursuant to the HSR Act relating to a Share Purchase whenever required thereunder. The Purchaser and the Company (or, if applicable, their ultimate parent entities) shall promptly respond to any request for additional information or documentary material by the FTC or the Antitrust Division and shall cooperate with each other in order to ensure that all waiting periods (and any extension thereof) applicable to the consummation of the Share Purchase under the HSR Act expire or are terminated as promptly as practicable.

                  SECTION 2.11. Effect of Prohibited Transfer. Any attempted or purported Transfer of shares of Common Stock in violation of the provisions of this Article II shall not be effective to Transfer ownership of such shares to the purported Transferee, who shall not be entitled to any rights as a holder of Common Stock with respect to the shares of Common Stock attempted or purported to be Transferred. All rights with respect to any shares of Common Stock attempted or purported to be Transferred in violation of the aforementioned provisions shall remain the property of the Person who initially attempted or purported to transfer such shares in violation thereof. Upon a determination by the Board of Directors of the Company that there has been or is threatened an attempted or purported Transfer of shares of Common Stock in violation of the aforementioned provisions, the Board of Directors of the Company may take such action as it deems necessary or appropriate, including, but not limited to, refusing to give effect on the books of the Company to such attempted or purported Transfer or instituting legal proceedings to enjoin or rescind the same, to effectuate the purposes of this Article II.


                                   ARTICLE III

                            CERTAIN CAPITAL PROJECTS

                  SECTION 3.1. Election as to Capital Projects. In the event that the Board of Directors approves any project (a "Capital Project") which would require the Company or any of its Subsidiaries to make any investment or capital expenditure in an aggregate amount exceeding $2,000,000, the Company shall deliver a written notice (a "Capital Project Notice") to the Ghelfi Shareholder Representative identifying such Capital Project and (to the extent that the Ghelfi Shareholder Representative has not been afforded access to such information in its capacity as a director of the Company) providing a brief description of such Capital Project and a statement of the projected investments and capital expenditures to be made in connection therewith and the projected revenue and operating income to be derived therefrom and shall provide to the Ghelfi Shareholder Representative such other information regarding such Capital Project as it shall reasonably request. No later than 30 days after receipt of a Capital Project Notice, the Ghelfi Shareholders may (but shall not be obligated to) deliver a written notice (the "Excluded Project Notice"), executed by the Ghelfi Shareholder Representative on behalf of each of the Ghelfi Shareholders, to the Company and CREC stating that they irrevocably elect not to participate in the Capital Project described therein. If the Ghelfi Shareholder Representative does not deliver an Excluded Project Notice to the Company and CREC with the aforementioned 30-day period, the Ghelfi Shareholders (and any directors designated by them) shall be conclusively deemed to have approved the Capital Project described therein.

                  SECTION 3.2. Excluded Projects. If the Ghelfi Shareholder Representative delivers an Excluded Project Notice to CREC and the Company with respect to a Capital Project (an "Excluded Project") within the time period provided for in Section 3.1, the Company shall establish on its books and records separate accounts relating to such Excluded Project, and the activities and operations conducted by the Company and its Subsidiaries in connection with such Excluded Project (the "Excluded Project Operations") shall in all respects be treated as a separate division of the Company. The separate accounts relating to an Excluded Project shall be maintained on a cash basis and shall identify
(i) all assets of the Company and its Subsidiaries, if any, used in connection with the Excluded Project Operations, (ii) all liabilities incurred by the Company and its Subsidiaries in connection with the Excluded Project Operations,
(iii) all items of income and other receipts and all gains realized by the Company and or its Subsidiaries ("Excluded Project Income") which are attributable to the Excluded Project Operations (including, but not limited to, any revenues from the sale of products and provision of services in connection with the Excluded Project and the sale or exchange of assets used in connection with the Excluded Project Operations) and (iv) all items of expense and other payments and all losses incurred by the Company or its Subsidiaries ("Excluded Project Expense") which are attributable to the Excluded Project Operations (including, but not limited to, any operating costs associated with such Excluded Project and any payment of liabilities incurred in connection therewith such as a payment of principal, interest or other costs associated with indebtedness incurred in order to fund the Excluded Project).

                  SECTION 3.3. Excluded Project Payments. Within 90 days after the end of each fiscal quarter of the Company, (i) if the aggregate amount of Excluded Project Income for such fiscal quarter derived from all Excluded Projects exceeds the aggregate amount of Excluded Project Expense for such fiscal quarter incurred in connection therewith, the Company shall make a payment in cash to CREC in an amount equal to such excess and (ii) if the aggregate amount of Excluded Project Expense for such fiscal quarter incurred in connection with all Excluded Projects exceeds the aggregate amount of Excluded Project Income for such fiscal quarter derived therefrom, CREC shall make a payment in cash to the Company in an amount equal to such excess. All receipts and payments pursuant to this Section 3.3 will be included as income or expense, as the case may be, for an Excluded Project for purposes of clause (ii) of the definition of "Adjusted Consolidated Net Income" contained in Section 5.1.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholders as follows:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  (b) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or shareholder actions on the part of or with respect to the Company are necessary to authorize this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

                  (c) The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, contract or other instrument or document to which the Company or any of its Subsidiaries is a party or by which their respective properties or assets are bound or (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or their respective properties or assets.

                  (d) There is no requirement applicable to the Company to obtain any consent, authorization or approval of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Company of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except for any filings under the HSR Act contemplated by Section 2.10.

                  SECTION 4.2. Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to the Company and the other Shareholders as follows:

                  (a) If such Shareholder is a corporation, such Shareholder is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. If such Shareholder is a partnership, such Shareholder is a partnership duly formed, validly existing and in good standing under the laws of the state of its formation and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  (b) Such Shareholder has all necessary power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Shareholder is a corporation, the execution and delivery of this Agreement by such Shareholder have been duly and validly authorized by all necessary corporate action on the part of such Shareholder, and no other corporate proceedings or shareholder actions on the part of or with respect to such Shareholder are necessary to authorize this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder that is a partnership, the execution and delivery of this Agreement by such Shareholder have been duly and validly authorized by all necessary partnership action on the part of such Shareholder and all necessary action on the part of its partners, and no other proceedings or actions on the part of or with respect to such Shareholder or its partners are necessary to authorize this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

                  (c) The execution and delivery by such Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, if such Shareholder is a corporation, any provision of the Charter or Bylaws of such Shareholder or, if such Shareholder is a partnership, any provision of the partnership agreement of such Shareholder or the Charter, Bylaws or other constitutive instruments of any of its partners, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, contract or other instrument or document to which such Shareholder Party is a party or by which its properties or assets are bound or
(iii) assuming that any waiting period applicable to any Share Purchase by or involving such Shareholder under the HSR Act shall have expired or been terminated, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to such Shareholder or its properties or assets.

                  (d) There is no requirement applicable to such Shareholder to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by such Shareholder of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except for any filings under the HSR Act contemplated by Section 2.10.

                  (e) If such Shareholder is Ghelfi Shareholder, such Shareholder has duly appointed the Ghelfi Shareholder Representative as its agent and representative to take all actions and make all decisions required or permitted to be taken or made by the Ghelfi Shareholder Representative in accordance with this Agreement and in connection with the transactions contemplated hereby, and all actions and decisions so taken or made shall be binding in all respects on such Shareholder.

                                    ARTICLE V

                                  DEFINITIONS;
                               ACCOUNTING MATTERS

                  SECTION 5.1. Certain Definitions.

                  (a) As used herein, the terms set forth below shall have the following respective meanings:

                  "Additional Businesses" means the Leasing Business and the Real Estate Development Business.

                  "Adjusted Consolidated Net Income" means, with respect to the Company for any period, the Consolidated Net Income of the Company for such period, adjusted to exclude (to the extent included in computing Consolidated Net Income) each of the following:

                  (i) all income, expenses, gains or losses arising from the Additional Businesses;

                  (ii) all income, expenses, gains or losses arising from the Excluded Projects;

                  (iii) all gains or losses which are extraordinary (as determined in accordance with GAAP);

                  (iv) all income, expenses, gains or losses arising from the sale or other disposition of assets outside the ordinary course of business;

                  (v) all interest, if any, expensed by the Company or its consolidated subsidiaries during such fiscal year in respect of any Excluded Debt;

                  (vi) all gains or losses arising from investments in marketable securities; and

                  (vii) all charges or credits relating to the amortization of acquisition costs, intangible assets, deferred taxes (and all write downs of any such items) and similar charges or credits for depreciation or amortization arising from any purchase accounting adjustments and write downs or reserves attributable to purchase accounting write ups as a result of the Merger and the other transactions contemplated by the Merger Agreement or any future reorganization or restructuring of the Company or its Subsidiaries.

                  "Adjusted EBT" means, with respect to the Company for any period, the Adjusted Consolidated Net Income of the Company for such period, adjusted to exclude (to the extent included in computing Adjusted Consolidated Net Income) consolidated income tax expense for such fiscal year.

                  "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise.

                  "Annual Budget" means, with respect to the Company for any fiscal year, a budget prepared by the management of the Company and approved by the Board of Directors reflecting, among other things, projected expenditures (including marketing and sales expenditures) and capital outlays by the Company and its Subsidiaries for such fiscal year.

                  "Availability Date" means the date upon which audited financial statements of the Company for any fiscal year are distributed to the Shareholders in accordance with Section 6.5(b).

                  "Base Price" means the product of (i) the number of shares of Common Stock to be sold by a party hereto pursuant to the applicable provision of Article II and (ii) $2,675.00.

                  "Business Day" means any day except a Saturday, Sunday or federal holiday.

                  "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect from time to time.

                  "Call Option Window Period" means a period of 60 days after the Availability Date with respect to the audited financial statements of the Company for the fiscal year ending March 31, 2002 and each even numbered fiscal year thereafter.

                  "Capital Stock" means, with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable for any such capital stock.

                  "Centex" means Centex Corporation.

                  "Charter" means, with respect to any corporation, the certificate or articles of incorporation (or similar governing document) of such corporation, as in effect from time to time.

                  "Consolidated Net Income" means, with respect to the Company for any period, the net income (or loss) of the Company and its consolidated subsidiaries for such period, determined in accordance with GAAP, applied on a basis consistent with the Company's past practices as reflected in the most recent audited financial statements of the Company delivered to CREC prior to the date hereof.

                  "Dividend Period" means (i) the period commencing on the date of this Agreement and ending on March 31, 1998 and (ii) each subsequent period commencing on the day after the end of the immediately preceding Dividend Period and ending on the earlier of (A) the last day of the then current fiscal year of the Company or (B) the Closing Date of any purchase of shares of Common Stock by a party hereto pursuant to the provisions of Article II.

                  "Eligible Capital Project" means any investment or capital project which is reasonably projected to generate an average annual return on investment by the Company and its Subsidiaries (excluding the effect of any projected income tax or interest expense) in excess of 20% in accordance with the criteria and methodology normally used by CREC in evaluating similar investments made by CREC and its Subsidiaries.

                  "Eligible Capital Project Deficit Amount" means, with respect to an Eligible Capital Project, the portion of the Excess Intercompany Indebtedness outstanding from time to time which, if repaid by CREC, would have been available for use to fund such Eligible Capital Project if such project had been approved by the Board of Directors and had been implemented by the Company in accordance with the financial and operating plans submitted to the Board of Directors by the directors designated by the Ghelfi Shareholder Representative.

                  "Excess Intercompany Indebtedness" means the excess, if any, of (i) the net amount of any Intercompany Indebtedness owing by CREC or any of its Affiliates (other than the Company and its Subsidiaries) to the Company or any of its Subsidiaries over (ii) $3,000,000.

                  "Excluded Debt" means all indebtedness and related finance charges and expenses incurred to finance the Merger and the other transactions contemplated by the Merger Agreement.

                  "Formula Price" means the sum of the following amounts:

                  (i) the applicable amount set forth below in paragraph (A),
(B) or (C) below:

                  (A) in the case of a sale of the Option Shares to CREC upon the exercise of the Put Option after the Availability Date with respect to the financial statements for the fiscal year ending March 31, 2000 (but prior to the Availability Date for the financial statements for the next succeeding fiscal year), an amount equal to six times the Adjusted EBT of the Company for such fiscal year;

                  (B) in the case of a sale of the Option Shares to CREC upon the exercise of the Put Option after the Availability Date with respect to the financial statements for the fiscal year ending March 31, 2001 (but prior to the Availability Date for the financial statements for the next succeeding fiscal year), an amount equal to seven times the Adjusted EBT of the Company for such fiscal year; or

                  (C) in the case of a sale of the Option Shares to CREC upon the Exercise of the Put Option at any time after the Availability Date with respect to the financial statements for the fiscal year ending March 31, 2002 or upon the exercise of the Call Option at any time, an amount equal to eight times the Adjusted EBT of the Company for such fiscal year;

                  (ii) the fair market value of all remaining portions of the Additional Businesses as set forth in the Appraisal Report; and

                  (iii) the aggregate amount of the net proceeds received by the Company and its Subsidiaries from any sale or other disposition of all or any part of the properties, assets and operations of the Real Estate Development Business held by the Company as of the date hereof (including the stock of any Subsidiary of the Company engaged in such business).

                  "GAAP" means generally accepted accounting principles as in effect in the United States on the date of the Merger Agreement.

                  "Ghelfi Shareholder Representative" means Al R. Ghelfi or such other Person as is designated from time to time in a written instrument executed by the holders of at least a majority of the outstanding shares of Common Stock held by the Ghelfi Shareholders and delivered to the Company at its address specified in Section 6.7.

                  "Ghelfi Shareholders" means Al R. Ghelfi, Janet M. Ghelfi and Janal Partnership and any Person who acquires shares of Common Stock directly or indirectly from Al R. Ghelfi, Janet M. Ghelfi or Janal Partnership and who has executed a Supplemental Agreement or a Pledgee Agreement which has been approved by the Company as contemplated by Section 2.1(a) or 2.2, as the case may be.

                  "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

                  "Independent Appraiser" means an investment banking firm or firm of independent certified public accountants of national or regional standing and reputation or other qualified expert or appraiser which has not had any material business relationship with CREC, the Company or their respective Subsidiaries or the Ghelfi Shareholders for a period of at least two years.

                  "Intercompany Indebtedness" means all indebtedness owing by the Company or any of its Subsidiaries to CREC or any of its Affiliates (other than the Company and its Subsidiaries) or owing by CREC or any of its Affiliates (other than the Company and its Subsidiaries) to the Company or any of its Subsidiaries.

                  "Intercompany Rate" means the weighted average rate of interest charged from time to time on the outstanding long- and short-term indebtedness of Centex and its Subsidiaries owing to banks and other outside financing sources or evidenced by promissory notes, bonds, debentures or other similar instruments, as calculated by Centex no less frequently than once each calendar week.

                  "Leasing Business" means the business conducted by the Company and its Subsidiaries which relates to the sale and leasing of temporary security storage containers and trailer vans.

                  "Offering Price" means, in the case of a sale or other Transfer for value of any Offered Stock, the amount of cash and the fair market value of any other consideration to be paid for the Offered Stock by the proposed Transferee.

                  "Ownership Change" means, with respect to any Ghelfi Shareholder that is a corporation, partnership or other entity, Al R. Ghelfi or Janet M. Ghelfi (or their Permitted Transferees) ceasing for any reason to (i) have the full and exclusive right to manage, conduct and control the business and activities of such Ghelfi Shareholder or (ii) beneficially own all of the outstanding Capital Stock or equity securities of, or other ownership interests in, such Ghelfi Shareholder.

                  "Permitted Transferee" means (i) in the case of a proposed Transfer by CREC, any Qualified Centex Subsidiary or (ii) in the case of a proposed Transfer by a Ghelfi Shareholder, any person that is a Ghelfi Shareholder named in this Agreement and any spouse or lineal ancestor or descendant of any such Ghelfi Shareholder, any entity the entire equity interest in which is owned by any of the foregoing persons, any Qualified Ghelfi Trust and any executor or administrator of the estate of any of the foregoing persons.

                  "Person" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

                  "Principal Businesses" means (i) the business of designing, manufacturing and selling manufactured housing to be used for residential, recreational or other purposes and (ii) the Additional Businesses.

                  "Prohibited Intercompany Charges" means any secretarial, bookkeeping, reporting, data processing, office, rent and other office expenses, salaries and other compensation expenses and other similar internal administrative, management or other expenses incurred by CREC or its Affiliates in connection with the operations of the Company and its Subsidiaries; provided, however, that such term shall not include any properly allocable costs of premiums and other insurance costs (whether or not they represent out-of-pocket expenses) or out-of-pocket expenses incurred by CREC or its Affiliates which are directly attributable to the operations of the Company or its Subsidiaries and the amount of which is not greater than the amount of the charges that would be incurred by the Company or its Subsidiaries in an arm's-length transaction with an unaffiliated third party.

                  "Put Option Window Period" means a period of 60 days after the Availability Date with respect to the audited financial statements of the Company for the fiscal years ending March 31, 2000, 2001 and 2002 and each even numbered fiscal year thereafter.

                  "Qualified Centex Subsidiary" means a Subsidiary of Centex of which at least 80% of the outstanding Capital Stock or other equity securities are owned, directly or indirectly, by Centex.

                  "Qualified Ghelfi Trust" means any trust of which the sole trustees are persons who are named as Ghelfi Shareholders in this Agreement or any spouse or lineal ancestor or descendant of any such Ghelfi Shareholder and of which the sole beneficiaries are any of the foregoing persons or any charity designated from time to time by the grantors or trustees of such trust.

                  "Real Estate Development Business" means the business conducted by the Company and its Subsidiaries which relates to the development of housing subdivisions and the sale of manufactured, modular and conventional housing units or lots located therein.

                  "Retained Interest Fraction" means a fraction the numerator of which is the number of Option Shares and the denominator of which is the total number of shares of Common Stock that are outstanding as of the date upon which the Put Option or the Call Option, as the case may be, is exercised.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means, with respect to any Person, (i) any corporation or other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person or (ii) any partnership of which such Person or any of its Subsidiaries is a general partner or of which such Person directly or indirectly owns partnership interests which entitle it to receive more than 50% of the distributions made by such partnership.

                  "Supermajority Board Vote" means a vote of directors of the Company representing at least two-thirds of the total number of members of the Board of Directors of the Company; provided, however, that for purposes of this definition, if one or more vacancies is created on the Board of Directors of the Company by reason of the death, resignation or removal of any director, the total number of members of the Board of

Directors shall be deemed to include the number of vacancies so created (until such time as such vacancies are filled in the manner provided in Section 1.1(c)).

                  "Tax Agreement" means the Tax Sharing and Tax Benefit Reimbursement Agreement, dated as of the date hereof, between the Company and CREC in the form attached as Exhibit B hereto.

                  "Transfer" means any sale, transfer, assignment, gift, exchange, pledge, hypothecation, encumbrance or other disposition of any shares of Common Stock, or any interest therein, whether voluntary or involuntary and regardless of the nature or method thereof.

                  "Transferee" means a Person that acquires any shares of Common Stock, or any interest therein, as a result of a Transfer.

                  (b) Each of the terms set forth below has the meaning specified in the provision set forth opposite such term in the following table:

Term                                     Provision
----                                     ---------

Agreement                                Introductory paragraph
Antitrust Division                       Section 2.10
Applicable Amounts                       Section 6.6(a)
Appraisal Report                         Section 2.7
Call Option                              Section 2.6
Capital Project                          Section 3.1
Capital Project Notice                   Section 3.1
Closing                                  Section 2.9
Closing Notice                           Section 2.9
Company                                  Introductory paragraph
Common Stock                             Recitals
CREC                                     Introductory paragraph
CREC Sale Transaction                    Section 2.3(b)
Dispute Notice                           Section 6.6(b)
Disputing Shareholder                    Section 6.6(b)
Excluded Project                         Section 3.2
Excluded Project Expense                 Section 3.2
Excluded Project Income                  Section 3.2
Excluded Project Notice                  Section 3.1
Excluded Project Operations              Section 3.2

FTC                                      Section 2.10
First Refusal Response Notice            Section 2.3(a)
Involuntary Transferor                   Section 2.4
Janal Partnership                        Introductory paragraph
Leasing Business Acquisition             Section 1.5(a)
Leasing Business Acquisition
    Notice                               Section 1.5(a)
Merger                                   Recitals
Merger Agreement                         Recitals
MFH Acquisition                          Recitals
Offered Stock                            Section 2.3(a)
Offeree                                  Section 2.3(a)
Offeror                                  Section 2.3(a)
Offering Notice                          Section 2.3(a)
Option Shares                            Section 2.5
Participation Offer                      Section 2.3(b)
Participation Offer Response
    Notice                               Section 2.3(b)
Pledgee Agreement                        Section 2.2
Purchase Price                           Section 2.8
Purchaser                                Section 2.9
Put Option                               Section 2.5
Seller                                   Section 2.9
Share Purchase                           Section 2.9
Shareholders                             Recitals
Supplemental Agreement                   Section 2.1(a)


                  SECTION 5.2. Certain Accounting Matters. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all accounting determinations contemplated hereby shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the Company's past practices as reflected in the most with the most recent audited financial statements of the Company delivered to CREC prior to the date hereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1. Legend. A copy of this Agreement shall be filed with the permanent records of the Company and shall be kept at all times at the principal place of business of the Company. Each Shareholder agrees, on behalf of itself and its successors and assigns, that all certificates representing shares of Common Stock shall have affixed thereto a legend substantially in the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE, TRANSFER, DISPOSITION, PLEDGE OR HYPOTHECATION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS). THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN A SHAREHOLDERS' AGREEMENT DATED AS OF ________, 1997 AMONG THE COMPANY AND ITS SHAREHOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

                  SECTION 6.2. Termination. This Agreement may be terminated by mutual written consent of the Company, CREC and the Ghelfi Shareholder Representative, and shall terminate automatically upon the Closing of the purchase by CREC or the Ghelfi

Shareholders, as the case may be, of all of the outstanding shares of Common Stock held by the other Shareholders pursuant to Article II.

                  SECTION 6.3. Further Assurances; Frustration of Purposes. The Company and each Shareholder shall do, or cause to be done, such further acts and execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates and other documents as may be reasonably necessary to effectuate and carry out the purposes of this Agreement. No party to this Agreement shall, directly or indirectly, do any act or thing which is intended to frustrate the provisions of this Agreement or prevent the effectuation of the purposes hereof, whether or not such act or thing is expressly prohibited under the terms hereof. Without limiting the generality of the foregoing, the Ghelfi Shareholders shall use their best efforts and take all action within their power to prevent the occurrence of an Ownership Change with respect to any of the Ghelfi Shareholders.

                  SECTION 6.4. Fees and Expenses. Except as expressly provided herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.

                  SECTION 6.5. Certain Reports. The Company shall furnish to each of the Shareholders:

                  (a) as soon as available and in any event within 45 days after the end of each fiscal quarter (including the last) of each fiscal year, (i) the balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal quarter and the related statement of operations of the Company and its consolidated subsidiaries for such quarter and also for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, all prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered, subject to the absence of notes thereto and normal year-end adjustments, (ii) a summary balance sheet and statement of operations relating to all operations of the Company and its consolidated subsidiaries other than the Excluded Projects and (iii) a summary balance sheet and statement of operations relating to each Excluded Project; and

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year, the balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related statement of earnings and statement of cash flows of the Company for such fiscal year, all prepared in accordance with GAAP, applied on a consistent basis throughout the period covered, which financial statements shall be audited by Arthur Andersen, LLP (except to the extent otherwise permitted pursuant to Section 1.4).

                  SECTION 6.6. Determination of Certain Amounts; Dispute Resolution.

                  (a) In any case in which the provisions of this Agreement contemplate or require a determination of (i) the amount of the Purchase Price to be paid in connection with the purchase of any shares of Common Stock (and, if applicable, the amounts of the Consolidated Net Income, Adjusted Consolidated Net Income or Adjusted EBT used in computing such Purchase Price but not the fair market value of the Additional Businesses used in computing the same, which shall be determined in accordance with the provisions of Section 2.7), (ii) the amount of any payments required to be made by the Company or CREC pursuant to
Section 3.3 (and the amounts of Excluded Project Income and Excluded Project Expense used in computing such payments) or (iii) the amount of the Offering Price in the case of a sale or other Transfer of Offered Stock in a transaction that involves the payment of consideration other than cash (collectively, the "Applicable Amounts"), such determination shall initially be made (after consultation with the Company's independent public accountants) by the Board of Directors of the Company (or any officer of the Company designated by the Board of Directors) based on the audited financial statements and other books and records of the Company or such other information as the Board of Directors or such officer shall consider to be relevant. As promptly as practicable after any such determination has been made, the Company shall deliver a written notice (a "Determination Notice") to each of the Shareholders setting forth its determination of the Applicable Amount.

                  (b) A Shareholder (a "Disputing Shareholder") shall be entitled to dispute the determination of any Applicable Amount in accordance with paragraph (a) above if, and only if, such Shareholder delivers a written notice (the "Dispute Notice"), executed by such Shareholder (or, in the case of a Ghelfi Shareholder, by the Ghelfi Shareholder Representative on behalf of such Ghelfi Shareholder), to the Company within 30 days after receipt of the Determination Notice, which Dispute Notice shall describe in reasonable detail the amount and nature of the dispute. The Company and the Disputing Shareholders shall attempt in good faith to resolve any dispute as to the determination of an Applicable Amount. In the event that the Company and the Disputing Shareholders are unable to resolve any such dispute within 30 days after delivery of the Dispute Notice, the items in dispute shall be submitted to an independent accounting firm selected by the parties, whose determination shall be limited to the matters in dispute and shall be final, conclusive and binding on the parties. The parties will cooperate with each other and with said accounting firm and will provide said accounting firm with such information as it may reasonably require. The fees and expenses of said accounting firm shall be borne equally by the Company and the Disputing Shareholders; provided, however, that if said accounting firm resolves all material elements of any dispute pursuant to this
Section 6.6 against either the Company or the Disputing Shareholders, the Company or the Disputing Shareholders, as the case may be, shall bear all fees and expenses of said accounting firm.

                  SECTION 6.7. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 6.7):

           if to the Company:

           MFH Holding Company
           1001 N. Central Avenue
           Eighth Floor
           Phoenix, Arizona 85004
           Facs: (602) 256-6263
           Attention: Al R. Ghelfi

           with copies to (which shall not constitute notice to the Company):

           Osborn Maledon
           2929 North Central Avenue
           Phoenix, Arizona 85012
           Facs: (602) 235-9444
           Attention: William M. Hardin

           if to CREC:

           Centex Real Estate Corporation
           2728 North Harwood
           Dallas, Texas 75201
           Facs: (214) 981-6859
           Attention: David W. Quinn

           with copies to (which shall not constitute notice to CREC):

           Centex Corporation
           2728 North Harwood

           Dallas, Texas 75201
           Facs: (214) 981-6859
           Attention: Laurence E. Hirsch and Raymond G. Smerge

           and

           Baker & Botts, L.L.P.
           2001 Ross Avenue
           Dallas, Texas  75201
           Facs: (214) 953-6503
           Attention: Geoffrey L. Newton

           if to any of the Ghelfi Shareholders:

           Al R. and Janet M. Ghelfi
           Cavco Industries, Inc.
           1001 N. Central Avenue
           Eighth Floor
           Phoenix, Arizona 85004
           Facs: (602) 256-6263

           with copies to (which shall not constitute notice to the Ghelfi Shareholders):

           Osborn Maledon
           2929 North Central Avenue
           Phoenix, Arizona 85012
           Facs: (602) 235-9444
           Attention: William M. Hardin

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 6.7 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

                  SECTION 6.8. Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by the Company, CREC and the Ghelfi Shareholder Representative, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same (or, if the Ghelfi Shareholders are the parties entitled to the benefits thereof, by the Ghelfi Shareholder Representative). Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                  SECTION 6.9. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof. All Exhibits hereto are expressly made a part of this Agreement.

                  SECTION 6.10. Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer any rights, benefits or remedies of any kind or character on any other Person under or by reason of this Agreement). No party may assign this Agreement without the prior written consent of each of the other parties hereto; provided, however, that a party may assign this Agreement to a Permitted Transferee without the consent of any other party, but such assignment shall not relieve a party of any of its obligations hereunder to the extent that such obligations are not performed by the assignee. It is expressly understood and agreed that any attempted or purported assignment by any party of this Agreement in violation of this Section 6.10 shall be null and void.

                  SECTION 6.11. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

                  SECTION 6.12. Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not be in any way impaired thereby.

                  SECTION 6.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and to specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

                  SECTION 6.14. Default Interest. In the event that any amount becomes due and payable by any party in accordance with the express terms of this Agreement but is not paid on the date upon which it becomes due, in addition to any other rights and remedies that may be available as a result of the failure to pay such amount, the party that is entitled to receive such amount shall have the right to recover, for each day from and after the due date and until such amount has been paid, interest thereon at a rate of 10.0% per annum (or such lower rate as shall be the highest rate of interest permitted under applicable law).

                  SECTION 6.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

                            MFH HOLDING COMPANY


                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

                            CENTEX REAL ESTATE CORPORATION


                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________


                            ____________________________________________________
                                                Al R. Ghelfi


                            ____________________________________________________
                                               Janet M. Ghelfi

                            JANAL LIMITED PARTNERSHIP

                            By:   THE 1994 ALSONS TRUST, created
                                  February 9, 1994, general partner



                            By:_________________________________________________
                                           Janet M. Ghelfi,
                                           Independent Trustee


                            By:_________________________________________________
                                           Al R. Ghelfi,
                                           Family Trustee

                            By:   ALFRED AND JANET GHELFI TRUST,
                                  created August 24, 1989, general partner



                            By:_________________________________________________
                                           Al R. Ghelfi,
                                           Trustee


                            By:_________________________________________________
                                           Janet M. Ghelfi,
                                           Trustee

                                                                       EXHIBIT A
                                                               (to SHAREHOLDERS'
                                                                   AGREEMENT)

                                  OPTION SHARES



                                                                       NUMBER
SHAREHOLDERS                                                         OF SHARES
------------                                                         ---------
Al R. Ghelfi and Janet M. Ghelfi                                        773.40

Janal Limited Partnership                                              7061.01
                                                                       -------

                    Total                                              7834.41
                                                                       =======

                                                                       EXHIBIT B
                                                               (to SHAREHOLDERS'
                                                                   AGREEMENT)


                           TAX SHARING AND TAX BENEFIT
                             REIMBURSEMENT AGREEMENT

                  This AGREEMENT, made and entered into as of the ____ day of _________________, 1997, by and between CENTEX CORPORATION, a Nevada corporation ("Centex"), and CAVCO INDUSTRIES, INC., an Arizona corporation ("Cavco").


                              W I T N E S S E T H:


                  WHEREAS, Centex files consolidated federal income tax returns in accordance with the privilege granted by Sections 1501 and 1502 of the Internal Revenue Code of 1986, as amended (the "Code"), and the temporary and final Treasury regulations promulgated thereunder (the "Regulations"), for and on behalf of itself and other "includible corporations" within the meaning of
Section 1504 of the Code which are members of the affiliated group of which Centex is the common parent (the "Group"); and

                  WHEREAS, it is deemed equitable that with respect to each taxable period for which a consolidated return is filed by Centex which includes Cavco, Cavco pay to Centex an amount equal to Cavco's Separate Return Tax Liability hereinafter defined; and

                  WHEREAS, it is deemed equitable that with respect to each taxable period for which a consolidated return is filed by Centex which includes Cavco and in which the Group utilizes a net operating loss or credit of Cavco, Centex shall, in the manner prescribed hereinafter, compensate Cavco therefor in an amount equal to the income tax benefit obtained by Centex as a result of the utilization by the Group of such net operating loss or credit of Cavco; and

                  WHEREAS, it is deemed equitable that in the event that Cavco or its subsidiaries, if any, for any reason becomes disaffiliated from the Group as a result of failing to meet the requirements for inclusion in the Group prescribed by Section 1504 of the Code, the portion of the economic burdens and benefits of tax payments, deficiencies and refunds of the Group which are attributable to the period in which disaffiliation occurs and for prior consolidated return periods in which Cavco or any such subsidiary was included in the Group, are to be allocated to Centex and Cavco as hereinafter provided.

                  NOW, THEREFORE, the parties signatory hereto agree as follows:

                  1. Definitions. For purposes of this Agreement, the following additional definitions shall apply:

                  (a) "Cavco Group" shall mean Cavco and its Subsidiaries, if any.

                  (b) "Subsidiary" of Centex or Cavco, as the context may require, shall mean any corporation that is a member of the Group and that is connected in an unbroken chain of stock ownership satisfying the requirements of
Section 1504(a) of the Code beginning with Centex or Cavco as the case may be.

                  2. Payment of Separate Return Tax Liability by Cavco to
Centex.

                  (a) With respect to each taxable period for which a consolidated, combined or unitary tax return is filed by Centex which includes Cavco, Cavco shall pay to Centex an amount equal to the Separate Return Tax Liability of the Cavco Group, determined in accordance with Section 3 hereof, such payment by Cavco, including installments of estimated tax payments, to be made to Centex at least five (5) business days prior to the due dates thereof (such due dates being determined as if the Cavco Group were required to file a separate consolidated or unitary tax return reflecting its Separate Return Tax Liability for the taxable period), whether or not the Group is obligated to pay a tax liability for the applicable period. The amount and due dates of estimated tax payments to be made by Cavco to Centex shall be determined by Centex, but shall not be, in the aggregate, less than the Cavco Group's Separate Return Tax Liability for the immediately preceding taxable period.

                  (b) The parties hereto acknowledge that any payment under this
Section 2 is the payment of a tax obligation by Cavco and shall be taken into account in determining the earnings and profits of Cavco and Centex's basis in Cavco's stock in the hands of Centex, subject to the applicable provisions of Sections 1552 and 312(h) of the Code and Sections 1.312-10, 1.1552-1, 1.1502-32,
and 1.1502-33 of the Regulations.

                  3. Determination of Separate Return Tax Liability. For each taxable period during which Cavco is a member of the Group, the Separate Return Tax Liability of the Cavco Group shall mean the hypothetical federal, state or local income tax liability (computed without regard to any consolidated credit, capital loss or net operating loss deduction allocated under the Regulations under Section 1502 of the Code to one or more members of the Cavco Group, to the extent that (i) such credit or loss becomes allocable as a carryover for the first taxable year of the Cavco Group beginning on or after the date on which Cavco becomes disaffiliated from the Group or (ii) such credit or loss has previously been taken into account in determining the tax sharing obligations of any member or members of the Cavco Group for any prior taxable period under this Agreement or any other tax sharing agreement or arrangement previously in effect), determined as if the Cavco Group had filed a separate consolidated, unitary or combined income tax return for the applicable period and its income were taxable at the rates that would have been applicable for such period. If the computation of the Separate Return Tax Liability of the Cavco Group pursuant to this Section 3 for a taxable period does not result in positive tax liability, then for purposes of Section 2 hereof the Separate Return Tax Liability of the Cavco Group shall be deemed to be zero, and any net operating loss of the Cavco Group for such period shall be taken into account only as otherwise provided herein. The determination of the Separate Return Tax Liability of the Cavco Group shall be made by Centex and such determination shall be conclusive for purposes hereof.

                  4. Compensation for Use of Tax Attributes of Cavco. If the Cavco Group is entitled to a tax credit or would incur a capital or net operating loss during a taxable period if it filed a separate consolidated return for such period, or would, if it filed a separate consolidated, combined or unitary return for all periods covered by this Agreement computed as described in section 3, be entitled to a credit or a capital or net operating loss deduction with respect to capital losses, net operating losses or credits carried forward or back to such period (exclusive of capital losses, net operating losses or credits for which the Cavco Group has previously received compensation for use of such items under this Agreement), and if it is determined by Centex that such credit, capital loss, net operating loss or deduction will be utilized by Centex in filing its consolidated, combined or unitary income tax return for the current taxable period or for any previous period and that such credit, capital loss, net operating loss or deduction will provide a tax benefit in any such period, Centex shall credit against the Separate Return Tax Liability owed by Cavco to Centex pursuant to this Agreement for the current taxable period an amount equal to the net tax benefit which Centex, in its sole judgement, determines the Group will obtain. Centex shall apply such credit against the Separate Return Tax Liability of the Cavco Group as provided above with respect to any taxable period as of the first installment date for such year. Centex shall have the right to adjust, as of the last day of succeeding quarters the amount credited pursuant to this Section 4 based upon the determination of Centex that the amount credited in preceding quarters was incorrect. To the extent that the amount creditable pursuant to the preceding terms of this Section 4 exceed the creditable tax liability of Cavco (hereinafter the " Excess Credit"), Centex shall pay to Cavco, in cash, at the time the aforesaid credit would have been applied, an amount equal to the Excess Credit.

                  5. Tax Liability of Cavco in the Event of Disaffiliation. In the event that Cavco or another member of the Cavco Group becomes disaffiliated from the Group for any reason, Cavco shall remain liable under this Agreement for the tax liability of the Group for the taxable period during which disaffiliation occurs and for prior taxable periods in which Cavco or the other affected member, as the case may be, was a member of the Group and this Agreement was effective. Cavco shall be required to pay Centex only those amounts for the period of disaffiliation that are determined pursuant to Sections 2, 3 and 4 hereof. Payment of such tax liability by Cavco shall be made to Centex at least five (5) business days prior to the due date of the applicable tax return. Moreover, should a tax controversy with the Internal Revenue Service or any state or local taxing authority ultimately result in assessment of a tax deficiency against the Group for years in which Cavco was affiliated with such Group, Cavco shall remain liable for Cavco's portion of such tax deficiency determined pursuant to Sections 2, 3 and 4 hereof, plus interest and penalties as provided in Section 8, if any.

                  6. Payment of Tax Refunds to Cavco. If, after the disaffiliation of Cavco from the Group, Centex receives from the Internal Revenue Service or any state or local taxing authority any refund of tax (and interest, if any) paid by the Group, any amount of which in the sole judgment of Centex should be regarded as a refund of amounts paid by Cavco pursuant to
Section 2 or 4 hereof, such amount shall be paid by Centex to Cavco within sixty
(60) business days after receipt.

                  7. Indemnity. In the event Cavco is required to pay to the Internal Revenue Service or any state or local taxing authority tax liability in excess of its Separate Return Tax Liability determined pursuant to Section 3 hereof, Cavco shall be entitled to reimbursement within sixty (60) business days of such payment by Centex. In the event Centex is required to pay to the Internal Revenue Service or any state or local taxing authority additional taxes due to the disallowance of all or part of any item utilized by Centex and for which Cavco received credit against amounts due from Cavco hereunder as provided in Section 4 hereof (or if Centex would have been so required to pay the Internal Revenue Service or any state or local taxing authority but for other adjustments), Cavco shall pay to Centex the amount of such additional tax paid by Centex (or which Centex would have been required to pay but for other adjustments); provided, however, the amount so paid by Cavco to Centex shall not exceed the cumulative payments made by Centex to Cavco pursuant to Section 4 hereof with respect to such item (except as provided in Section 8 below).

                  8. Payment of Interest, Penalties and Expenses. Interest, penalties and expenses incurred by Centex in connection with the amendment of any consolidated, combined or unitary tax return, and/or the examination of any consolidated, combined or unitary return by the Internal Revenue Service or any state or local taxing authority or subsequent administrative or judicial proceedings, shall be borne equitably by those parties whose tax liability may be affected by such amendment, examination or subsequent proceedings. No interest shall be charged to Centex or Cavco in connection with any allocation under this Agreement, however, unless interest is payable to the Internal Revenue Service or any state or local taxing authority or to another member of the Group as a result of any tax allocation.

                  9. Centex as Agent.

                  (a) Centex, as agent for the members of the Group, shall have full authority to prepare and file the Group's consolidated, combined or unitary tax return, to pay any tax liability shown thereon, and to represent the Group in connection with the examination of any such return by the Internal Revenue Service or any state or local taxing authority and in the resolution of disputes regarding any consolidated, combined or unitary tax liability. Centex shall consult in good faith with Cavco on all matters that are the subject of this Agreement affecting Cavco.

                  (b) Cavco shall provide Centex with the data necessary for the proper and timely filing of all federal, state and local tax returns and forms. In the event Cavco fails to provide data in proper form and within sufficient time to permit the timely filing of any such tax return, any penalties or interest assessed against the Group by reason of a delay in filing such tax return shall be payable by Cavco. If Cavco provides data in proper form and within sufficient time to permit the timely filing of a particular tax return, any penalties or interest assessed against the Group by reason of a delay in filing such return shall not be payable by Cavco. Any and all such data shall be confidential and may be disclosed by Centex to third parties only to the extent Centex, in the exercise of its reasonable business judgment, determines such disclosure is necessary or appropriate to comply with its obligations under applicable federal, state or local taxing provisions.

                  (c) The agency power of Centex, as described in this section, shall extend to all periods during which Cavco or any member of the Cavco Group is a member of the Group, and, in the event of Cavco's disaffiliation, Centex shall retain the sole power to make or change on behalf of Cavco any election or other decision affecting tax liabilities for such periods that Cavco was affiliated with the Group under the provisions of the Code providing for elections.

                  10. State or Local Income or Excise Tax Returns. Centex shall have the responsibility and authority to file in any state or local consolidated, combined or unitary income, franchise and excise tax returns on behalf of the Group and to allocate state or local income, franchise or excise tax liabilities among the members of the Group in an equitable manner.

                  11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Centex and Cavco and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights or interest hereunder, shall be assignable by any such corporation without the prior written consent of Centex.

                  12. Application of Agreement. This Agreement shall be applicable to the first taxable period of the Group during which Cavco is a member thereof, and to each taxable period thereafter, so long as a consolidated federal income tax return is filed by Centex which includes Cavco.

                  13. Allocation Among Cavco and Its Included Subsidiaries. Nothing herein shall be deemed to preclude or require any allocation of the Separate Return Tax Liability of Cavco among or between Cavco and its Subsidiaries, if any.

                  14. Modifications. This Agreement may be modified or amended only pursuant to an instrument in writing executed by all the parties signatory hereto.

                  15. Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the allocation of the consolidated federal income tax liability of the Group between or among the parties.

                  16. Applicable Law. This Agreement shall constitute a contract governed and construed in accordance with the laws of the State of Texas.

                  17. Headings. The headings used in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of any provision hereof.

                  18. Copies. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, but all of which shall together constitute one Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed and the corporate seals affixed hereto as of the date first above written.

                                  CENTEX CORPORATION



                                  By:__________________________________________




                                  CAVCO INDUSTRIES, INC.



                                  By:__________________________________________

                                                                       EXHIBIT E
                                                               (to AGREEMENT and
                                                                PLAN OF MERGER)


                                 FORM OF OPINION
                                       OF
                                 OSBORN MALEDON

                  The opinion of Osborn Maledon to be delivered pursuant to
Section 7.2(d) of the Agreement and Plan of Merger, dated as of December 4, 1996 (the "Merger Agreement"), among CREC, the Holding Company, the Merger Subsidiary, the Company and the Shareholder Parties shall be substantially to the effect set forth below. Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement.

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  2. To the knowledge of such counsel, the only Subsidiaries of the Company are the corporations and limited liability companies identified in
Schedule 3.8(a) to the Merger Agreement.

                  3. Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  4. To the knowledge of such counsel, the Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities or the character of the properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  5. To the knowledge of such counsel, each Subsidiary of the Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities or the character of the properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  6. The Company has all requisite corporate power and authority to enter into and perform its obligations under the Merger Agreement and the Shareholders' Agreement (collectively, the "Agreements") and to consummate the transactions contemplated thereby. The execution and delivery by the Company of the Agreements have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or shareholder actions on the part of or with respect to the Company are necessary to authorize the Agreements, the performance by the Company of its obligations thereunder or the consummation by the Company of the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof.

                  7. Each Shareholder Party has all necessary power and authority to enter into and perform its obligations under the Agreements and to consummate the transactions contemplated thereby. In the case of any Shareholder Party that is a partnership, the execution and delivery of the Agreements by such Shareholder Party have been duly and validly authorized by all necessary partnership action on the part of such Shareholder Party and all necessary action on the part of its partners, and no other proceedings or actions on the part of or with respect to such Shareholder Party or its partners are necessary to authorize the Agreements, the performance by such Shareholder Party of its obligations thereunder or the consummation by it of the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by the Shareholder Parties and constitutes a legal, valid and binding obligation of each of them, enforceable against each of the Shareholder Parties in accordance with the terms thereof.

                  8. The execution and delivery by the Company of the Agreements, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Company or any of its Subsidiaries; (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document known to such counsel to which the Company or any of its Subsidiaries is a party or by which their respective properties or assets are bound; (iii) conflict with, or result in any violation of, (A) any Arizona State law, statute, rule or regulation, (B) any federal law, statute, rule or regulation of general application or (C) any other law, ordinance, statute, rule or regulation of any

Governmental Authority known to such counsel, in each case that is applicable to the Company or any of its Subsidiaries or their respective properties or assets;
(iv) conflict with, or result in any violation of, any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority known to such counsel to which the Company or any of its Subsidiaries or their respective properties or assets are subject or (v) to the knowledge of such counsel, result in the creation of, or impose on the Company or any of its Subsidiaries the obligation to create, any Lien upon the properties or assets of the Company.

                  9. The execution and delivery by the Shareholder Parties of the Agreements, the performance by them of their obligations thereunder and the consummation by them of the transactions contemplated thereby will not (i) in the case of any Shareholder Party that is a partnership, result in any violation or breach of any provision of the partnership agreement of such Shareholder Party or the Charter, Bylaws or other constitutive instruments of any of its partners, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document known to such counsel to which any of the Shareholder Parties is a party or by which its properties or assets are bound, (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority that is applicable to any of the Shareholder Parties or their respective properties or assets; or (iv) conflict with, or result in any violation of, any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority known to such counsel to which any of the Shareholder Parties or their respective properties or assets are subject.

                  10. There is no requirement applicable to the Company to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Company of the Agreements, the due performance by it of its obligations thereunder or the consummation by it of the transactions contemplated thereby, except for any Consent or filing that has been made or obtained prior to the date hereof.

                  11. There is no requirement applicable to any of the Shareholder Parties to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Shareholder Parties of the Agreements, the due performance by them of their obligations thereunder or the lawful consummation by them of the transactions contemplated thereby, except for any

Consent or filing that has been made or obtained prior to the date hereof.

                  12. Without limiting the generality of the opinions set forth in paragraphs 10 and 11 above, neither the Arizona Control Share Acquisition Statute nor the Arizona Business Combination Statute prohibits, restrains or restricts any of the transactions contemplated by the Agreements. Such counsel may set forth an explanation of its reasoning in arriving at the opinion set forth in this paragraph 12.

                  13. As of the date hereof, the authorized capital stock of the Company consists of 8,000,000 shares of Company Common Stock. To the knowledge of such counsel, as of the date hereof, the outstanding capital stock of the Company consists of 3,561,093 shares of Company Common Stock, and there are no shares of Company Common Stock held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company have been issued in violation of, or subject to, any preemptive rights or rights of subscription arising by law or pursuant to the Charter or Bylaws of the Company or under any Contract or other instrument known to such counsel to which the Company is a party or by which it is bound.

                  14. To the knowledge of such counsel, except as set forth in
Schedule 3.7 to the Merger Agreement, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company is obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose.

                  15. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company, directly or indirectly, free and clear of all Encumbrances. None of the issued and outstanding shares of capital stock of any Subsidiary of the Company have been issued in violation of, or subject to, any preemptive rights or rights of subscription arising by law or pursuant to the Charter or Bylaws of such Subsidiary or under any Contract or other instrument known to such counsel to which the Company or such Subsidiary is a party or by which either of them is bound.

                  16. To the knowledge of such counsel, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company or any of its Subsidiaries is obligated to issue or sell any issued or unissued shares of capital stock or other equity securities of any Subsidiary of the Company or to purchase or redeem any shares of capital stock or other equity securities of any Subsidiary of the Company or make any other payments in respect thereof, and there are no shares of capital stock or other equity securities of any Subsidiary of the Company reserved for issuance for any purpose.

                  17. Upon filing of the Merger Agreement (or a plan of merger summarizing certain of the principal terms thereof) and the Articles of Merger with the Arizona Commission pursuant to Section 1105 of the Arizona Act, the Merger will become effective under the laws, rules and regulations of the State of Arizona in accordance with the Merger Agreement, and the effect thereof will be as set forth in Section 1106 of the Arizona Act. Such counsel may note in its opinion that, within 60 days after such filing, a copy of the Articles of Merger must be published, and within 90 days after such filing, an affidavit evidencing such publication shall be filed with the Arizona Commission, pursuant to Section 1105 of the Arizona Act.

                  18. To the knowledge of such counsel, except as set forth in
Schedule 3.15 to the Merger Agreement, there is no action, suit, inquiry, investigation or other proceeding pending or threatened against the Company or any of its Subsidiaries, or to which any of their respective properties or assets is subject, in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) could prevent, impede or otherwise affect the transactions contemplated by the Agreements.

                  19. All descriptions in the Proxy Statement and Schedule 13E-3 of any statutes, rules or regulations applicable to the Company or any of its Subsidiaries or any legal or governmental proceedings to which the Company or any of its Subsidiaries is or is threatened to be made a party are accurate, and fairly present, in all material respects the information required to be set forth therein pursuant to the applicable requirements of the Exchange Act.

                  20. Such counsel have reviewed all Contracts, instruments or documents referred to in the Proxy Statement and the Schedule 13E-3 to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and the statements in the Proxy Statement and Schedule 13E-3 relating to such Contracts, instruments or documents are accurate and fairly present in all material respects the information required to be set forth therein pursuant to the applicable requirements of the Exchange Act. Such counsel shall also state that they do not know of any Contracts, instruments or documents to which the Company or any of its Subsidiaries is a party or by which any of them is bound that (i) are required to be described in the Proxy Statement or the Schedule 13E-3 which are not so described or (ii) are required to be filed as exhibits to the Schedule 13E-3 which have not be so filed.

                  Such counsel shall also state that they have participated in the preparation of the Proxy Statement and the Schedule 13E-3, have participated in conferences with representatives of the Company, CREC, the independent public accountants for the Company and counsel for CREC, at which conferences the contents of the Proxy Statement and the Schedule 13E-3 and related matters were discussed and have advised the Company as to the requirements of the Exchange Act applicable to (i) the solicitation of proxies from the holders of Company Common Stock in connection with the approval and adoption of the Merger Agreement, and (ii) the transactions that are the subject of the Schedule 13E-3. On the basis of the information that such counsel has gained in the course of the performance of the aforementioned services, considered in the light of their understanding of the applicable law (including the requirements of Schedule 14A and Rule 13e-3) and the experience such counsel has gained through their practice under the Exchange Act, such counsel shall further state that it is their opinion that the Proxy Statement and the Schedule 13E-3 (other than the financial statements, schedules or other financial information included or incorporated by reference therein, as to which such counsel need not express an opinion), (i) at the time the Proxy Statement was mailed to the holders of Company Common Stock (the "Time of Mailing") and (ii) at the date hereof, complied or complies as to form with the applicable requirements of the Exchange Act. Furthermore, although such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement or the Schedule 13E-3, such counsel shall state that nothing came to their attention in the course of the performance of the aforementioned services that leads such counsel to believe that the Proxy Statement or the Schedule 13E-3 (other than the financial statements, schedules or other financial information included or incorporated by reference therein, as to which such counsel need not comment), at (i) the Time of Mailing or (ii) at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  In rendering the opinions set forth above, such counsel shall be entitled to state that said opinions are subject to the following assumptions, qualifications, limitations and exceptions:

                  A. The opinions set forth above that relate to the enforceability of the Agreements and the Employment Agreements are subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, receivership, liquidation, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) the requirement that the parties to such agreements act in good faith in connection with the performance of their obligations thereunder.

                  B. Insofar as the opinions set forth above relate to the enforceability of the Agreements, such counsel have assumed that (i) CREC has all requisite power and authority to enter into and perform its obligations under the Agreements to which it is a party (the "Applicable Agreements"); (ii) the execution and delivery by CREC of the Applicable Agreements, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of CREC; (iii) the Applicable Agreements have been duly executed and delivered by CREC; (iv) the Applicable Agreements constitute legal, valid, and binding obligations of CREC, enforceable against CREC in accordance with the terms thereof; and (v) CREC shall not be in breach in any material respect in the performance of its obligations under the Agreements.

                  In addition, such counsel shall be permitted to state that such counsel expresses no opinion as to matters governed by any law other than the laws of the State of Arizona and the federal laws of the United States of America of general application. Without limiting the generality of the foregoing, to the extent that the Agreements expressly provide that they are to be governed by the laws of the State of Texas, such counsel shall be entitled to assume that the laws of the State of Texas are in all respects identical to the laws of the State of Arizona.

                  Such counsel shall be permitted to rely on the opinions of Messrs. James S. Freedman, Esq. and Alfred Olsen, Esq. with respect to the opinions set forth above to the extent heretofore agreed by the parties. Such counsel shall state that it believes that such opinions are satisfactory in form and that CREC is justified in relying on such opinions.

                                                                       EXHIBIT F
                                                              (to AGREEMENT and
                                                                PLAN OF MERGER)

                                 FORM OF OPINION
                                       OF
                                RAYMOND G. SMERGE

                  The opinion of Raymond G. Smerge, Vice President, General Counsel and Secretary of CREC, to be delivered pursuant to Section 7.3(d) of the Agreement and Plan of Merger, dated as of December 4, 1996, (the "Merger Agreement"), among CREC, the Holding Company, the Merger Subsidiary, the Company and the Shareholder Parties, shall be substantially to the effect set forth below. Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement.

                  1. CREC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

                  2. CREC has all requisite corporate power and authority to enter into and perform its obligations under the Merger Agreement and the Shareholders' Agreement (collectively, the "Agreements"). The execution and delivery by CREC of the Agreements, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of CREC, and no other corporate proceedings or shareholder actions on the part of or with respect to CREC are necessary to authorize the Agreements, the performance by CREC of its obligations thereunder or the consummation by CREC of the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by CREC and constitutes a legal, valid and binding obligation of CREC, enforceable against it in accordance with the terms thereof.

                  3. The execution and delivery by CREC of the Agreements, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of CREC, (ii) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document known to such counsel to which CREC is a party or by which its properties or assets are bound, (iii) conflict with, or result in a violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority which is applicable to CREC or its properties or assets or (iv) conflict with, or result in any violation of, any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority known to such counsel to which CREC or its properties or assets are subject.

                  4. There is no requirement applicable to CREC to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by CREC of the Agreements, the due performance by it of its obligations thereunder or the consummation by it of the transactions contemplated thereby, except for any Consent or filing that has been made or obtained prior to the date hereof.

                  5. To the knowledge of such counsel, there is no action, suit, inquiry, investigation or other proceeding pending or threatened against CREC, or to which its properties or assets is subject, in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority which seeks to enjoin or prevent the consummation of the transactions contemplated by the Agreements.

                  In rendering the opinions set forth above, such counsel shall be entitled to state that said opinions are subject to the following assumptions, qualifications, limitations and exceptions:

                  A. The opinions set forth above that relate to the enforceability of the Agreements are subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, receivership, liquidation, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) the requirement that the parties thereto act in good faith in connection with the performance of their obligations thereunder.

                  B. Insofar as the opinions set forth above relate to the enforceability of the Agreements, such counsel has assumed that (i) the Company and the Shareholder Parties have all requisite power and authority to enter into and perform their respective obligations under the Agreements; (ii) the execution and delivery by the Company and the Shareholder Parties of the Agreements, the performance by them of their respective obligations thereunder and the consummation by them of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Company and the Shareholder Parties; (iii) the Agreements have been duly executed and delivered by the Company and the Shareholder Parties; (iv) the Agreements constitute legal, valid and binding obligations of the Company and the Shareholder Parties, enforceable against the Company and the Shareholder Parties in accordance with the terms thereof; and (v) the Company and the Shareholder Parties shall not be in breach in any material respect in the performance of their obligations under the Agreements.

                  In addition, such counsel shall be entitled to state that such counsel expresses no opinion as to matters governed by any law other than the laws of the States of Nevada and Texas and the federal laws of the United States of America of general application. Without limiting the generality of the foregoing, to the extent that the Agreements expressly provide that they are to be governed by the laws of the State of Arizona, such counsel shall be entitled to assume that the laws of the State of Arizona are in all respects identical to the laws of the State of Texas.